ANZ Tower 161 Castlereagh Street Sydney NSW 2000 Australia GPO Box 4227 Sydney NSW 2001 Australia T +61 2 9225 5000 F +61 2 9322 4000 herbertsmithfreehills.com DX 361 Sydney Deed Scheme implementation deed Coca-Cola Amatil Limited Coca-Cola European Partners plc CCEP Australia Pty Ltd

Scheme implementation deed Contents 1 Contents Table of contents 1 Definitions and interpretation 2 1.1 Definitions ............................................................................................................ 2 1.2 Interpretation ........................................................................................................ 2 1.3 Deed components ................................................................................................ 2 1.4 Knowledge, belief or awareness .......................................................................... 2 2 Agreement to proceed with the Transaction 2 3 Conditions Precedent and pre-implementation steps 3 3.1 Conditions Precedent .......................................................................................... 3 3.2 Satisfaction of conditions ..................................................................................... 4 3.3 Waiver of Conditions Precedent .......................................................................... 6 3.4 Termination on failure of Condition Precedent .................................................... 7 3.5 Certain notices relating to Conditions Precedent ................................................ 8 4 Transaction steps 9 4.1 Scheme ................................................................................................................ 9 4.2 No amendment to the Scheme without consent .................................................. 9 4.3 Scheme Consideration ........................................................................................ 9 4.4 Amatil 2H 2020 Dividend and other Amatil Permitted Dividends ...................... 10 4.5 Provision of Amatil Share register ..................................................................... 10 4.6 Amatil Equity Incentives ..................................................................................... 11 5 Implementation 11 5.1 Timetable ........................................................................................................... 11 5.2 Amatil’s obligations ............................................................................................ 11 5.3 CCEP’s obligations ............................................................................................ 15 5.4 Conduct of business .......................................................................................... 16 5.5 Transaction Implementation Committee ............................................................ 18 5.6 Change of control............................................................................................... 20 5.7 Non-solicit .......................................................................................................... 21 5.8 TCCC relevant agreements ............................................................................... 21 5.9 Debt financing arrangements ............................................................................. 22 5.10 Financing cooperation ....................................................................................... 23 5.11 Appointment of directors .................................................................................... 25 5.12 Amatil Related Party Committee and Amatil Group Managing Director recommendation ................................................................................................ 25 5.13 Conduct of Court proceedings ........................................................................... 26 5.14 Scheme Booklet content and responsibility statements .................................... 26 5.15 Access to information and management ........................................................... 27 5.16 Escalation procedure ......................................................................................... 29 6 Representations and warranties 29 6.1 CCEP’s representations and warranties ............................................................ 29

HERBERT SMITH FREEHILLS

Contents

	6.2	CCEP's indemnity	30
	6.3	Amatil's representations and warranties	30
	6.4	Amatil's indemnity	30
	6.5	Qualifications on Amatil's representations, warranties and indemnities	30
	6.6	Survival of representations and warranties	31
	6.7	Survival of indemnities	31
	6.8	Timing of representations and warranties	31
	6.9	No representation or reliance	31
7	**Releases**		**32**
	7.1	Amatil and Amatil directors and officers	32
	7.2	CCEP and CCEP directors and officers	32
	7.3	Deeds of indemnity and insurance	33
8	**Public announcement**		**34**
	8.1	Announcement of the Transaction	34
	8.2	Public announcements	34
	8.3	Required disclosure	34
9	**Confidentiality**		**34**
10	**No talk**		**35**
	10.1	No talk obligation	35
	10.2	Fiduciary exception	35
	10.3	Compliance with law	35
	10.4	Usual provision of information	35
11	**Reimbursement Fee**		**36**
	11.1	Background to Reimbursement Fee	36
	11.2	Reimbursement Fee triggers	36
	11.3	Payment of Reimbursement Fee	37
	11.4	Basis of Reimbursement Fee	37
	11.5	Compliance with law	38
	11.6	Reimbursement Fee payable only once	38
	11.7	Other Claims	38
	11.8	No Reimbursement Fee in certain circumstances	38
12	**Termination**		**39**
	12.1	Termination	39
	12.2	Termination for breach of representations and warranties	40
	12.3	Effect of termination	41
	12.4	Termination	41
	12.5	No other termination	41
13	**Duty, costs and expenses**		**41**
	13.1	Stamp duty	41
	13.2	Costs and expenses	42

Scheme implementation deed Contents 2

Contents Scheme implementation deed Contents 3 14 GST 42 15 Notices 43 15.1 Form of Notice ................................................................................................... 43 15.2 How Notice must be given and when Notice is received ................................... 43 15.3 Notice must not be given by electronic communication..................................... 44 16 General 44 16.1 Governing law and jurisdiction ........................................................................... 44 16.2 Service of process ............................................................................................. 44 16.3 No merger .......................................................................................................... 44 16.4 Invalidity and enforceability ................................................................................ 44 16.5 Waiver ................................................................................................................ 45 16.6 Variation ............................................................................................................. 45 16.7 Assignment of rights .......................................................................................... 45 16.8 No third party beneficiary ................................................................................... 45 16.9 Further action to be taken at each party’s own expense ................................... 45 16.10 Entire agreement ............................................................................................... 45 16.11 Counterparts ...................................................................................................... 46 16.12 Relationship of the parties ................................................................................. 46 16.13 Remedies cumulative ........................................................................................ 46 16.14 Exercise of rights ............................................................................................... 46 17 Guarantee 46 17.1 Guarantee and indemnity .................................................................................. 46 17.2 Extent of guarantee and indemnity .................................................................... 47 17.3 Principal and independent obligation ................................................................. 47 17.4 Continuing guarantee and indemnity ................................................................. 47 17.5 No withholdings .................................................................................................. 47 17.6 Currency ............................................................................................................ 48 17.7 No set off ............................................................................................................ 48 Schedules Schedule 1 Notice details 50 Schedule 2 Definitions and interpretation 51 Schedule 3 CCEP Representations and Warranties 71

Contents Scheme implementation deed Contents 4 Schedule 4 Amatil Representations and Warranties 75 Schedule 5 Capital structure 77 Signing page 78 Attachment 1 Indicative Timetable Attachment 2 Scheme of arrangement Attachment 3 Deed poll Attachment 4 Conditions Precedent certificate Herbert Smith Freehills owns the copyright in this document and using it without permission is strictly prohibited.

Scheme implementation deed page 1 Scheme implementation deed Date ► 4 November 2020 Between the parties Amatil Coca-Cola Amatil Limited ACN 004 139 397 of Level 13, 40 Mount Street, North Sydney, NSW 2060 CCEP Coca-Cola European Partners plc Registered in England and Wales under number 09717350 of Pemberton House, Bakers Road, Uxbridge, UB8 1EZ, United Kingdom CCEP Sub CCEP Australia Pty Ltd ACN 645 548 634 of c/ Level 17, 8-12 Chifley Square, Sydney NSW 2000 Recitals 1 The parties have agreed that CCEP Sub will acquire all of the ordinary shares in Amatil (other than the TCCC Shares) by means of a scheme of arrangement under Part 5.1 of the Corporations Act between Amatil and the Scheme Shareholders. 2 The parties have agreed to implement the scheme of arrangement on the terms and conditions of this deed. This deed witnesses as follows:

Scheme implementation deed page 2 1 Definitions and interpretation 1.1 Definitions The meanings of the terms used in this deed are set out in Schedule 2. 1.2 Interpretation Schedule 2 contains the interpretation rules for this deed. 1.3 Deed components This deed includes any schedule. 1.4 Knowledge, belief or awareness (a) In this deed, in relation to a reference to the knowledge, belief or awareness of: (1) Amatil or an Amatil Group Member’s knowledge, belief or awareness is limited to the actual knowledge, belief or awareness of the persons agreed between the parties in writing as at the date of this deed for this purpose and the knowledge, belief or awareness of any other person will not be imputed to Amatil nor any other Amatil Group Member (except to the extent referred to in this clause 1.4(a)(1)); and (2) CCEP or a CCEP Group Member’s knowledge, belief or awareness is limited to the actual knowledge, belief or awareness of the persons agreed between the parties in writing as at the date of this deed for this purpose and the knowledge, belief or awareness of any other person will not be imputed to CCEP nor any other CCEP Group Member (except to the extent referred to in this clause 1.4(a)(2)) (b) Without limiting clause 7, none of the persons referred to in clause 1.4(a) as being agreed between the parties in writing will bear any personal liability in respect of the Amatil Representations and Warranties, the CCEP Representations and Warranties or otherwise under this deed, except where such person has engaged in wilful misconduct, wilful concealment or fraud. 2 Agreement to proceed with the Transaction (a) Amatil agrees to propose the Scheme on and subject to the terms and conditions of this deed. (b) CCEP and CCEP Sub agree to assist Amatil to propose the Scheme on and subject to the terms and conditions of this deed. (c) The parties agree to implement the Scheme on and subject to the terms and conditions of this deed.

Scheme implementation deed page 3 3 Conditions Precedent and pre-implementation steps 3.1 Conditions Precedent Subject to this clause 3, the Scheme will not become Effective, and the respective obligations of the parties in relation to the implementation of the Scheme are not binding, until each of the following Conditions Precedent is satisfied or waived to the extent and in the manner set out in this clause 3. (a) Regulatory Approvals: before 5.00pm on the Business Day before the Second Court Date: (1) FIRB: one of the following has occurred: (A) CCEP has received written notice under the Foreign Acquisitions and Takeovers Act 1975 (Cth) (FATA), by or on behalf of the Treasurer of the Commonwealth of Australia (Treasurer), advising that the Commonwealth Government has no objections to the Transaction, either unconditionally or on terms that CCEP reasonably considers to be acceptable (subject to clause 3.2(d)(10)); (B) the Treasurer becomes precluded by the passage of time from making an order or decision under Part 3 of the FATA in relation to the Transaction and the Transaction is not prohibited by section 82 of the FATA; or (C) where an interim order is made under section 68 of the FATA in respect of the Transaction, the subsequent period for making an order or decision under Part 3 of the FATA elapses without the Treasurer making such an order or decision; and (2) OIO: CCEP has received all approvals or consents required under the Overseas Investment Act 2005 (NZ) for the implementation of the Scheme either unconditionally or on conditions that CCEP reasonably considers to be acceptable (subject to clause 3.2(d)(10)) and such approvals or consents have not been withdrawn, suspended or revoked before 8.00am on the Second Court Date; (b) Shareholder approval: Amatil Shareholders (other than Excluded Shareholders) agree to the Scheme at the Scheme Meeting by the requisite majorities under subparagraph 411(4)(a)(ii) of the Corporations Act; (c) Independent Expert: the Independent Expert: (1) issues an Independent Expert’s Report which concludes that the Scheme is fair and reasonable and in the best interests of Amatil Shareholders (other than Excluded Shareholders) before the time when the Scheme Booklet is registered by ASIC; and (2) does not change its conclusion or withdraw its Independent Expert’s Report before 8.00am on the Second Court Date; (d) Court approval: the Court approves the Scheme in accordance with paragraph 411(4)(b) of the Corporations Act; (e) Restraints: no permanent law, rule, regulation, restraining order, injunction or other order (which is final and cannot be appealed or reviewed) that would prevent or delay the Scheme made by an Australian court of competent

Scheme implementation deed page 4 jurisdiction or Australian Government Agency on the application of an Australian Government Agency is in effect at 8.00am on the Second Court Date; (f) No Amatil Material Adverse Change: no Amatil Material Adverse Change occurs between (and including) the date of this deed and 8.00am on the Second Court Date (subject to clause 3.2(c)); and (g) No Amatil Prescribed Occurrence: no Amatil Prescribed Occurrence occurs between (and including) the date of this deed and 8.00am on the Second Court Date (subject to clause 3.2(c)). 3.2 Satisfaction of conditions (a) Amatil must, to the extent it is within its power to do so, use its best endeavours to procure that each of the Conditions Precedent in clauses 3.1(b), 3.1(c), 3.1(d), 3.1(f) and 3.1(g) are satisfied as soon as practicable after the date of this deed and continue to be satisfied at all times until the last time that the relevant clause provides that such Condition Precedent is to be satisfied. (b) Each party must, to the extent it is within its respective power to do so, use its best endeavours to procure that: (1) the Condition Precedent in clause 3.1(a) is satisfied as soon as practicable after the date of this deed and continue to be satisfied at all times until the last time that the relevant clause provides that such Condition Precedent is to be satisfied; (2) the Condition Precedent in clause 3.1(e) is not triggered; and (3) there is no occurrence within its control or the control of any of its Subsidiaries that would prevent any of the Conditions Precedent in clause 3.1 being or remaining satisfied. (c) In respect of the Conditions Precedent in clauses 3.1(f) (No Amatil Material Adverse Change) and 3.1(g) (No Amatil Prescribed Occurrence), if: (1) an Amatil Material Adverse Change occurs between (and including) the date of this deed and 8.00am on the Second Court Date, the Condition Precedent in clause 3.1(f) (No Amatil Material Adverse Change), then to the extent the Amatil Material Adverse Change is remediable, the Condition Precedent will not be taken to have been breached or not satisfied; or (2) an Amatil Prescribed Occurrence occurs between (and including) the date of this deed and 8.00am on the Second Court Date, the Condition Precedent in clause 3.1(g) (No Amatil Prescribed Occurrence), then to the extent the Amatil Prescribed Occurrence is remediable, the Condition Precedent will not be taken to have been breached or not satisfied, unless: (3) CCEP has given written notice to Amatil in accordance with clause 3.5, and such notice also sets out the relevant circumstances of the breach; and (4) Amatil has failed to remedy the breach or the effects of the breach within 10 Business Days (or any shorter period ending at 5.00pm on the Business Day before the Second Court Date) after the date on which such notice is given.

Scheme implementation deed page 5 (d) Without limiting this clause 3.2 and except to the extent prohibited by law or a Government Agency: (1) each of CCEP and CCEP Sub must apply promptly and in any event within 10 Business Days after the date of this deed for all relevant Regulatory Approvals (as applicable and to the extent not applied for before the date of this deed) and provide to Amatil a copy of all those applications; (2) each of CCEP and CCEP Sub must take all steps required, and for which it is responsible for, under each Regulatory Approval process, including responding to requests for information at the earliest practicable time; (3) CCEP must keep Amatil reasonably informed of progress in relation to each Regulatory Approval (including in relation to any matters raised by, or conditions or other arrangements proposed by, the relevant Government Agency) and provide Amatil with all reasonable material information reasonably requested by Amatil in connection with the applications for, or progress of, the Regulatory Approvals; (4) CCEP must consult with Amatil (provided such consultation is reasonable in the circumstances) in advance in relation to the process and progress of obtaining, and all material communications with Government Agencies regarding any of, the Regulatory Approvals, and provide Amatil with a copy of any material communication with a Government Agency promptly and in any event within 3 Business Days after it is made or received (including in relation to any conditions or undertakings imposed or required by a Government Agency, and details of any such conditions or undertakings); and (5) Amatil must provide all assistance and information in relation to the Amatil Group and its businesses, operations and affairs (to the extent reasonably necessary to support any application for a Regulatory Approval and to enable CCEP to respond to any requests for further information) as may be reasonably requested by CCEP in connection with obtaining each Regulatory Approval; (6) without limiting any other provision of this clause 3.2(d), in relation to the Regulatory Approval in clause 3.1(a)(2), CCEP must notify Amatil within 2 Business Days if it becomes aware of any proposal by the New Zealand Overseas Investment Office (OIO) to publicly release or disclose any information in connection with the Regulatory Approval in clause 3.1(a)(2), including any public decision summary or pursuant to any request made by a third party under the Official Information Act 1982 (NZ) (including the form and content of such proposed release or disclosure by the OIO to the extent CCEP is so aware), and CCEP acknowledges and agrees that Amatil is permitted to make its own submissions to the OIO in respect of any such proposed release or disclosure by the OIO (including regarding the form and content of such disclosure), provided that: (7) CCEP or Amatil may withhold or redact information or documents from Amatil or CCEP (as applicable) if and to the extent that they are either confidential to a third party or commercially sensitive and confidential to the applicant or Amatil; (8) CCEP will not be prevented from taking procedural steps or communicating with or providing documents (provided such

Scheme implementation deed page 6 communications or documents do not include “Confidential Information” as defined in the Confidentiality Deed in relation to the Amatil Group) to a Government Agency if Amatil has not responded promptly under 3.2(d)(4); (9) a party is not required to disclose materially commercially sensitive information to another party or information the provision of which would be inconsistent with the Protocols; and (10) in relation to any Regulatory Approval, each of CCEP and CCEP Sub must offer, agree or accept any: (A) conditions or undertakings consistent with the form of tax conditions published by or on behalf of the Foreign Investment Review Board (FIRB) prior to the date of this deed in Attachment A to FIRB’s guidance note 47 dated 21 September 2020; (B) conditions imposed by the OIO that are consistent in all material respects with the conditions of a kind commonly imposed by the OIO on a consent of the type required for the implementation of the Scheme and referred to as the “Standard Conditions” or conditions that arise from or relate to performance or fulfilment of plans, commitments, undertakings, assurances or intentions specified in CCEP’s OIO application; and (C) any other conditions or undertakings imposed or required by a Government Agency unless such conditions or undertakings would have a material impact on the business and/or operations of the Amatil Group or CCEP Group, in each case, promptly after such conditions or undertakings are imposed or required and in any event by the time a response has been requested by the relevant Government Agency, provided CCEP has first been provided with a reasonable opportunity to consult in respect of, and provide comments on, the relevant conditions or undertakings. If CCEP chooses to consult or provide comments on any such conditions or undertakings, CCEP must use best endeavours to ensure any such consultation occurs or ensure such comments are provided (as applicable) to the relevant Government Agency as soon as reasonably possible after a CCEP Group Member is informed by a Government Agency that relevant conditions or undertakings will be imposed or required. 3.3 Waiver of Conditions Precedent (a) The Conditions Precedent in clauses 3.1(a) (Regulatory Approvals), 3.1(b) (Shareholder approval) and 3.1(d) (Court approval) cannot be waived. (b) The Conditions Precedent in clauses 3.1(f) (No Amatil Material Adverse Change) and 3.1(g) (No Amatil Prescribed Occurrence) are for the sole benefit of CCEP and may only be waived by CCEP (in its absolute discretion) in writing. (c) The Condition Precedent in clause 3.1(c) (Independent Expert) is for the sole benefit of Amatil and may only be waived by Amatil (in its absolute discretion) in writing.

Scheme implementation deed page 7 (d) The Condition Precedent in clause 3.1(e) (Restraints) are for the benefit of Amatil and CCEP and may only be waived by written agreement between CCEP and Amatil (in each case in their respective absolute discretion). (e) If Amatil or CCEP waives the breach or non-satisfaction of any of the Conditions Precedent in clause 3.1, that waiver does not prevent that party from suing the other party for any breach of this deed that resulted in the breach or non- satisfaction of the relevant Condition Precedent. (f) Waiver of a breach or non-satisfaction in respect of one Condition Precedent does not constitute: (1) a waiver of breach or non-satisfaction of any other Condition Precedent resulting from the same event; or (2) a waiver of breach or non-satisfaction of that Condition Precedent resulting from any other event. 3.4 Termination on failure of Condition Precedent (a) If there is an event or occurrence that would, does or will prevent any of the Conditions Precedent being satisfied (including, for the avoidance of doubt, if Amatil Shareholders (other than Excluded Shareholders) do not agree to the Scheme at the Scheme Meeting by the requisite majorities), or if any of the Conditions Precedent will not otherwise be satisfied, by the earlier of: (1) the time and date specified in this deed for the satisfaction of that Condition Precedent; and (2) the End Date, or such Condition Precedent is otherwise not satisfied by that specified time and date or by the End Date (as applicable), then Amatil may give CCEP or CCEP may give Amatil written notice (Consultation Notice) requiring CCEP and Amatil to consult in good faith to: (3) consider and, if agreed, determine, whether the Transaction may proceed by way of alternative means or methods, or whether, in the case of a breach of the Condition Precedent in clauses 3.1(f) (No Amatil Material Adverse Change) or 3.1(g) (No Amatil Prescribed Occurrence), the breach or the effects of the breach are still able to be remedied; (4) consider changing and, if agreed, change, the date of the application made to the Court for an order under paragraph 411(4)(b) of the Corporations Act approving the Scheme or adjourning that application (as applicable) to another date agreed to in writing by CCEP and Amatil, unless there is no reasonable prospect that the Condition Precedent will be satisfied before the End Date; or (5) consider extending and, if agreed, extend, the time and date specified in this deed for the satisfaction of that Condition Precedent or the End Date (as applicable), respectively. (b) Subject to clauses 3.4(c) and 3.4(d), if Amatil and CCEP are unable to reach agreement under clause 3.4(a) within the earlier of 5 Business Days after the date on which the Consultation Notice is given or 5 Business Days before the time and date specified in this deed for the satisfaction of the Condition Precedent, then, unless:

Scheme implementation deed page 8 (1) the relevant Condition Precedent has been waived in accordance with clause 3.3; or (2) the party, or in the case of clause 3.3(d), each party, entitled to waive the relevant Condition Precedent in accordance with clause 3.3 confirms in writing to the other party that it will not rely on the event or occurrence that would or does prevent the relevant Condition Precedent from being satisfied, or would mean the relevant Condition Precedent would or will not otherwise be satisfied, either Amatil or CCEP may terminate this deed without any liability to the other party because of that termination. (c) A party may not terminate this deed pursuant to clause 3.4(b) if: (1) the relevant occurrence or event, the failure of the Condition Precedent to be satisfied, or the failure of the Scheme to become Effective, arises out of a breach of clauses 3.2 or 3.5 by that party, although in such circumstances the other party may still terminate this deed; or (2) the relevant Condition Precedent is stated in clause 3.3 to be for the sole benefit of the other party. (d) If the Condition Precedent in clause 3.1(b) (Shareholder Approval) is not satisfied only because of a failure to obtain the majority required by sub- subparagraph 411(4)(a)(ii)(A) of the Corporations Act, then either Amatil or CCEP may by written notice to the other within 3 Business Days after the date of the conclusion of the Scheme Meeting require the approval of the Court to be sought, pursuant to the Court’s discretion in that sub-subparagraph, provided the party has, in good faith formed the view that the prospect of the Court exercising its discretion in that way is reasonable. If approval is given, the Condition Precedent in clause 3.1(b) (Shareholder Approval) is deemed to be satisfied for all purposes. (e) If the Court refuses to make an order approving the Scheme which satisfies the Condition Precedent in clause 3.1(d) (Court approval), Amatil may (in its absolute discretion) appeal the Court’s decision (except to the extent that Amatil and CCEP agree otherwise in writing). If any such appeal is undertaken by Amatil, each party will bear its own costs of the appeal unless the parties otherwise agree in writing. 3.5 Certain notices relating to Conditions Precedent If a party becomes aware of: (a) the satisfaction of a Condition Precedent or of any material progress towards such satisfaction; or (b) the happening of an event or occurrence that would, does, will, or would reasonably be likely to: (1) prevent a Condition Precedent being satisfied; or (2) mean that any Condition Precedent will not otherwise be satisfied, before the time and date specified for its satisfaction (or being satisfied by the End Date, if no such time and date is specified) or such Condition Precedent is not otherwise satisfied by that time and date (including, for the avoidance of doubt, if Amatil Shareholders (other than Excluded Shareholders) do not agree to the Scheme at the Scheme Meeting by the requisite majorities),

Scheme implementation deed page 9 it must advise the other party by notice in writing, as soon as possible (and in any event within 2 Business Days of the event, occurrence or circumstance referred to in clauses 3.5(a) or 3.5(b) occurring). For the avoidance of doubt, multiple notices may be required under this clause 3.5. 4 Transaction steps 4.1 Scheme Amatil must propose the Scheme to Amatil Shareholders (other than Excluded Shareholders). 4.2 No amendment to the Scheme without consent Amatil must not consent to: (a) any modification of, or amendment to, or the making or imposition by the Court of any condition in respect of, the Scheme without the prior written consent of CCEP; or (b) any delay to the Timetable including by way of adjournment of the First Court Date, Scheme Meeting or Second Court Date without prior consultation with CCEP. 4.3 Scheme Consideration (a) The parties acknowledge that each Scheme Shareholder will be entitled to receive the Scheme Consideration in respect of each Scheme Share held by that Scheme Shareholder in accordance with and subject to the terms and conditions of this deed and the Scheme. (b) CCEP undertakes and warrants to Amatil (in its own right and separately as trustee on behalf of the Scheme Shareholders) that, in consideration of the transfer to CCEP Sub of each Amatil Share held by a Scheme Shareholder under the terms of the Scheme, on the Implementation Date, CCEP Sub will provide to each Scheme Shareholder the Scheme Consideration for each Scheme Share in accordance with and subject to the terms and conditions of this deed and the Scheme. (c) The Scheme Consideration will be reduced by the cash amount of any dividends which are declared or determined by Amatil and paid by Amatil to Amatil Shareholders on or before the Implementation Date (including any Amatil 2H 2020 Dividend, to the extent paid before the Implementation Date), but will not be reduced by: (1) any dividends declared, determined or paid by Amatil after 30 June 2021 in line with historic payout ratios; or (2) the value attributed to any franking credits attached to any dividends declared or determined by Amatil or paid by Amatil to Amatil Shareholders at any time, provided that the cash amount of the dividend that has been paid will be taken to be the cash amount as declared or determined to be paid by Amatil with no reduction or offset for any dividend withholding tax, any withholding on account

Scheme implementation deed page 10 of non-quotation of an ABN or TFN, or any other withholding or reduction in the amount received by any Amatil Shareholder. 4.4 Amatil 2H 2020 Dividend and other Amatil Permitted Dividends (a) Amatil may (in its absolute discretion) declare and pay a final dividend of any amount per Amatil Share (and which may, at Amatil’s election, but subject to this clause 4.4, be partially or fully franked) to Amatil Shareholders in respect of 2H 2020 (Amatil 2H 2020 Dividend) or any other Amatil Permitted Dividend, provided that: (1) the payment date for the Amatil 2H 2020 Dividend and any other Amatil Permitted Dividend must be before the Scheme Record Date; (2) Amatil and CCEP will consult in good faith as to the timing, amount and franking of any Amatil Permitted Dividend prior to the declaration or announcement of such Amatil Permitted Dividend; (3) Amatil will not declare or announce any Amatil Permitted Dividend without the prior written consent of CCEP where: (A) the payment of that dividend would result in or contribute to that account being in deficit at the start of the day that is the Implementation Date; and (B) in the reasonable opinion of CCEP the payment of that dividend would give rise to any liability to franking deficit tax that cannot be offset in full against income tax, or otherwise prevent CCEP electing to acquire all the shares in Amatil on or after the Implementation Date without incurring a reduction in the offset; and (4) the Amatil 2H 2020 Dividend or any other Amatil Permitted Dividend is paid in accordance with the Corporations Act. (b) CCEP and Amatil agree that Amatil must not declare or announce a franked Amatil 2H 2020 Dividend or any other franked Amatil Permitted Dividend paid before 30 June 2021 unless Amatil has first obtained a Class Ruling (and an associated tax ruling for Amatil) from the Australian Taxation Office confirming that the Amatil 2H 2020 Dividend or any other Amatil Permitted Dividend can be partly or fully franked on terms that meet the requirements of clause 4.4(a). CCEP must provide Amatil with such assistance and information as may reasonably be requested by Amatil for the purposes of obtaining such ruling. Amatil must provide to CCEP a draft of any Class Ruling (and associated tax ruling for Amatil) application contemplated by this clause 4.4(b) within a reasonable time before lodgement with the Australian Taxation Office for the purpose of enabling CCEP to review and comment on the draft document and Amatil must take all reasonable comments made by CCEP into account in good faith when producing a revised draft of the application to be lodged with the Australian Taxation Office. 4.5 Provision of Amatil Share register (a) In order to facilitate the provision of the Scheme Consideration, Amatil must provide, or procure the provision of, to CCEP or a nominee of CCEP a complete copy of the Amatil Share Register as at the Scheme Record Date (which must include the name, Registered Address and registered holding of each Scheme Shareholder as at the Scheme Record Date), within 1 Business Day after the Scheme Record Date.

Scheme implementation deed page 11 (b) The details and information to be provided under clause 4.5(a) must be provided in such form as CCEP or its nominee may reasonably require. 4.6 Amatil Equity Incentives Despite any other provision of this deed: (a) subject to clause 4.6(b), the parties agree that the Amatil Equity Incentives, Amatil Restricted Shares and any other Amatil equity incentives (including future grants of incentives) will be treated in the manner agreed between the parties in writing on the date of this deed; and (b) Amatil must ensure that all Amatil Equity Incentives which are not Amatil Shares have either lapsed or vested and converted into Amatil Shares such that there are no outstanding Amatil Equity Incentives which are not Amatil Shares on issue as at the Scheme Record Date. For the avoidance of doubt, the parties agree that the exercise of any discretion by the Amatil Board, or any other action, which is in accordance with this clause 4.6 will not be an Amatil Material Adverse Change, an Amatil Prescribed Occurrence or an Amatil Regulated Event or a breach of any provision of this deed, or give rise to any right to terminate this deed, and will be disregarded when assessing the operation of any other part of this deed. 5 Implementation 5.1 Timetable (a) Subject to clause 5.1(b), the parties must each use all reasonable endeavours to: (1) comply with their respective obligations under this clause 5; and (2) take all necessary steps and exercise all rights necessary to implement the Transaction, in accordance with the Timetable. (b) Failure by a party to meet any timeframe or deadline set out in the Timetable will not constitute a breach of clause 5.1(a) to the extent that such failure is due to circumstances and matters outside the party’s control (including, for the avoidance of doubt, any delays caused by a Government Agency). (c) Each party must keep the other informed about their progress against the Timetable and notify each other if it believes that any of the dates in the Timetable are not achievable. (d) To the extent that any of the dates or timeframes set out in the Timetable become not achievable due to matters outside of a party’s control, the parties will consult in good faith to agree to any necessary extension to ensure such matters are completed within the shortest possible timeframe. 5.2 Amatil’s obligations Amatil must take all necessary steps to implement the Scheme as soon as is reasonably practicable and, without limiting the foregoing, (i) use all reasonable endeavours to ensure that each step in the Timetable is met by the relevant date set out beside that step

Scheme implementation deed page 12 (and must consult with CCEP on a regular basis about its progress in that regard), (ii) do any acts it is authorised and able to do on behalf of Amatil Shareholders (other than Excluded Shareholders), and (iii) do each of the following: (a) preparation of Scheme Booklet: subject to clauses 5.3(a) and 5.3(b), prepare and despatch the Scheme Booklet in accordance with all applicable laws (including the Corporations Act and the Corporations Regulations), RG 60 and the Listing Rules; (b) Non-TCCC Amatil Directors recommendation: include in the Scheme Booklet a statement by: (1) the Amatil Related Party Committee unanimously recommending that Amatil Shareholders (other than Excluded Shareholders) vote in favour of the Scheme in the absence of a Superior Proposal and subject to the Independent Expert continuing to conclude that the Scheme is fair and reasonable and in the best interests of Amatil Shareholders (other than Excluded Shareholders); (2) the Amatil Group Managing Director recommending that Amatil Shareholders (other than Excluded Shareholders) vote in favour of the Scheme in the absence of a Superior Proposal and subject to the Independent Expert continuing to conclude that the Scheme is fair and reasonable and in the best interests of Amatil Shareholders (other than Excluded Shareholders); and (3) each Amatil Related Party Committee Member that he or she will (subject to the same qualifications as set out in clause 5.2(b)(1)) vote, or procure the voting of, any of their Amatil Related Party Committee Amatil Shares at the time of the Scheme Meeting in favour of the Scheme at the Scheme Meeting; and (4) the Amatil Group Managing Director that he or she will (subject to the same qualifications as set out in clause 5.2(b)(1)) vote, or procure the voting of, any Amatil Group Managing Director Amatil Shares at the time of the Scheme Meeting in favour of the Scheme at the Scheme Meeting, except to the extent there has been a withdrawal, change or modification of recommendation permitted by clause 5.12; (c) paragraph 411(17)(b) statement: apply to ASIC for the production of: (1) an indication of intent letter stating that it does not intend to appear before the Court on the First Court Date; and (2) a statement under paragraph 411(17)(b) of the Corporations Act stating that ASIC has no objection to the Scheme; (d) Court direction: apply to the Court for orders pursuant to subsection 411(1) of the Corporations Act directing Amatil to convene the Scheme Meeting; (e) Scheme Meeting: convene the Scheme Meeting to seek Amatil Shareholders’ (other than Excluded Shareholders’) agreement to the Scheme in accordance with the orders made by the Court pursuant to subsection 411(1) of the Corporations Act; (f) Court documents: consult with CCEP in relation to the content of the documents required for the purpose of each of the Court hearings held for the purpose of subsection 411(1) and paragraph 411(4)(b) of the Corporations Act in relation to the Scheme (including the originating process, affidavits, submissions and draft minutes of Court orders) and consider in good faith, for

Scheme implementation deed page 13 the purpose of amending drafts of those documents, comments from CCEP and its Related Persons on those documents; (g) Court approval: if the Scheme is approved by Amatil Shareholders (other than Excluded Shareholders) under subparagraph 411(4)(a)(ii) of the Corporations Act and it can reasonably be expected that all of the Conditions Precedent (other than the Condition Precedent in clause 3.1(d)) will be satisfied or waived in accordance with this deed before 8.00am on the Second Court Date, apply to the Court for orders approving the Scheme as agreed to by the Amatil Shareholders (other than Excluded Shareholders) at the Scheme Meeting (and, if it becomes apparent that a Condition Precedent (other than a Condition Precedent in clause 3.1(d) will not be satisfied or waived in accordance with this deed before 8.00am on that proposed Second Court Date, apply for an adjournment of that proposed Second Court Date to a date agreed by Amatil and CCEP in writing in accordance with this clause 5.2(g), and if Amatil and CCEP are not able to agree on the relevant date, Amatil and CCEP agree that Amatil will not be obliged to apply for any such adjournment); (h) certificate: at the hearing on the Second Court Date provide to the Court: (1) a certificate (signed for and on behalf of Amatil) in the form of a deed (substantially in the form set out in Attachment 4) confirming (in respect of matters within its knowledge) whether or not the Conditions Precedent in clause 3.1 (other than the Condition Precedent in clause 3.1(d) (Court approval)) have been satisfied or waived in accordance with this deed, a draft of which certificate must be provided by Amatil to CCEP by 4.00pm on the date that is 2 Business Days prior to the Second Court Date; and (2) any certificate provided to it by CCEP pursuant to clause 5.3(i); (i) lodge copy of Court order: lodge with ASIC an office copy of the Court order in accordance with subsection 411(10) of the Corporations Act approving the Scheme by no later than the Business Day after the date on which the Court order was made (or such later date as agreed in writing by CCEP); (j) Scheme Consideration: if the Scheme becomes Effective, finalise and close the Amatil Share Register as at the Scheme Record Date, and determine entitlements to the Scheme Consideration, in accordance with the Scheme and the Deed Poll; (k) transfer and registration: if the Scheme becomes Effective and subject to CCEP Sub having paid the Scheme Consideration in accordance with the Scheme and Deed Poll: (1) execute, on behalf of Scheme Shareholders, instruments of transfer of the Scheme Shares to CCEP Sub; and (2) register all transfers of the Scheme Shares to CCEP Sub on, or as soon as practicable after, the Implementation Date; (l) consultation with CCEP in relation to Scheme Booklet: consult with CCEP as to the content and presentation of the Scheme Booklet including: (1) providing to CCEP drafts of the Scheme Booklet and the Independent Expert’s Report for the purpose of enabling CCEP to review and comment on those draft documents. In relation to the Independent Expert’s Report, CCEP’s review is to be limited to a factual accuracy review;

Scheme implementation deed page 14 (2) taking all reasonable and timely comments made by CCEP into account in good faith when producing a revised draft of the Scheme Booklet; (3) providing to CCEP a revised draft of the Scheme Booklet within a reasonable time before the Regulator’s Draft is finalised and to enable CCEP to review the Regulator’s Draft before the date of its submission; and (4) obtaining written consent from CCEP for the form and content in which the CCEP Information appears in the Scheme Booklet (which consent must not be unreasonably withheld or delayed); (m) lodgement of Regulator's Draft: as soon as practicable, but by no later than 14 days before the First Court Date, provide the Regulator's Draft to ASIC for its review for the purposes of subsection 411(2) of the Corporations Act, and provide a copy of the Regulator's Draft to CCEP as soon as practicable thereafter; (n) ASIC and ASX review of Scheme Booklet: keep CCEP informed of any material matters raised by ASIC or ASX in relation to the Scheme Booklet or the Transaction, and use reasonable endeavours to take into consideration in any reasonable comments made by CCEP in relation to such matters raised by ASIC or ASX; (o) registration of Scheme Booklet: take all reasonable measures within its control to cause ASIC to register the Scheme Booklet under subsection 412(6) of the Corporations Act; (p) representation: procure that it is represented by counsel at the Court hearings convened for the purposes of subsection 411(1) and paragraph 411(4)(b) of the Corporations Act; (q) Independent Expert: promptly appoint the Independent Expert and provide all assistance and information reasonably requested by the Independent Expert in connection with the preparation of the Independent Expert’s Report for inclusion in the Scheme Booklet (including any updates to such report) and any other materials to be prepared by the Independent Expert for inclusion in the Scheme Booklet (including any updates thereto); (r) compliance with laws: do everything reasonably within its power to ensure that the Transaction is effected in accordance with all applicable laws and regulations; (s) listing: subject to clause 5.2(u), not do anything to cause Amatil Shares to cease being quoted on ASX or to become permanently suspended from quotation prior to implementation of the Transaction unless CCEP has agreed in writing; (t) update Scheme Booklet: until the date of the Scheme Meeting, promptly update or supplement the Scheme Booklet with, or where appropriate otherwise inform the market by way of announcement of, any information that arises after the Scheme Booklet has been despatched that is necessary to ensure that the Scheme Booklet does not contain any material statement that is false or misleading in a material respect including because of any material omission from that statement, and seek the Court’s approval for the despatch of any updated or supplementary Scheme Booklet. Amatil must consult with CCEP as to the content and presentation of the updated or supplementary Scheme Booklet, or the market announcement, in the manner contemplated by clause 5.2(l); and

Scheme implementation deed page 15 (u) suspension of trading: apply to ASX to suspend trading in Amatil Shares with effect from the close of trading on the Effective Date. 5.3 CCEP’s obligations CCEP and CCEP Sub must take all necessary steps to implement the Scheme as soon as is reasonably practicable and, without limiting the foregoing, must (i) use all reasonable endeavours to ensure that each step in the Timetable is met by the date set out beside that step (and must consult with Amatil on a regular basis about its progress in that regard), and (ii) do each of the following to the extent attributed to each of them: (a) CCEP Information: CCEP must prepare and promptly provide to Amatil the CCEP Information for inclusion in the Scheme Booklet, including all information regarding the CCEP Group, including CCEP Sub, required by all applicable laws (including the Corporations Act and the Corporations Regulations), RG 60, applicable Takeovers Panel guidance notes and the Listing Rules, and consent to the inclusion of that information in the Scheme Booklet; (b) Scheme Booklet and Court documents: CCEP must promptly provide any assistance or information reasonably requested by Amatil in connection with preparation of the Scheme Booklet (including any updated or supplementary Scheme Booklet) and any documents required to be filed with the Court in respect of the Scheme, promptly review the drafts of the Scheme Booklet (including any updated or supplementary Scheme Booklet) prepared by Amatil and provide comments promptly on those drafts in good faith; (c) Independent Expert’s Report: CCEP must subject to the Independent Expert entering into arrangements with CCEP including in relation to confidentiality in a form reasonably acceptable to CCEP, provide any assistance or information reasonably requested by Amatil or by the Independent Expert in connection with the preparation of the Independent Expert’s Report to be sent together with the Scheme Booklet (including any updates to such report) and any other materials to be prepared by the Independent Expert for inclusion in the Scheme Booklet (including any updates thereto); (d) representation: CCEP must procure that it is represented by counsel at the Court hearings convened for the purposes of subsection 411(1) and paragraph 411(4)(b) of the Corporations Act; (e) Deed Poll: CCEP and CCEP Sub must by no later than the Business Day prior to the First Court Date, execute and deliver to Amatil the Deed Poll; (f) accuracy of CCEP Information: CCEP must before a draft of the Scheme Booklet is lodged with ASIC, and again before the Scheme Booklet is despatched to Amatil Shareholders, confirm in writing to Amatil that the CCEP Information in the Scheme Booklet is accurate and complete, including that it does not contain any material statement that is false or misleading in a material respect including because of any material omission from that statement; (g) share transfer: if the Scheme becomes Effective: (1) CCEP Sub must accept a transfer of the Scheme Shares as contemplated by clause 4.3(b); and (2) CCEP Sub must execute instruments of transfer in respect of the Scheme Shares; (h) Scheme Consideration: if the Scheme becomes Effective, CCEP Sub must provide, the Scheme Consideration in the manner and amount contemplated by clause 4 and the terms of the Scheme and the Deed Poll;

Scheme implementation deed page 16 (i) certificate: before the commencement of the hearing on the Second Court Date, CCEP must provide to Amatil for provision to the Court at that hearing a certificate (signed for and on behalf of CCEP and CCEP Sub) in the form of a deed (substantially in the form set out in Attachment 4) confirming (in respect of matters within its knowledge) whether or not the Conditions Precedent in clause 3.1 (other than the Conditions Precedent in clause 3.1(d) (Court Approval)) have been satisfied or waived in accordance with this deed, a draft of which certificate must be provided by CCEP to Amatil by 4.00 pm on the date that is 2 Business Days prior to the Second Court Date; (j) update CCEP Information: until the date of the Scheme Meeting, CCEP must promptly provide to Amatil any information that arises after the Scheme Booklet has been despatched that is necessary to ensure that the CCEP Information contained in the Scheme Booklet accurate and complete, including to ensure it does not contain any material statement that is false or misleading in a material respect including because of any material omission from that statement; (k) assistance: up to (and including) the Implementation Date and subject to obligations of confidentiality owed to third parties and undertakings to Government Agencies, CCEP must provide Amatil and its Related Persons with reasonable access during normal business hours to information and personnel of CCEP Group that Amatil reasonably requests for the purpose of preparation of the Scheme Booklet and implementation of the Transaction; (l) compliance with laws: CCEP and CCEP Sub must do everything reasonably within its power to ensure that the Transaction is effected in accordance with all applicable laws and regulations; and (m) Excluded Shareholder: if any CCEP Group Member acquires any Amatil Shares, or an economic interest in any Amatil Shares, after the date of this deed where permitted by the Confidentiality Deed, CCEP must notify Amatil in writing of such acquisition and the relevant CCEP Group Member (and thereafter that entity will not be a ‘Scheme Shareholder’ for the purposes of this deed and will be excluded from the operation of the Scheme). 5.4 Conduct of business (a) Subject to clause 5.4(b), from the date of this deed up to and including the Implementation Date, and without limiting any other obligations of Amatil under this deed, Amatil must, and must cause each other Amatil Group Member to: (1) conduct its businesses and operations in the ordinary and usual course substantially consistent with past practice; (2) comply in all material respects with all applicable authorisations, laws and regulations (including the Listing Rules); (3) comply in all material respects with all material contracts to which it is party; (4) use reasonable endeavours to: (A) maintain its businesses and assets in the ordinary course and consistent with past practice; (B) keep available the services of its officers and employees; and (C) preserve its relationships with (i) Government Agencies and (ii) material customers, suppliers, landlords, licensors,

Scheme implementation deed page 17 licensees, joint venturers and others having business dealings with the Amatil Group; and (5) use reasonable endeavours to ensure that no Amatil Prescribed Occurrence or Amatil Regulated Event occurs; and (6) use reasonable endeavours to manage the effects of the announcement of the Transaction, the TCCC Transaction and the Scheme (including in relation to the employees, customers, partners (including joint venture partners or brand partners), creditors, suppliers or contractual counterparties of the Amatil Group as at the date of this deed) and consult with CCEP and take into account its reasonable comments in respect of managing the effects of the announcement. (b) Nothing in clause 5.4(a) restricts the ability of Amatil, or any Amatil Group Member, to take or not take any action: (1) which is contemplated, required, or expressly permitted, by this deed (including, for the avoidance of doubt, clause 7.3(b)) or the Scheme, any actions to give effect to a Superior Proposal or, any action or inaction reasonably required to allow Amatil to declare and pay any Amatil Permitted Dividend; (2) which has been agreed to by CCEP (which agreement must not be unreasonably withheld or delayed) or requested by CCEP in writing; (3) which is within the actual knowledge of a CCEP Group Member as at the date of this deed; (4) which is required by any applicable law, regulation, accounting standards or principles, contract (provided the contract was entered into prior to the date of this deed or was permitted by this deed) or by a Government Agency; (5) to reasonably and prudently respond to: (A) changes in market and operating conditions affecting the business of Amatil or an Amatil Group Member to a material extent, including arising as a consequence the Coronavirus or Covid-19 pandemic, including the outbreak, escalation or any impact of, or recovery from, the Coronavirus or Covid-19 pandemic and including in connection with lockdowns, travel restrictions, social distancing and restrictions of and on activities, venues and gatherings; or (B) regulatory or legislative changes (including without limitation changes to subordinate legislation) affecting the business of Amatil or an Amatil Group Member to a material extent, provided that, in each case, Amatil has consulted with CCEP in good faith in respect of the proposal to take such action or not take such action and considers any reasonable comments or requests of CCEP in relation to such proposal in good faith; (6) to reasonably and prudently respond to an emergency or disaster (including a situation giving rise to a risk of personal injury or damage to property, or a disease epidemic or pandemic, including the outbreak, escalation or any impact of, or recovery from, Covid-19); (7) which is Fairly Disclosed in: (A) the Disclosure Materials;

Scheme implementation deed page 18 (B) the Additional Due Diligence Materials; or (C) an announcement made by Amatil or an Amatil Group Member to a Relevant Exchange, or a publicly available document lodged by Amatil or a Subsidiary of Amatil with any Government Agency in a Relevant Jurisdiction (including ASIC), which would be disclosed in a search of ASIC records or the PPS Register (or equivalent records or registers in another Relevant Jurisdiction) or the public records maintained by any court in a Relevant Jurisdiction, in relation to Amatil or a Subsidiary of Amatil (as relevant), in each case prior to the date of this deed, in each case, other than matters arising after the date of this deed or of which Amatil and CCEP were not aware before the date of this deed; or (8) in connection with an actual, proposed or potential Competing Proposal as permitted by clause 10. (c) CCEP is not permitted to terminate this deed in connection with any breach by Amatil of this clause 5.4, regardless of its materiality, however any alleged breach of this clause 5.4 by Amatil may be escalated to the Transaction Implementation Committee and/or the respective CEOs of the parties (as relevant) in accordance with clause 5.16, provided that nothing in this clause 5.4 precludes CCEP from terminating this deed for a breach of the Conditions Precedent in clause 3.1(f) (No Amatil Material Adverse Change) or clause 3.1(g) (No Amatil Prescribed Occurrence) in accordance with the provisions of clause 3.4. 5.5 Transaction Implementation Committee (a) From the date of this deed until the earlier of the Implementation Date and termination of this deed, CCEP and Amatil agree to establish a committee (Transaction Implementation Committee) initially comprising up to 3 individuals from each of CCEP and Amatil to be nominated by the relevant party. Each party may substitute its nominated members of the Transaction Implementation Committee from time to time by notice in writing to the other party (provided that at all times each party has equal representation on the Transaction Implementation Committee). (b) The role of the Transaction Implementation Committee will be to act as a forum for discussion and planning, but not decision making (other than in respect of the matters referred to in clause 5.5(e) only, which the members of the Transaction Implementation Committee may agree by unanimous decision), in relation to overseeing the progress of the Transaction in accordance with this deed and assisting with the eventual transition of the control of Amatil to CCEP upon implementation of the Scheme. (c) Without limiting clause 5.5(b), the matters to be considered or discussed by the Transaction Implementation Committee will include: (1) material developments relating to the business of the Amatil Group; (2) the strategy for engagement with key stakeholders (including Government Agencies and key contractual counterparties); and (3) the process for obtaining material change of control consents and giving effect to other implementation steps set out in this deed.

Scheme implementation deed page 19 (d) The parties agree that: (1) as soon as practicable after the date of this deed, and in any event before the first meeting of the Transaction Implementation Committee, CCEP must procure that a draft plan is prepared by the CCEP Group for the implementation of the Transaction and the transition of the Amatil Group to the CCEP Group following implementation of the Scheme (Transition Plan); and (2) the representatives of CCEP on the Transaction Implementation Committee must present such Transition Plan to the representatives of Amatil on the Transaction Implementation Committee at the first meeting of such committee. (e) Without limiting clauses 5.5(b) or 5.5(c), the Transaction Implementation Committee may agree: (1) the Transition Plan or any aspect of the Transition Plan at the first meeting of the Transaction Implementation Committee after the date of this deed (and if the Transaction Implementation Committee is not able to agree any aspect of the Transition Plan at the first Transaction Implementation Committee meeting in accordance with this clause 5.5, revised drafts of each relevant aspect of the Transition Plan must be prepared by CCEP and presented by the representatives of CCEP at each successive meeting of the Transaction Implementation Committee until such agreement is reached on the relevant aspect of the Transition Plan); (2) any amendments or updates proposed by either CCEP or Amatil from time to time to any aspect of the Transition Plan agreed by the Transaction Implementation Committee; (3) any reasonable additional information and Amatil personnel the CCEP Group and a reasonable number of its representatives reasonably require access to (and to which or to whom the CCEP Group is not otherwise entitled to receive reasonable access to in accordance with clause 5.15) to implement any aspect of the Transition Plan (to the extent agreed under this clause 5.5(e)), having regard to the scope, reasonableness and timing of the relevant steps in the Transition Plan, the progress of the Transaction and the Scheme at the time those relevant steps are proposed to be performed and the expected timeframe for implementation of the Transaction and the Scheme, unless an exception in clauses 5.15(a)(6) to 5.15(a)(12) (inclusive) would apply; and (4) the matters contemplated in clause 5.16 according to the processes set out in that clause. (f) The Transaction Implementation Committee will be provided with each monthly Amatil Group Board Report in the form provided to the Amatil Board in the ordinary course. (g) Any information provided to Related Persons of Amatil or CCEP under this clause 5.5 will be subject to the Confidentiality Deed and their obligations under this clause 5.5 are subject to the Protocols. (h) The Transaction Implementation Committee will meet (subject to a quorum of at least one CCEP representative and one Amatil representative) at least fortnightly or on such shorter timeframes as Amatil and CCEP may agree up until the earlier of termination of this deed and the Implementation Date.

Scheme implementation deed page 20 Meetings may be held using any technology consented to by all members of the Transaction Implementation Committee. (i) The members of the Transaction Implementation Committee may agree to invite other persons to attend meetings of the Transaction Implementation Committee as observers from time to time (including the parties’ respective legal and financial advisers). (j) Nothing in this clause 5.5: (1) in any way, or to any extent, limits Amatil’s obligations in clause 5.4; (2) requires Amatil to act at the direction of CCEP or imposes any obligation on Amatil to conduct the business of the Amatil Group in accordance with any direction or representation made by CCEP; and (3) requires any party to act or participate in any forum to the extent that doing so is contrary to law or the requirements of any Government Agency. 5.6 Change of control (a) Amatil must use all reasonable endeavours to procure that, as soon as practicable following the date of this deed (and, in any event, before the Second Court Date), each Amatil Group Member has complied with and discharged all contractual obligations in respect of material contracts of the Amatil Group notified to Amatil in writing by CCEP at least 10 Business Days before the Second Court Date requiring such member of the Amatil Group to give notice to, or to apply for the approval or consent of, a Third Party in connection with this deed or the transactions contemplated by it (including, for the avoidance of doubt, in respect of the change in control of Amatil resulting from implementation of the Scheme). (b) Amatil must consult with CCEP, and CCEP must provide reasonable assistance to Amatil, in connection with giving any notice or seeking any approval or consent under clause 5.6(a), and Amatil must: (1) keep CCEP informed of any material discussions with any Third Party in connection with clause 5.6(a); (2) give CCEP a reasonable opportunity to review drafts of any material communications to Third Parties in connection with clause 5.6(a) and, acting reasonably and in good faith, take into account any reasonable comments provided by CCEP or its Related Persons on such drafts; and (3) promptly provide CCEP with copies of all material communications received from Third Parties in connection with clause 5.6(a), in each case, unless restricted by law or the relevant contract. (c) Any notice, approval or consent of a kind referred to in clause 5.6(a) may only be given or sought by Amatil in a form and on terms approved by CCEP. (d) CCEP is not permitted to terminate this deed in connection with any breach by Amatil of this clause 5.6, regardless of its materiality, however any alleged breach of this clause 5.6 by Amatil may be escalated to the Transaction Implementation Committee and/or the respective CEOs of the parties (as relevant) in accordance with clause 5.16, provided that nothing in this clause 5.6 precludes CCEP from terminating this deed for a breach of the Conditions Precedent in clause 3.1(f) (No Amatil Material Adverse Change) or clause

Scheme implementation deed page 21 3.1(g) (No Amatil Prescribed Occurrence) in accordance with the provisions of clause 3.4. 5.7 Non-solicit (a) From the date of this deed until the earlier of the Implementation Date and 12 months after termination of this deed, CCEP must ensure that neither it, nor any other CCEP Group Member, any Associate of CCEP, or any Associate of another CCEP Group Member, other than a TCCC Group Member (each a CCEP Person), without the prior written consent of Amatil, directly or indirectly approach any past or existing officer or employee of Amatil or any other Amatil Group Member separate to that person’s role in the Amatil Group or CCEP Group post implementation of the Transaction for the purpose of recruiting that person for employment by a CCEP Person. (b) Clause 5.7(a) does not apply where a person responds to an advertisement published by a CCEP Person or any Associate of CCEP that is targeted to a wide audience of potential applicants. 5.8 TCCC relevant agreements (a) Amatil and CCEP agree that relevant CCEP Group Members are not permitted to enter into the Co-Operation and Sale Agreement with relevant TCCC Group Members for the purpose of the Confidentiality Deed without the prior written consent of Amatil. (b) For the purpose of the Confidentiality Deed, Amatil consents to the relevant CCEP Group Members entering into the Co-Operation and Sale Agreement on the date of this deed, provided that: (1) the CCEP Group only acquires the TCCC Shares or any interest in any TCCC Shares if the Transaction is implemented; (2) from the date of this deed up to and including the Implementation Date, CCEP does not, and each relevant CCEP Group Member does not: (A) terminate, or materially amend, alter, vary, or otherwise materially modify, or waive any condition precedent or other provision in, the Co-Operation and Sale Agreement, provided that an amendment, alteration, variation or modification or waiver of any condition precedent or other provision of the Co-Operation and Sale Agreement which would result in or permit: i. any change, variation or modification to the consideration (including the amount or nature or type of the consideration) to be paid by a CCEP Group Member to a TCCC Group Member for the acquisition of any interest in the relevant TCCC Group Member’s shares in Amatil as set out in the Co-Operation Letter; or ii. completion of the Co-Operation and Sale Agreement not to be conditional on implementation of the Scheme, or to occur in the absence of or despite the Scheme, will, in each case, be material; and (B) enter into, or agree to amend, alter, vary or otherwise modify (including where such amendment, alternation, variation or

Scheme implementation deed page 22 modification would take effect after the Implementation Date) any other agreement, arrangement or understanding (whether written or oral) with a TCCC Group Member in connection with the acquisition or disposal, or acquisition and disposal, by a CCEP Group Member or a TCCC Group Member of any interest in the securities, assets, businesses or operations of Amatil or any other Amatil Group Member or any other commercial or other arrangements related to Amatil or another Amatil Group Member, any Relevant Jurisdiction or the performance or conduct of the business of the Amatil Group (in whole or in part), including in connection with the TCCC Transaction, provided that this clause 5.8 does not restrict any CCEP Group Member from engaging in any arm’s length commercial conversations with a TCCC Group Member in the ordinary course of business which are unrelated to the terms of the Transaction, in each case, without the prior written consent of Amatil. (c) CCEP must immediately notify Amatil if any amendment, alteration, variation or modification is made to, the Co-Operation and Sale Agreement, or any condition precedent or other provision in, the Co-Operation and Sale Agreement is waived. 5.9 Debt financing arrangements (a) From the date of this deed up to and including the Implementation Date, CCEP must notify Amatil promptly and in any event within 3 Business Days: (1) of any termination of, or amendment, alteration, variation, modification made to, or waiver of any condition precedent or other provision in, the Commitment Letter or any other agreement, arrangement or understanding (whether written or oral) entered into in connection with the Commitment Letter; and (2) if a CCEP Group Member enters into any other agreement, arrangement or understanding (whether written or oral) with, or receives any commitment or highly confident letter from, any Debt Financier who is not a party to the Commitment Letter in connection with the Transaction or the TCCC Transaction, and any such notice must include all material details of the same or details of any such amendment, alteration, variation or modification, including a copy of any new agreement or arrangement or commitment or highly confident letter or amended, altered, varied or modified agreement, commitment letter or highly confident letter (as relevant). (b) At all times between the date of this deed and 8.00am on the Second Court Date, CCEP must ensure it has a reasonable basis to expect that CCEP Sub will have available to it sufficient cash amounts (whether from internal cash reserves or external funding) to satisfy CCEP Sub’s obligations to provide the Scheme Consideration in accordance with its obligations under this deed, the Scheme and the Deed Poll and the full required cash consideration to be paid by the CCEP Group to the TCCC Group for the acquisition of the TCCC Shares on the Implementation Date pursuant to the Co-Operation and Sale Agreement. (c) By 8.00am on the Second Court Date, CCEP must ensure CCEP Sub has available to it on an unconditional basis (other than conditions related to the Court approval or other procedural matters which, by their nature, can only be satisfied or performed after the Second Court Date) sufficient cash amounts

Scheme implementation deed page 23 (whether from internal cash reserves or external funding arrangements) to satisfy CCEP Sub’s obligations to provide the Scheme Consideration in accordance with its obligations under this deed, the Scheme and the Deed Poll and the full required cash consideration to be paid by the CCEP Group to the TCCC Group for the acquisition of the TCCC Shares on the Implementation Date pursuant to the Co-Operation and Sale Agreement. (d) Notwithstanding anything to the contrary contained in this deed but provided CCEP complies with clause 5.9(a), the Commitment Letter may be superseded at the option of CCEP after the date of this deed but prior to the Implementation Date by debt instruments (the Replacement Financing Letters) that replace the existing Commitment Letter and/or contemplate co-investment by or financing from one or more debt financing sources or other or additional parties, provided that: (1) the terms of any Replacement Financing Letter shall not reduce the aggregate amount of the Debt Financing below an amount necessary, having regard to CCEP’s available cash reserves, to fund the aggregate Scheme Consideration payable for all the Scheme Shares and the full required cash consideration to be paid by the CCEP Group to the TCCC Group for the acquisition of the TCCC Shares on the Implementation Date pursuant to the Co-Operation and Sale Agreement or expand upon or amend the conditions precedent to the Debt Financing as set forth in the Commitment Letter; and (2) neither the arrangement or negotiation of any Replacement Financing Letters nor the terms thereof delay the Implementation Date. (e) For the purposes of this deed the references to “Debt Financing” mean the financing contemplated by the Commitment Letter, any Replacement Financing Letters and any refinancing contemplated in connection with the Transaction as permitted by this clause 5.9 to be amended, modified or replaced. 5.10 Financing cooperation (a) During the period from the date of this deed to the earlier of the Implementation Date and the termination of this deed in accordance with its terms: (1) the Amatil Group entities shall use reasonable endeavours to furnish at least 10 Business Days prior to the Implementation Date all documentation and other information, to the extent not provided in the Disclosure Materials and Additional Due Diligence Materials, with respect to the Amatil Group entities required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the Patriot Act, as required to satisfy the conditions in the Debt Documents provided that all relevant documentation and other information required under this paragraph has been requested in writing at least 20 Business Days prior to the date it is required to be furnished, such request which must include reasonable details of the basis for which the information is required; and (2) the Amatil Group entities shall use reasonable efforts to provide, and shall use reasonable efforts to cause the respective directors, managers, officers, employees and other representatives of the Amatil Group entities to provide, in each case in a timely manner, reasonable cooperation and assistance to CCEP in connection with the arrangement of the Debt Financing that is customary for a financing of such type, including, as requested, using reasonable efforts to:

Scheme implementation deed page 24 (A) make appropriate officers and employees available for participation in a reasonable number of meetings, due diligence sessions, presentations, and sessions with ratings agencies and prospective financings sources at mutually convenient times; (B) respond to information requests from CCEP reasonably required for the preparation of offering documents in respect of the Debt Financing; (C) respond to information requests reasonably required for procuring a credit rating for the relevant borrower under the financing and/or the debt facilities which constitute all or part of the Debt Financing; and (D) assist with the issue of any prepayment notices (and related payoff letters, security releases and other documents) in relation to existing debt facilities and closing out hedging arrangements provided that the issue of any prepayment notices and related documents or closing out of hedging arrangements will not be detrimental to the Amatil Group in the event the Transaction does not proceed. (3) CCEP must indemnify Amatil (in its own right and separately as trustee or nominee for each Amatil Indemnified Party) and each of the Amatil Indemnified Parties against any claim, action, damage, loss, liability, cost, expense or payment, of whatever nature and however arising, suffered or incurred by any of them in connection with any Debt Financing and any information utilised in connection with any Debt Financing. No Amatil Group Member or Amatil Indemnified Party will be required to execute, credit agreements, pledge or security documents or legal opinions, certificates or other documents in connection with the Debt Financing (other than authorization letters as contemplated by the Debt Commitment). (4) CCEP agrees to reimburse Amatil for its costs and expenses incurred as a result of complying with its obligations under this clause 5.10. Notwithstanding anything to the contrary in this clause 5.10, nothing herein shall require such assistance or cooperation to the extent: (A) it would, or could be reasonably expected to, cause any Condition to not be satisfied; (B) it would, or could be reasonably expected to, cause a breach of this deed; (C) Amatil has received an actual, proposed or potential Competing Proposal; (D) it would, or could be reasonably expected to, unreasonably interfere with the ongoing business or operations of Amatil and Amatil shall receive reasonable advance notice of any requested assistance or cooperation; or (E) a carve-out in clauses 5.15(a)(6) to 5.15(a)(12) (inclusive) would apply as if such clauses applied to this clause. (b) CCEP is not permitted to terminate this deed in connection with any breach by Amatil of this clause 5.10, regardless of its materiality, however any alleged breach of this clause 5.10 by Amatil may be escalated to the Transaction Implementation Committee and/or the respective CEOs of the parties (as relevant) in accordance with clause 5.16, provided that nothing in this clause

Scheme implementation deed page 25 5.16(c) precludes CCEP from terminating this deed for a breach of the Conditions Precedent in clause 3.1(f) (No Amatil Material Adverse Change) or clause 3.1(g) (No Amatil Prescribed Occurrence) in accordance with the provisions of clause 3.4. 5.11 Appointment of directors Amatil must, as soon as practicable on the Implementation Date, after the Scheme Consideration has been despatched to Scheme Shareholders in accordance with the terms of the Scheme, take all actions necessary to: (a) cause the appointment of the nominees of CCEP, as notified to Amatil in writing no less than 5 Business Days prior to the Implementation Date, to the Amatil Board, in accordance with the constitution of Amatil; and (b) ensure that all directors on the Amatil Board, other than the directors on the Amatil Board nominated by TCCC and the CCEP nominees resign, in accordance with the constitution of Amatil; and (c) ensure that all directors on the boards of each other Amatil Group Member who are Amatil Directors; and any other directors on the boards of each other Amatil Group Member who are not Amatil Directors notified by CCEP to Amatil in writing no less than 10 Business Days prior to the Implementation Date resign and to cause the appointment of such nominees of CCEP as are notified to Amatil in writing no less than 10 Business Days prior to the Implementation Date to those boards, in each case in accordance with the constitution or other constituent documents of the relevant other Amatil Group Member. 5.12 Amatil Related Party Committee and Amatil Group Managing Director recommendation (a) Amatil must use its best endeavours to procure that, subject to clause 5.12(b), the Amatil Related Party Committee Members unanimously recommend, and that the Amatil Group Managing Director recommends, that Amatil Shareholders (other than Excluded Shareholders) vote in favour of the Scheme at the Scheme Meeting in the absence of a Superior Proposal and subject to the Independent Expert concluding in the Independent Expert’s Report (and continuing to conclude) that the Scheme is fair and reasonable and in the best interests of Amatil Shareholders (other than Excluded Shareholders), and that the Scheme Booklet includes a statement by the Amatil Related Party Committee and Amatil Group Managing Director to that effect. (b) Subject to clause 5.12(e), Amatil must use its best endeavours to procure that the members of the Amatil Related Party Committee collectively and individually do not, and the Amatil Group Managing Director does not, adversely change, withdraw or adversely modify its, his or her recommendation to vote in favour of the Scheme in the manner described in clause 5.12(a) unless: (1) the Independent Expert provides a report to Amatil (including either the Independent Expert’s Report or any update of, or any revision, amendment or supplement to, that report) that concludes that the Scheme is not fair and reasonable and/or not in the best interests of Amatil Shareholders (other than Excluded Shareholders); (2) Amatil has received a Superior Proposal; or (3) the adverse change, withdrawal or adverse modification occurs because of a requirement or request by a court or Government Agency that one or more Amatil Related Committee Members or the

Scheme implementation deed page 26 Amatil Group Managing Director abstain from making a recommendation that Amatil Shareholders (other than Excluded Shareholders) vote in favour of the Scheme after the date of this deed. (c) For the purposes of clause 5.12(b), customary qualifications and explanations contained in the Scheme Booklet and any public announcements in relation to a recommendation to vote in favour of the Scheme to the effect that the recommendation is made: (1) in the absence of a Superior Proposal; (2) in respect of any public announcement issued before the issue of the Scheme Booklet, ‘subject to the Independent Expert concluding in the Independent Expert’s Report (and continuing to conclude) that the Scheme is fair and reasonable and in the best interests of Amatil Shareholders (other than Excluded Shareholders)’; and (3) in respect of the Scheme Booklet and any public announcements issued at the time of or after the issue of the Scheme Booklet, ‘subject to the Independent Expert continuing to conclude that the Scheme is fair and reasonable and in the best interest of Amatil Shareholders (other than Excluded Shareholders)’, will not be regarded as a failure to make, or an adverse change, withdrawal or adverse modification of, a recommendation in favour of the Scheme. (d) Despite anything to the contrary in this clause 5.12, a statement made by Amatil or the Amatil Related Party Committee (collectively), a member of the Amatil Related Party Committee, and/or the Amatil Group Managing Director to the effect that no action should be taken by Amatil Shareholders pending the assessment of a Competing Proposal by the Amatil Related Party Committee shall not contravene this clause 5.12. (e) For the avoidance of doubt, nothing in this clause 5.12 requires Amatil or any Amatil Related Party Committee Member or the Amatil Group Managing Director to take any action or refrain from taking any action which would constitute a breach of the fiduciary or statutory duties of the Related Party Committee Member or the Amatil Group Managing Director. 5.13 Conduct of Court proceedings (a) Amatil and CCEP are entitled to separate representation at all Court proceedings affecting the Transaction. (b) This deed does not give Amatil (on the one hand), or CCEP or CCEP Sub (on the other hand) any right or power to give undertakings to the Court for or on behalf of the CCEP or CCEP Sub (in the case of Amatil) or Amatil (in the case of CCEP or CCEP Sub) without that party’s written consent. (c) Each of Amatil, CCEP and CCEP Sub, must give all undertakings to the Court in all Court proceedings which are reasonably required to obtain Court approval and confirmation of the Transaction as contemplated by this deed. 5.14 Scheme Booklet content and responsibility statements (a) The Scheme Booklet will contain a responsibility statement to the effect that: (1) CCEP is responsible for the CCEP Information contained in the Scheme Booklet; and

Scheme implementation deed page 27 (2) Amatil is responsible for the Amatil Information contained in the Scheme Booklet. (b) If Amatil and CCEP disagree on the form or content of the Scheme Booklet, they must consult in good faith to try to settle an agreed form of the Scheme Booklet. (c) If after 5 Business Days of consultation under clause 5.14(b), Amatil and CCEP are unable to agree on the form or content of the Scheme Booklet: (1) where the determination relates to CCEP Information, CCEP will make the final determination as to the form and content of the CCEP Information; and (2) in any other case, Amatil will make the final determination as to the form and content of the Scheme Booklet. 5.15 Access to information and management (a) Amatil must procure that CCEP, other CCEP Group Members reasonably requested in writing to Amatil by CCEP, and a reasonable number of their respective representatives (in accordance with the terms of the Confidentiality Deed) are given reasonable access to: (1) the due diligence information agreed in writing between the parties on the date of this deed (Additional Due Diligence Materials) as soon as practicable following the date of this deed and then for a 4 week period commencing on the date that a reasonably sufficient amount of Additional Due Diligence Materials are first provided; (2) at any time between the date of this deed and the Implementation Date, the relevant members of Amatil’s Group Leadership Team who are members of the Transaction Implementation Committee at meetings of that committee, and the monthly Amatil Group Board Report in the form provided to the Amatil Board in the ordinary course; and (3) any information or Amatil Group personnel agreed by the Transaction Implementation Committee in accordance with clause 5.5(e)(3), for the sole purposes of: (4) in the case of clauses 5.15(a)(1) and 5.15(a)(2): (A) implementation of the Scheme (including seeking and obtaining any necessary approvals, consents or waivers); and (B) the CCEP Group developing and implementing plans for the transition of the businesses of the Amatil Group to the CCEP Group, and the carrying on of the businesses of the Amatil Group, following implementation of the Scheme; or (5) in the case of clause 5.15(a)(3), implementation of any aspect of the Transition Plan agreed by the Transaction Implementation Committee in accordance with clause 5.5, and provided that: (6) nothing in this clause 5.15 will require Amatil to provide, or procure the provision of, information concerning or in connection with:

Scheme implementation deed page 28 (A) any Amatil Director’s, the Amatil Board’s (or any sub- committee of the Amatil Board’s, including the Amatil Related Party Committee’s) and management’s (including the Amatil Group Managing Director’s) (a Relevant Person) consideration of the Scheme or any proposal by CCEP at any time in relation to the acquisition of an interest in Amatil Shares, including any information or discussions in connection with such considerations, including which relates to, or with, a TCCC Group Member or its representatives; or (B) any actual, proposed or potential Competing Proposal (including the a Relevant Person’s consideration of any actual, proposed or potential Competing Proposal, including any information or discussions in connection with such considerations, including which relates to, or with, a TCCC Group Member or its representatives); (7) providing or procuring the provision of information pursuant to this clause 5.15 must not result in unreasonable disruptions to, or interference with, the Amatil Group’s business; (8) CCEP must, and must procure that its representatives and each other CCEP Group Member and their respective representatives, keep all information obtained by it or them as a result of this clause 5.15 confidential in accordance with the terms of the Confidentiality Deed; (9) nothing in this clause 5.15 gives CCEP or any other CCEP Group member any rights as to the decision making of any Amatil Group Member or its business; (10) Amatil may provide to CCEP its records at a place other than Amatil’s business premises (to the extent relevant); (11) nothing in this clause 5.15 will require Amatil to provide, or procure the provision of, information concerning the Amatil Group’s business that is, in the reasonable opinion of Amatil, commercially sensitive, including any specific pricing and margin information or customer details, or which is otherwise inconsistent with the Protocols; and (12) nothing in this clause 5.15 will require Amatil to provide, or procure the provision of, information if to do so would or would be reasonably likely to: (A) breach any confidentiality obligation owed to a third party or any applicable law, regulatory requirement, authorisation or court order; or (B) result in a waiver of legal professional privilege. (b) CCEP is not permitted to terminate this deed in connection with any breach by Amatil of this clause 5.15, regardless of its materiality, however any alleged breach of this clause 5.15 by Amatil may be escalated to the Transaction Implementation Committee and/or the respective CEOs of the parties (as relevant) in accordance with clause 5.16. provided that nothing in this clause 5.15 precludes CCEP from terminating this deed for a breach of the Conditions Precedent in clause 3.1(f) (No Amatil Material Adverse Change) or clause 3.1(g) (No Amatil Prescribed Occurrence) in accordance with the provisions of clause 3.4.

Scheme implementation deed page 29 5.16 Escalation procedure (a) If CCEP believes that there has been a breach by Amatil of a Material Conduct of Business Provision at any time before the earlier of termination of this deed and the Implementation Date, CCEP may give written notice to Amatil setting out the relevant circumstances of the alleged breach within 5 Business Days of becoming aware of such breach. (b) If CCEP provides a notice under clause 5.16(a) in accordance with that clause: (1) the alleged breach must be referred to the Transaction Implementation Committee which must discuss in good faith for a period of at least 7 days commencing from the date of the next Transaction Implementation Committee meeting whether a breach has in fact occurred and, if so, whether appropriate remedies can or should be agreed to be implemented within a period agreed by the Transaction Implementation Committee (acting reasonably); (2) if the Transaction Implementation Committee is not able to agree any of the matters referred to in clause 5.16(b)(1) within the period referred to in clause 5.16(b)(1), such matters must be escalated to the respective CEOs of the parties, who must discuss in good faith whether or not agreement can be reached, and where relevant, whether a breach has occurred and, if so, a plan to remedy the breach, for a period of 3 Business Days after such escalation to the parties’ respective CEOs; and (3) Amatil must use reasonable endeavours to take or not take any action agreed by the Transaction Implementation Committee or between the respective CEOs (as applicable) within the time agreed (to the extent not already remedied). (c) CCEP is not permitted to terminate this deed in connection with any breach of a Material Conduct of Business Provision in any circumstances whatsoever, regardless of its materiality and/or whether: (1) the Transaction Implementation Committee or the respective CEOs of the parties are able to reach agreement on any of the matters contemplated by clause 5.16(b)(1) and 5.16(b)(2); or (2) Amatil or another Amatil Group Member is able to remedy or does in fact remedy any relevant alleged or actual breach of a Material Conduct of Business Provision as contemplated by clause 5.16(b)(3), provided that nothing in this clause 5.16(c) precludes CCEP from terminating this deed for a breach of the Conditions Precedent in clause 3.1(f) (No Amatil Material Adverse Change) or clause 3.1(g) (No Amatil Prescribed Occurrence) in accordance with the provisions of clause 3.4. 6 Representations and warranties 6.1 CCEP’s representations and warranties CCEP represents and warrants to Amatil (in its own right and separately as trustee or nominee for each of the other Amatil Indemnified Parties) each of the CCEP Representations and Warranties.

Scheme implementation deed page 30 6.2 CCEP’s indemnity CCEP agrees with Amatil (in its own right and separately as trustee or nominee for each of the other Amatil Indemnified Parties) to indemnify Amatil and each of the Amatil Indemnified Parties against any claim, action, damage, loss, liability, cost, expense or payment of whatever nature and however arising that Amatil or any of the other Amatil Indemnified Parties suffers, incurs or is liable for arising out of any breach of any of the CCEP Representations and Warranties. 6.3 Amatil’s representations and warranties Amatil represents and warrants to CCEP (in its own right and separately as trustee or nominee for each of the other CCEP Indemnified Parties) each of the Amatil Representations and Warranties. 6.4 Amatil’s indemnity Amatil agrees with CCEP (in its own right and separately as trustee or nominee for each of the other CCEP Indemnified Parties) to indemnify CCEP and each of the CCEP Indemnified Parties from any claim, action, damage, loss, liability, cost, expense or payment of whatever nature and however arising that CCEP or any of the other CCEP Indemnified Parties suffers, incurs or is liable for arising out of any breach of any of the Amatil Representations and Warranties. 6.5 Qualifications on Amatil’s representations, warranties and indemnities The Amatil Representations and Warranties made or given in clause 6.3 and the indemnity in clause 6.4, are each subject to matters that: (a) have been Fairly Disclosed in: (1) the Disclosure Materials; (2) the Additional Due Diligence Materials; or (3) an announcement made by Amatil or an Amatil Group Member to a Relevant Exchange, or a publicly available document lodged by Amatil or a Subsidiary of Amatil with any Government Agency in a Relevant Jurisdiction (including ASIC), in each case prior to the date of this deed, or which would be disclosed in a search of ASIC records or the PPS Register (or equivalent records or registers in another Relevant Jurisdiction), announcements made to a Relevant Exchange or the public records maintained by any court in a Relevant Jurisdiction, in relation to Amatil or a Subsidiary of Amatil (as relevant), in each case prior to the date of this deed; in each case, other than matters arising after the date of this deed or of which Amatil and CCEP were not aware before the date of this deed; (b) are contemplated, required or expressly permitted by this deed or the Scheme; (c) are required by any applicable law, regulation, accounting standards or principles, contract (provided the contract was entered into prior to the date of this deed or was permitted by this deed) or by a Government Agency; or (d) are within the actual knowledge of a CCEP Group Member as at the date of this deed.

Scheme implementation deed page 31 6.6 Survival of representations and warranties Each representation and warranty in clauses 6.1 and 6.3: (a) is severable; (b) survives the termination of this deed; and (c) is given with the intention that liability under it is not confined to breaches that are discovered before the date of termination of this deed. 6.7 Survival of indemnities Each indemnity in this deed (including those in clauses 6.2 and 6.4): (a) is severable; (b) is a continuing obligation; (c) constitutes a separate and independent obligation of the party giving the indemnity from any other obligations of that party under this deed; and (d) survives the termination of this deed. 6.8 Timing of representations and warranties (a) Each representation and warranty made or given under clauses 6.1 (other than the CCEP Representations and Warranties in clauses (k), (l), (m), (n), (q), (r), (s), (t) and (u) of Schedule 3) or 6.3 is given: (1) at the date of this deed; and (2) at 8.00am on the Second Court Date, unless that representation or warranty is expressed to be given at a particular time, in which case it is given at that time. (b) Each CCEP Representation and Warranty in clauses (k), (l), (m), (n), (q), (r), (s), (t) and (u) of Schedule 3 is given at the date of this deed and repeated continuously thereafter until and including the Implementation Date. 6.9 No representation or reliance (a) Each party acknowledges that no party (nor any person acting on its behalf) has made any representation or other inducement to it to enter into this deed, except for representations or inducements expressly set out in this deed and (to the maximum extent permitted by law) all other representations, warranties and conditions implied by statute or otherwise in relation to any matter relating to this deed, the circumstances surrounding the parties’ entry into it and the transactions contemplated by it are expressly excluded. (b) Each party acknowledges and confirms that it does not enter into this deed in reliance on any representation or other inducement by or on behalf of any other party, except for any representation or inducement expressly set out in this deed.

Scheme implementation deed page 32 7 Releases 7.1 Amatil and Amatil directors and officers (a) CCEP and CCEP Sub each agree with Amatil (in its own right and separately as trustee or nominee for each other Amatil Indemnified Party) that CCEP and CCEP Sub: (1) each release their rights; and (2) will not make, and that after the Implementation Date will procure that each Amatil Group Member does not make, any claim, against any Amatil Indemnified Party (other than Amatil and its Related Bodies Corporate) as at the date of this deed and from time to time in connection with: (3) Amatil’s execution or delivery of this deed; (4) any breach of any representations, covenants, warranties and obligations of Amatil or any other Amatil Group Member in this deed; (5) the implementation of the Scheme and/or the TCCC Transaction; (6) any disclosures containing any statement which is false or misleading whether in content or by omission in connection with the Scheme; or (7) any failure to provide information in connection with the Scheme, whether current or future, known or unknown, arising at common law, in equity, under statute or otherwise, except where the Amatil Indemnified Party has engaged in wilful misconduct, wilful concealment or fraud. For the avoidance of doubt, nothing in this clause 7.1(a) limits CCEP’s rights to terminate this deed under clause 12. (b) Clause 7.1(a) is subject to any Corporations Act restriction and will be read down accordingly. (c) Amatil receives and holds the benefit of this clause 7.1 to the extent it relates to each Amatil Indemnified Party as trustee for each of them. 7.2 CCEP and CCEP directors and officers (a) Amatil agrees with each of CCEP and CCEP Sub (in its own right and separately as trustee or nominee for each other CCEP Indemnified Party) that it: (1) releases its rights; and (2) will not make any Claim, against any CCEP Indemnified Party (other than CCEP, CCEP Sub and its Related Bodies Corporate) as at the date of this deed and from time to time in connection with: (3) CCEP’s execution or delivery of this deed; (4) any breach of any representations, covenants, warranties and obligations of CCEP or any other CCEP Group Member in this deed; (5) the implementation of the Scheme and/or the TCCC Transaction; (6) any disclosures containing any statement which is false or misleading whether in content or by omission in connection with the Scheme; or

Scheme implementation deed page 33 (7) any failure to provide information in connection with the Scheme, whether current or future, known or unknown, arising at common law, in equity, under statute or otherwise, except where the CCEP Indemnified Party has engaged in wilful misconduct, wilful concealment or fraud. For the avoidance of doubt, nothing in this clause 7.2(a) limits Amatil’s rights to terminate this deed under clause 12. (b) Clause 7.2(a) is subject to any Corporations Act restriction and will be read down accordingly. (c) CCEP receives and holds the benefit of this clause 7.2 to the extent it relates to each CCEP Indemnified Party as trustee for each of them. 7.3 Deeds of indemnity and insurance (a) Subject to the Scheme becoming Effective and the Transaction completing, CCEP undertakes in favour of Amatil and each other Amatil Indemnified Party that it will: (1) for a period of seven years from the Implementation Date, ensure that the constitutions of Amatil and each other Amatil Group Member continue to contain such rules as are contained in those constitutions at the date of this deed that provide for each company to indemnify each of its directors and officers against any liability incurred by that person in his or her capacity as a director or officer of the company to any person other than an Amatil Group Member; and (2) procure that Amatil and each other Amatil Group Member complies with any deeds of indemnity, access and insurance made by them in favour of their respective directors and officers from time to time and, without limiting the foregoing, ensure that directors’ and officers’ run- off insurance cover for such directors and officers is maintained for a period of seven years from the retirement date of each director and officer (and Amatil may, at its election, pay any amounts necessary to ensure such maintenance upfront prior to the implementation of the Scheme). (b) CCEP acknowledges that notwithstanding any other provision of this deed, Amatil may, prior to the Implementation Date, enter into arrangements to secure directors and officers run-off insurance for up to such seven year period referred to in 7.3(a)(2), and that any actions to facilitate that insurance or in connection with such insurance will not be an Amatil Material Adverse Change, an Amatil Prescribed Occurrence or an Amatil Regulated Event or a breach of any provision of this deed, or give rise to any right to terminate this deed, and will be disregarded when assessing the operation of any other part of this deed. (c) The undertakings contained in clause 7.3 are subject to any Corporations Act restriction and will be read down accordingly. (d) Amatil receives and holds the benefit of clause 7.3, to the extent it relates to the other Amatil Indemnified Parties, as trustee for each of them.

Scheme implementation deed page 34 8 Public announcement 8.1 Announcement of the Transaction Immediately after the execution of this deed, Amatil and CCEP must issue public announcements in a form agreed in writing between them. 8.2 Public announcements Subject to clause 8.3, a party may not make a public announcement or public disclosure of the Transaction or any other transaction the subject of this deed or the Scheme, unless that party has first provided the other party with a copy of the draft announcement, has consulted with the other party in good faith as to, and has given the other party a reasonable opportunity to comment on, the form and content of that announcement, and has taken into account any reasonable comments made by that other party. For the avoidance of doubt, this clause 8.2 does not apply to any announcement or disclosure in connection with an actual, proposed or potential Competing Proposal. 8.3 Required disclosure (a) Despite any provision of the Confidentiality Deed or clause 8.2, where a party is required by applicable Law (as defined in the Confidentiality Deed) or the Listing Rules to make any announcement or to make any disclosure in connection with the Transaction, the TCCC Transaction or any other transaction the subject of this deed or the Scheme (excluding any Law (as defined in the Confidentiality Deed) or Listing Rule which arises or operates as a result of any action taken by CCEP or its Associates (as defined in the Confidentiality Deed) other than any action which is consistent with and permitted by clause 21 of the Confidentiality Deed), it may do so despite clause 8.2. (b) Despite any provision of the Confidentiality Deed, before any disclosure is made in reliance on clause 8.3(a), to the extent reasonably practicable and permitted by the relevant Law: (1) the party required to make the disclosure (Disclosing Party) must use best endeavours to notify the other party as soon as reasonably practicable after it becomes aware that disclosure is required; and (2) the Disclosing Party must use best endeavours to give the other party an opportunity to comment on the proposed form of the disclosure and amend any factual inaccuracy, and consider in good faith any other comments of the other party on the form of the disclosure, other than where such disclosure relates to, or is in connection with, an actual, potential or proposed Competing Proposal. 9 Confidentiality Amatil and CCEP acknowledge and agree that they continue to be bound by the Confidentiality Deed after the date of this deed. The rights and obligations of Amatil and CCEP under the Confidentiality Deed survive termination of this deed.

Scheme implementation deed page 35 10 No talk 10.1 No talk obligation During the No Talk Period, Amatil must not, and must ensure that each of its Related Persons (other than any directors of Amatil nominated by a TCCC Group Member) do not, subject to clause 10.2: (a) participate in any negotiations or discussions with respect to; or (b) negotiate or enter into, any agreement, arrangement or understanding regarding a Competing Proposal. 10.2 Fiduciary exception Clause 10.1 does not prohibit or restrict any action or inaction by Amatil or any of its Related Persons if compliance with that clause would, in the opinion of the Amatil Related Party Committee, after receiving legal advice from its external legal advisers, constitute, or would be likely to, would be reasonably expected to, or could be reasonably considered to, constitute, a breach of any of the fiduciary or statutory duties of the Amatil Related Party Committee Members. 10.3 Compliance with law (a) If it is finally determined by a court, or the Takeovers Panel, that the agreement by the parties under this clause 10 or any part of it: (1) constituted, or constitutes, or would constitute, a breach of the fiduciary or statutory duties of the Amatil Related Party Committee; (2) constituted, or constitutes, or would constitute, ‘unacceptable circumstances’ within the meaning of the Corporations Act; or (3) was, or is, or would be, unlawful for any other reason, then, to that extent (and only to that extent) Amatil will not be obliged to comply with that provision of clause 10. (b) The parties must not make or cause or permit to be made, any application to a court or the Takeovers Panel for or in relation to a determination referred to in this clause 10.3. 10.4 Usual provision of information Nothing in this clause 10 prevents Amatil from: (a) providing any information to its Related Persons; (b) providing any information to any Government Agency; (c) providing any information required to be provided by any applicable law, including to satisfy its obligations under the Listing Rules or to any Government Agency; (d) providing any information to its auditors, customers, financiers, joint venturers, suppliers, contractual counterparties, brand partners or shareholders; and (e) making presentations to, or responding to enquiries from, brokers, portfolio investors, analysts and other third parties, and engaging with financiers and

Scheme implementation deed page 36 potential financiers, or promoting the merits of the Transaction and/or the TCCC Transaction. 11 Reimbursement Fee 11.1 Background to Reimbursement Fee (a) CCEP and Amatil acknowledge that, if they enter into this deed and the Transaction is subsequently not implemented, CCEP will incur significant costs, including those set out in clause 11.4. (b) In the circumstances referred to in clause 11.1(a), CCEP has requested that provision be made for the payments outlined in clause 11.2, without which CCEP would not have entered into this deed or otherwise agreed to implement the Scheme. (c) Amatil confirms that the Amatil Related Party Committee has acknowledged, having taken advice from its external legal advisers, that it believes the implementation of the Scheme will provide benefits to Amatil and that it is appropriate for Amatil to agree to the payments referred to in clause 11.2 in order to secure CCEP’s participation in the Transaction. 11.2 Reimbursement Fee triggers Subject to this clause 11, Amatil must pay the Reimbursement Fee to CCEP if: (a) during the No Talk Period, a majority of the Non-TCCC Amatil Directors: (1) fail to recommend the Scheme in the manner described in clause 5.12(a); (2) withdraw, adversely change or adversely modify their recommendation that Amatil Shareholders (other than Excluded Shareholders) vote in favour of the Scheme in the manner described in clause 5.12(a); or (3) make a public statement indicating that they no longer recommend the Transaction or recommend that Amatil Shareholders (other than Excluded Shareholders) accept or vote in favour of a Competing Proposal of any kind that is announced (whether or not such proposal is stated to be subject to any pre-conditions), in each case provided that CCEP has terminated this deed in accordance with clause 12, and unless: (4) the Independent Expert concludes in the Independent Expert’s Report (or any update of, or revision, amendment or supplement to, that report) that the Scheme is not fair and reasonable and/or not in the best interests of Amatil Shareholders (other than Excluded Shareholders) (except where that conclusion is due wholly or partly to the existence, announcement or publication of a Competing Proposal); (5) the failure to recommend, or the adverse change, withdrawal or adverse modification of a recommendation to vote in favour of the Scheme occurs because of a requirement or request by a court or Government Agency that one or more Non-TCCC Amatil Directors abstain from making a recommendation that Amatil Shareholders

Scheme implementation deed page 37 (other than Excluded Shareholders) vote in favour of the Scheme after the date of this deed; or (6) Amatil is entitled to terminate this deed pursuant to clause 12.1(a) or 12.2(b), and has given the appropriate termination notice to CCEP, provided that, for the avoidance of doubt, a statement made by Amatil or the Amatil Related Party Committee (collectively), a member of the Amatil Related Party Committee and/or the Amatil Group Managing Director to the effect that no action should be taken by Amatil Shareholders pending the assessment of a Competing Proposal by the Amatil Related Party Committee will not require Amatil to pay the Reimbursement Fee to CCEP; (b) a Competing Proposal of any kind is announced prior to the date of the Scheme Meeting (whether or not such proposal is stated to be subject to any pre- conditions) and, prior to or within 6 months of the termination of this deed, the Competing Bidder or any Associate of that Competing Bidder completes a Competing Proposal of the kind referred to in any of paragraphs 2, 3 or 4 of the definition of Competing Proposal; or (c) CCEP has terminated this deed pursuant to clauses 12.1(a)(1) or 12.2(a) and the Transaction does not complete. For the avoidance of doubt and despite any other provision of this deed, the Reimbursement Fee will not be payable if this deed is terminated in the circumstances set out in, or in accordance with, clause 3.4 because any Condition Precedent is not satisfied or waived (including any Regulatory Approval) in accordance with clause 3 (except to avoid doubt, where a fee is payable because an event in clauses 11.2(a)(1), 11.2(a)(2), or 11.2(a)(3) has occurred, CCEP has terminated this deed in accordance with clause 12 and the Independent Expert has concluded that the Scheme is not fair and reasonable and/or in the best interests of Amatil Shareholders (other than Excluded Shareholders) due wholly or partly to the existence, announcement or publication of a Competing Proposal). 11.3 Payment of Reimbursement Fee (a) A demand by CCEP for payment of the Reimbursement Fee under clause 11.2 must: (1) be in writing; (2) be made after the occurrence of the event in that clause giving rise to the right to payment and termination of this deed; (3) state the circumstances which give rise to the demand; and (4) nominate an account in the name of CCEP into which Amatil is to pay the Reimbursement Fee. (b) Amatil must pay the Reimbursement Fee into the account nominated by CCEP, without set-off or withholding, within 20 Business Days after receiving a demand for payment where CCEP is entitled under clause 11.2 to the Reimbursement Fee. 11.4 Basis of Reimbursement Fee The Reimbursement Fee has been calculated to reimburse CCEP for costs including the following: (a) fees for legal, financial and other professional advice in planning and implementing the Transaction (excluding success fees);

Scheme implementation deed page 38 (b) reasonable opportunity costs incurred in engaging in the Transaction or in not engaging in other alternative acquisitions or strategic initiatives; (c) costs of management and directors’ time in planning and implementing the Transaction; and (d) out of pocket expenses incurred by CCEP and CCEP’s employees, advisers and agents in planning and implementing the Transaction, and Amatil and CCEP agree that: (e) the costs actually incurred by CCEP will be of such a nature that they cannot all be accurately ascertained; and (f) the Reimbursement Fee is a genuine and reasonable pre-estimate of those costs. 11.5 Compliance with law (a) This clause 11 does not impose an obligation on Amatil to pay the Reimbursement Fee to the extent (and only to the extent) that the obligation to pay the Reimbursement Fee: (1) is declared by the Takeovers Panel to constitute ‘unacceptable circumstances’; or (2) is determined to be unenforceable or unlawful (including by virtue of it being a breach of the fiduciary or statutory duties of any Amatil Director) by a court, and CCEP will refund to Amatil within 5 Business Days any amount in excess of its obligation under this clause that Amatil has already paid to CCEP when that declaration or determination is made (unless otherwise required by the Takeovers Panel or a court). For the avoidance of doubt, any part of the Reimbursement Fee that would not constitute unacceptable circumstances or that is not unenforceable or unlawful (as applicable) must be paid by Amatil. (b) CCEP and Amatil must not make or cause or permit to be made, any application to the Takeovers Panel or a court for or in relation to a declaration or determination referred to in clause 11.5(a). 11.6 Reimbursement Fee payable only once Where the Reimbursement Fee becomes payable to CCEP under clause 11.2 and is actually paid to CCEP, CCEP cannot make any claim against Amatil for payment of any subsequent Reimbursement Fee. 11.7 Other Claims Despite anything to the contrary in this deed, the maximum aggregate liability of Amatil for any claims under this deed is the Reimbursement Fee and in no event will the aggregate liability of Amatil for Claims under this deed and in connection with the Transaction, the Scheme or the TCCC Transaction exceed the Reimbursement Fee. 11.8 No Reimbursement Fee in certain circumstances Despite anything to the contrary in this deed, the Reimbursement Fee will not be payable to CCEP if: (a) the Scheme becomes Effective; or

Scheme implementation deed page 39 (b) prior to or at the time that the Reimbursement Fee becomes payable under clause 11.2, Amatil was entitled to terminate this deed under clauses 12.1(a)(1) or 12.2(b), and has given the appropriate termination notice to CCEP, notwithstanding the occurrence of any event in clause 11.2 and, if any amount or part of the Reimbursement Fee has already been paid it must be refunded by CCEP: (c) where clause 11.8(a) applies, within 5 Business Days after the Scheme becomes Effective; or (d) where clause 11.8(c) applies, within 3 Business Days after the date Amatil notifies CCEP that, at the time that the Reimbursement Fee became payable under clause 11.2, Amatil was entitled to terminate this deed under clauses 12.1(a)(1) or 12.2(b). 12 Termination 12.1 Termination (a) Either CCEP or Amatil may terminate this deed by written notice to the other party: (1) other than in respect of a breach of either: (A) a CCEP Representation and Warranty or an Amatil Representation and Warranty (which are dealt with in clause 12.2); or (B) clauses 5.4, 5.6, 5.10 and 5.15 (any breach of which does not permit CCEP to terminate this deed regardless of its materiality), provided that nothing in this clause 12.1(a) precludes CCEP from terminating this deed for a breach of the Conditions Precedent in clause 3.1(f) (No Amatil Material Adverse Change) or clause 3.1(g) (No Amatil Prescribed Occurrence) in accordance with the provisions of clause 3.4, at any time before 8.00am on the Second Court Date, if CCEP or CCEP Sub (in the case of termination by Amatil) or Amatil (in the case of termination by CCEP) has materially breached this deed (and the relevant breach is material when taken in the context of the Scheme as a whole), the party entitled to terminate has given written notice to the party in breach of this deed setting out the relevant circumstances and stating an intention to terminate this deed, and the party in breach of this deed has failed to remedy the breach within 10 Business Days (or any shorter period ending at 5.00pm on the Business Day before the Second Court Date) after the date on which the notice is given; (2) in the circumstances set out in, and in accordance with, clause 3.4; (3) if Amatil Shareholders (other than Excluded Shareholders) have not agreed to the Scheme at the Scheme Meeting by the requisite majorities and notice is not given under clause 3.4(d); or (4) if the Effective Date for the Scheme has not occurred, or will not occur, on or before the End Date.

Scheme implementation deed page 40 (b) CCEP may terminate this deed by written notice to Amatil at any time before 8.00am on the Second Court Date if, after the date of this deed, a majority of the Non-TCCC Amatil Directors: (1) fail to recommend the Scheme in the manner described in clause 5.12(a); (2) withdraw, adversely change or adversely modify their recommendation that Amatil Shareholders (other than Excluded Shareholders) vote in favour of the Scheme in the manner described in clause 5.12(a); or (3) make a public statement indicating that they no longer recommend the Transaction or recommend a Competing Proposal (but excluding a statement that no action should be taken by Amatil Shareholders pending assessment of a Competing Proposal by the Amatil Related Party Committee), other than where any Non-TCCC Amatil Director is required or requested by a court or Government Agency to abstain from making a recommendation that Amatil Shareholders (other than Excluded Shareholders) vote in favour of the Scheme after the date of this deed. (c) Amatil may terminate this deed by written notice to CCEP at any time before 8.00am on the Second Court Date if, after the date of this deed, a majority the Non-TCCC Amatil Directors: (1) fail to recommend the Scheme in the manner described in clause 5.12(a); (2) withdraw, adversely change or adversely modify their recommendation that Amatil Shareholders (other than Excluded Shareholders) vote in favour of the Scheme in the manner described in clause 5.12(a); or (3) make a public statement indicating that they no longer recommend the Transaction or recommend a Competing Proposal (but excluding a statement that no action should be taken by Amatil Shareholders pending assessment of a Competing Proposal by the Amatil Related Party Committee), in each case, to the extent expressly permitted by clause 5.12(b). 12.2 Termination for breach of representations and warranties (a) CCEP may, at any time prior to 8.00am on the Second Court Date, terminate this deed for a material breach of an Amatil Representation and Warranty only if: (1) CCEP has given written notice to Amatil setting out the relevant circumstances and stating an intention to terminate or to allow the Scheme to lapse; (2) the relevant breach continues to exist 10 Business Days (or any shorter period ending at 5.00pm on the Business Day before the Second Court Date) after the date on which the notice is given under clause 12.2(a)(1); and (3) the relevant breach is material in the context of the Scheme taken as a whole.

Scheme implementation deed page 41 (b) Amatil may, at any time before 8.00am on the Second Court Date, terminate this deed for breach of a CCEP Representation and Warranty only if: (1) Amatil has given written notice to CCEP setting out the relevant circumstances and stating an intention to terminate or to allow the Scheme to lapse; (2) the relevant breach continues to exist 10 Business Days (or any shorter period ending at 5.00pm on the Business Day before the Second Court Date) after the date on which the notice is given under clause 12.2(b)(1); and (3) the relevant breach is material in the context of the Scheme taken as a whole (other than in respect of each CCEP Representation and Warranty in clauses (k), (l), (m), (n) and (q) of Schedule 3, any breach of which will enable Amatil to terminate this deed provided Amatil otherwise complies with this clause 12.2(b)). (c) This deed is terminable if agreed to in writing by CCEP and Amatil. 12.3 Effect of termination If this deed is terminated by a party under clauses 3.4, 12.1 or 12.2: (a) each party will be released from its obligations under this deed, except that this clause 12.3, and clauses 1, 5.7, 6.5 to 6.9, 7.1, 7.2, 9, 11, 13, 14, 15 and 16 (except clause 16.9), will survive termination and remain in force; (b) each party will retain the rights it has or may have against the other party in respect of any past breach of this deed; and (c) in all other respects, all future obligations of the parties under this deed will immediately terminate and be of no further force and effect including any further obligations in respect of the Scheme. 12.4 Termination Where a party has a right to terminate this deed, that right for all purposes will be validly exercised if the party delivers a notice in writing to the other party stating that it terminates this deed and the provision under which it is terminating this deed. 12.5 No other termination No party may terminate or rescind this deed except as permitted under clauses 3.4, 12.1 or 12.2. 13 Duty, costs and expenses 13.1 Stamp duty CCEP Sub must: (a) pay all stamp duties and any fines and penalties with respect to stamp duty in respect of this deed or the Scheme or the steps to be taken under this deed or the Scheme; and

Scheme implementation deed page 42 (b) indemnify Amatil against any liability arising from its failure to comply with clause 13.1(a). 13.2 Costs and expenses Except as otherwise provided in this deed, each party must pay its own costs and expenses in connection with the negotiation, preparation, execution, delivery and performance of this deed and the proposed, attempted or actual implementation of this deed and the Transaction. 14 GST (a) Any consideration or amount payable under this deed, including any non- monetary consideration (as reduced in accordance with clause 14(e) if required) (Consideration) is exclusive of GST. (b) If GST is or becomes payable on a Supply made under or in connection with this deed, an additional amount (Additional Amount) is payable by the party providing consideration for the Supply (Recipient) equal to the amount of GST payable on that Supply as calculated by the party making the Supply (Supplier) in accordance with the GST Law. (c) The Additional Amount payable under clause 14(b) is payable at the same time and in the same manner as the Consideration for the Supply, and the Supplier must provide the Recipient with a Tax Invoice. However, the Additional Amount is only payable on receipt of a valid Tax Invoice. (d) If for any reason (including the occurrence of an Adjustment Event) the amount of GST payable on a Supply (taking into account any Decreasing or Increasing Adjustments in relation to the Supply) varies from the Additional Amount payable by the Recipient under clause 14(b): (1) the Supplier must provide a refund or credit to the Recipient, or the Recipient must pay a further amount to the Supplier, as applicable; (2) the refund, credit or further amount (as the case may be) will be calculated by the Supplier in accordance with the GST Law; and (3) the Supplier must notify the Recipient of the refund, credit or further amount within 14 days after becoming aware of the variation to the amount of GST payable. Any refund or credit must accompany such notification or the Recipient must pay any further amount within seven days after receiving such notification, as applicable. If there is an Adjustment Event in relation to the Supply, the requirement for the Supplier to notify the Recipient will be satisfied by the Supplier issuing to the Recipient an Adjustment Note within 14 days after becoming aware of the occurrence of the Adjustment Event. (e) Despite any other provision in this deed if an amount payable under or in connection with this deed (whether by way of reimbursement, indemnity or otherwise) is calculated by reference to an amount incurred by a party, whether by way of cost, expense, outlay, disbursement or otherwise (Amount Incurred), the amount payable must be reduced by the amount of any Input Tax Credit to which that party is entitled in respect of that Amount Incurred. (f) Any reference in this clause to an Input Tax Credit to which a party is entitled includes an Input Tax Credit arising from a Creditable Acquisition by that party

Scheme implementation deed page 43 but to which the Representative Member of a GST Group of which the party is a member is entitled. (g) Any term starting with a capital letter in this clause 14 that is not defined in this clause 14 has the same meaning as the term has in the A New Tax System (Goods & Services Tax) Act 1999 (Cth). 15 Notices 15.1 Form of Notice A notice or other communication to a party under this deed (Notice) must be: (a) in writing and in English and signed by or on behalf of the sending party; and (b) addressed to that party in accordance with the details nominated in Schedule 1 (or any alternative details nominated to the sending party by Notice). 15.2 How Notice must be given and when Notice is received (a) A Notice must be given by one of the methods set out in the table below. (b) A Notice is regarded as given and received at the time set out in the table below. However, if this means the Notice would be regarded as given and received outside the period between 9.00am and 5.00pm (addressee’s time) on a Business Day (business hours period), in the place nominated by the addressee as its address in Schedule 1, then the Notice will instead be regarded as given and received at the start of the following business hours period in that place. Method of giving Notice When Notice is regarded as given and received By hand to the nominated address When delivered to the nominated address By express post to the nominated address At 9.00am (addressee’s time) on the fourth Business Day after the date of posting By email to the nominated email address The earlier of: 1 when the recipient’s email server generates a message to the sender confirming that the email has been delivered to that server (“delivery receipt”), or at the time that the recipient “read” the email as stated in an automated message received by the sender (“read receipt”); 2 the time that the recipient confirms receipt of the email by reply email to the sender; and 3 four hours after the time the email is sent (as recorded on the device from which the sender sent the email), unless the sender receives, within that four hour

Scheme implementation deed page 44 period, an automated message that the email has not been delivered. 15.3 Notice must not be given by electronic communication A Notice must not be given by electronic means of communication (other than email as permitted in clause 15.2). 16 General 16.1 Governing law and jurisdiction (a) This deed is governed by the law in force in New South Wales, Australia. (b) Each party irrevocably submits to the non-exclusive jurisdiction of courts exercising jurisdiction in New South Wales, Australia and courts of appeal from them in respect of any proceedings arising out of or in connection with this deed. Each party irrevocably waives any objection to the venue of any legal process in these courts on the basis that the process has been brought in an inconvenient forum. 16.2 Service of process (a) Without preventing any other mode of service, any document in an action (including any writ of summons or other originating process or any third or other party notice) may be served on any party by being delivered to or left for that party at its address for service of Notices under clause 15. (b) CCEP irrevocably appoints CCEP Sub as its agent for the service of process in Australia in relation to any matter arising out of this deed. If CCEP Sub ceases to be able to act as such or have an address in Australia, CCEP agrees to appoint a new process agent in Australia and deliver to the other party within 20 Business Days a copy of a written acceptance of appointment by the process agent, upon receipt of which the new appointment becomes effective for the purpose of this deed. CCEP must inform Amatil in writing of any change in the address of its process agent within 20 Business Days of the change. 16.3 No merger The rights and obligations of the parties do not merge on completion of the Transaction. They survive the execution and delivery of any assignment or other document entered into for the purpose of implementing the Transaction. 16.4 Invalidity and enforceability (a) If any provision of this deed is invalid under the law of any jurisdiction the provision is enforceable in that jurisdiction to the extent that it is not invalid, whether it is in severable terms or not. (b) Clause 16.4(a) does not apply where enforcement of the provision of this deed in accordance with clause 16.4(a) would materially affect the nature or effect of the parties’ obligations under this deed.

Scheme implementation deed page 45 16.5 Waiver No party to this deed may rely on the words or conduct of any other party as a waiver of any right unless the waiver is in writing and signed by the party granting the waiver. The meanings of the terms used in this clause 16.5 are set out below. Term Meaning conduct includes delay in the exercise of a right. right any right arising under or in connection with this deed and includes the right to rely on this clause. waiver includes an election between rights and remedies, and conduct which might otherwise give rise to an estoppel. 16.6 Variation A variation of any term of this deed must be in writing and signed by the parties. 16.7 Assignment of rights (a) A party may not assign, novate, declare a trust over or otherwise transfer or deal with any of its rights or obligations under this deed without the prior written consent of the other party or as expressly provided in this deed. (b) A breach of clause 16.7(a) by a party shall be deemed to be a material breach for the purposes of clause 12.1(a)(1). (c) Clause 16.7(b) does not affect the construction of any other part of this deed. 16.8 No third party beneficiary This deed shall be binding on and inure solely to the benefit of each party to it and each of their respective permitted successors and assigns, and nothing in this deed is intended to or shall confer on any other person, other than the CCEP Indemnified Parties and the Amatil Indemnified Parties, in each case to the extent set forth in clause 6 and clause 7, any third party beneficiary rights. 16.9 Further action to be taken at each party’s own expense Each party must, at its own expense, do all things and execute all documents necessary to give full effect to this deed and the transactions contemplated by it. 16.10 Entire agreement This deed (including the documents in the attachments to it), the Confidentiality Deed and any other document agreed by the parties in writing for the purposes of this clause 16.10 (each a Relevant Document and together the Relevant Documents) state all the express terms agreed by the parties in respect of their subject matter. The Relevant

Scheme implementation deed page 46 Documents set out the only conduct, representations, warranties, covenants, conditions, agreements or understandings (collectively Conduct) relied on by the parties and supersede all prior Conduct, discussions and negotiations in respect of their subject matter. Without limiting clause 6.9, no party has relied on or is relying on any other Conduct in entering into this deed and completing the transactions contemplated by it. 16.11 Counterparts (a) This deed may be executed in any number of counterparts and by the parties on separate counterparts. (b) This deed is binding on the parties on the exchange of duly executed counterparts. (c) The parties agree that a copy of an original executed counterpart sent by email to the email address of the other parties specified in clause 15, instead of the original, is sufficient evidence of the execution of the original and may be produced in evidence for all purposes in place of the original. 16.12 Relationship of the parties (a) Nothing in this deed gives a party authority to bind any other party in any way. (b) Nothing in this deed imposes any fiduciary duties on a party in relation to any other party. 16.13 Remedies cumulative Except as provided in this deed and permitted by law, the rights, powers and remedies provided in this deed are cumulative with, and not exclusive of, the rights, powers and remedies provided by law independently of this deed. 16.14 Exercise of rights (a) Unless expressly required by the terms of this deed, a party is not required to act reasonably in giving or withholding any consent or approval or exercising any other right, power, authority, discretion or remedy, under or in connection with this deed. (b) A party may (without any requirement to act reasonably) impose conditions on the grant by it of any consent or approval, or any waiver of any right, power, authority, discretion or remedy, under or in connection with this deed. Any conditions must be complied with by the party relying on the consent, approval or waiver. 17 Guarantee 17.1 Guarantee and indemnity CCEP: (a) unconditionally and irrevocably guarantees to Amatil (in its own right and separately as trustee or nominee for each of the other Amatil Indemnified Parties and each Scheme Shareholder) on demand, the due and punctual performance of CCEP Sub’s obligations under this deed and the Deed Poll; and

Scheme implementation deed page 47 (b) as a separate and additional liability, indemnifies Amatil (in its own right and separately as trustee or nominee for each of the other Amatil Indemnified Parties and each Scheme Shareholder) against all Loss, actions, proceedings and judgments of any nature, incurred by, brought, made or recovered against Amatil, an Amatil Indemnified Party or a Scheme Shareholder arising from any default or delay in the due and punctual performance of CCEP Sub’s obligations under this deed and the Deed Poll. 17.2 Extent of guarantee and indemnity The liability of CCEP under this clause 17 is not affected by anything that, but for this clause 17, might operate to release or exonerate CCEP in whole or in part from its obligations including any of the following, whether with or without the consent of the CCEP: (a) the grant to CCEP, CCEP Sub or any other person of any time, waiver or other indulgence, or the discharge or release of CCEP Sub, CCEP or any other person from any liability or obligation; (b) any transaction or arrangement that may take place between Amatil, CCEP Sub, CCEP or any other person (including an Amatil Shareholder or TCCC Group Member); (c) Amatil exercising or refraining from exercising its rights under any security or any other rights, powers or remedies against CCEP Sub, CCEP or any other person; (d) the amendment, replacement, extinguishment, unenforceability, failure, loss, release, discharge, abandonment or transfer either in whole or in part and either with or without consideration, of any security now or in the future held by Amatil from CCEP Sub, CCEP or any other person or by the taking of or failure to take any security; (e) the failure or omission or any delay by Amatil or CCEP Sub to give notice to CCEP of any default by CCEP Sub or any other person under this deed; and (f) any legal limitation, disability, incapacity or other circumstances related to CCEP Sub, CCEP or any other person. 17.3 Principal and independent obligation This clause 17 is a principal obligation and is not to be treated as ancillary or collateral to any other right or obligation and extends to cover this deed or the Deed Poll as amended, varied, supplemented, renewed or replaced. 17.4 Continuing guarantee and indemnity This clause 17 is a continuing obligation of CCEP, despite the Scheme becoming Effective or the completion or implementation of the Scheme or the Transaction, and remains in full force and effect for so long as CCEP Sub has any liability or obligation to Amatil or a Scheme Shareholder under this deed or the Deed Poll and until all of those liabilities or obligations have been fully discharged. 17.5 No withholdings (a) CCEP must make all payments that become due under this clause 17 or the Deed Poll (including the Scheme Consideration), free and clear and without

Scheme implementation deed page 48 deduction of all present and future withholdings (including taxes, duties, levies, imposts, deductions and charges of Australia or any other jurisdiction). (b) If CCEP is compelled by law to deduct any withholding, then in addition to any payment due under this clause 17, it must pay to Amatil and each Scheme Shareholder such amount as is necessary to ensure that the net amount received by Amatil after withholding equals the amount Amatil or Scheme Shareholder would otherwise been entitled to if not for the withholding. 17.6 Currency CCEP must pay all moneys that it becomes liable to pay under this clause 17 or the Deed Poll in the currency in which they are payable under this deed and the Deed Poll and free of any commissions and expenses relating to foreign currency conversion or any other charges or expenses. 17.7 No set off CCEP has no right to set off, deduct or withhold any moneys that it may be or become liable to pay under this clause 17 against any moneys that CCEP Sub or any other CCEP Group Member may be, or become, liable to pay to an Amatil Group Member or Scheme Shareholder whether under this deed, the Deed Poll or otherwise.

Scheme implementation deed page 49 Schedules Table of contents Notice details 50 Definitions and interpretation 51 CCEP Representations and Warranties 71 Amatil Representations and Warranties 75 Capital structure 77

HERBERT SMITH FREEHILLS

Schedule 1

Notice details

Name	Attention	Address	Email
Coca-Cola Amatil Limited	Betty Ivanoff, Group General Counsel Richard Conway, Group Company Secretary	Level 13, 40 Mount Street, North Sydney NSW 2060 Australia	betty.ivanoff@ccamatil.com richard.conway@ccamatil.com
- copy to	Tony Damian, Partner Andrew Rich, Partner Amelia Morgan, Senior Associate	Herbert Smith Freehills, ANZ Tower, 161 Castlereagh Street, Sydney NSW 2000 Australia	tony.damian@hsf.com andrew.rich@hsf.com amelia.morgan@hsf.com
Coca-Cola European Partners plc CCEP Australia Pty Ltd	Clare Wardle, General Counsel and Company Secretary	Pemberton House, Bakers Road, Uxbridge, UB8 1EZ, United Kingdom	clare.wardle@ccep.com
- copy to	Sandy Mak, Partner Adam Foreman, Partner	Corrs Chambers Westgarth, Level 17, 8 Chifley, 8-12 Chifley Square, Sydney NSW 2000 Australia	sandy.mak@corrs.com.au adam.foreman@corrs.com.au

Scheme implementation deed page 50

Scheme implementation deed page 51 Schedule 2 Definitions and interpretation 1.1 Definitions Term Meaning 2020 STIP any short term incentive awards (in any form whatsoever) made or to be made to Amatil Group employees in respect of the financial year ended 31 December 2020. AASB Australian Accounting Standards Board. Additional Due Diligence Materials has the meaning given in clause 5.15(a). Amatil 2H 2020 Dividend has the meaning given in clause 4.4(a). Amatil Board the board of directors of Amatil. Amatil Consolidated Tax Group the consolidated group of which Amatil is the head company (where ‘consolidated group’ and ‘head company’ have the same meaning as in the Tax Act). Amatil Director any director of Amatil comprising part of the Amatil Board. Amatil Equity Incentive any rights to Amatil Shares issued under employee incentive arrangements of the Amatil Group. Amatil Group Amatil and each of its Subsidiaries, and a reference to an Amatil Group Member or a member of the Amatil Group is to Amatil or any of its Subsidiaries. Amatil Group Managing Director the Group Managing Director of Amatil from time to time, which as at the date of this deed, is Alison Watkins.

Scheme implementation deed page 52 Term Meaning Amatil Group Managing Director Amatil Share any Amatil Share: 1 held by or on behalf of the Amatil Group Managing Director; or 2 listed as an indirect interest in the latest Appendix 3X or Appendix 3Y lodged by Amatil with ASX in respect of the Amatil Group Managing Director. Amatil Indemnified Parties Amatil, its Subsidiaries and their respective directors, officers and employees. Amatil Information information regarding the Amatil Group prepared by Amatil for inclusion in the Scheme Booklet that explains the effect of the Scheme and sets out the information prescribed by the Corporations Act and the Corporations Regulations, and any other information that is material to the making of a decision by Amatil Shareholders (other than Excluded Shareholders) whether or not to vote in favour of the Scheme, being information that is within the knowledge of each of the Amatil Directors, which for the avoidance of doubt does not include the CCEP Information, any information relating to or regarding the TCCC Group, the Independent Expert's Report or any description of the taxation effect of the Transaction on Scheme Shareholders prepared by an external adviser to Amatil. Amatil Matching Share Plan the MyAmatil Employee Share Plan, as governed by the CCA Employees Share Plan Rules and applicable award documentation (including offer letters). Amatil Matching Shares the Amatil Shares (whether restricted or otherwise) granted in accordance with the Amatil Matching Share Plan. Amatil Material Adverse Change either: 1 an event, change, condition, matter, circumstance or thing (each a Specified Event) occurring after the date of this deed; or 2 CCEP becoming aware after the date of this deed of a Specified Event which occurred prior to the date of this deed but of which Amatil was aware prior to the date of this deed, which Specified Event, whether individually or when aggregated with all such events, changes, conditions, matters, circumstances or things of a like kind that have occurred or are reasonably likely to occur, has had or would be considered reasonably likely to have the effect of: 3 a diminution in the total assets of the Amatil Group, taken as a whole, by at least $650 million against the 30 June 2020 Amatil Group reported balance sheet; or

Scheme implementation deed page 53 Term Meaning 4 a diminution in the recurring EBITDA of the Amatil Group (for the purposes of this definition being EBITDA excluding non- recurring or non-trading items in accordance with Amatil’s accounting policies and the applicable accounting standards including those prescribed by the Australian Accounting Standards Board), taken as a whole, of at least $100 million measured on a rolling 12 month basis against the recurring EBITDA of the Amatil Group for the 12 months ended 30 June 2020, other than those events, changes, conditions, matters, circumstances or things to the extent that they: 1 do not affect Amatil disproportionately to its competitors or other companies generally; 2 were Fairly Disclosed in: – the Disclosure Materials; – the Additional Due Diligence Materials; or – an announcement made by Amatil or an Amatil Group Member to a Relevant Exchange, or a publicly available document lodged by Amatil or a Subsidiary of Amatil with any Government Agency in a Relevant Jurisdiction (including ASIC), or which would be disclosed in a search of ASIC records or the PPS Register (or equivalent records or registers in another Relevant Jurisdiction) or the public records maintained by any court in a Relevant Jurisdiction in relation to Amatil or a Subsidiary of Amatil (as relevant), in each case prior to the date of this deed, in each case, other than matters arising after the date of this deed or of which Amatil and CCEP were not aware before the date of this deed; 3 are within the actual knowledge of a CCEP Group Member as at the date of this deed; 4 arise from general economic or market conditions or changes in rates, prices or markets (including interest rates, exchange rates, commodity prices or in domestic or international financial markets); 5 arise from the Coronavirus or Covid-19 pandemic, including the outbreak, escalation or any impact of, or recovery from, the Coronavirus or Covid-19 pandemic, including as a result of lockdowns, travel restrictions, social distancing and restrictions of and on activities, venues and gatherings; 6 arise from any change in law, regulation, accounting standards or principles or governmental policy, or the interpretation of any of them; 7 are contemplated by, required to be done or procured by the Amatil Group in connection with or under, or expressly permitted by, this deed, the Scheme or the transactions contemplated by either; 8 are agreed to, or requested, in writing by CCEP;

Scheme implementation deed page 54 Term Meaning 9 arise from any act of terrorism, outbreak or escalation of war (whether or not declared) or major hostilities, an act of God, lightning, storm, flood, fire, earthquake or explosion, cyclone, tidal wave, landslide, other natural disaster or adverse weather conditions or the like; 10 arise from any action taken, or not taken, by a TCCC Group Member; or 11 arise out of the announcement of the Transaction, the TCCC Transaction or the Scheme (including any loss of or adverse change in the relationship of Amatil or its Subsidiaries with their respective employees, customers, partners (including joint venture partners or brand partners), creditors, suppliers or contractual counterparties as at the date of this deed, including the loss of any contract), provided that Amatil has complied in all respects with clause 5.4(a)(6). Amatil Permitted Dividend 1 any Amatil 2H 2020 Dividend; and 2 any other dividends which are declared or determined by Amatil and paid by Amatil to Amatil Shareholders on or before the Scheme Record Date. Amatil Prescribed Occurrence other than: 1 as Fairly Disclosed in: – the Disclosure Materials; – the Additional Due Diligence Materials; or – an announcement made by Amatil or an Amatil Group Member to a Relevant Exchange, or a publicly available document lodged by Amatil or a Subsidiary of Amatil with any Government Agency in a Relevant Jurisdiction (including ASIC), or which would be disclosed in a search of ASIC records or the PPS Register (or equivalent records or registers in another Relevant Jurisdiction) or the public records maintained by any court in a Relevant Jurisdiction, in relation to Amatil or a Subsidiary of Amatil (as relevant), in each case prior to the date of this deed; in each case, other than matters arising after the date of this deed or of which Amatil and CCEP were not aware before the date of this deed; 2 which is required by any applicable law, regulation, accounting standards or principles, contract (provided the contract was entered into prior to the date of this deed or was permitted by this deed) or by a Government Agency; 3 which is within the actual knowledge of a CCEP Group Member as at the date of this deed; 4 as contemplated by, required to be done or procured by the Amatil Group in connection with or under, or expressly

Scheme implementation deed page 55 Term Meaning permitted by, this deed, the Scheme or the transactions contemplated by either; or 5 as agreed to, or requested, by CCEP in writing, the occurrence of any of the following: 1 Amatil converting all or any of its shares into a larger or smaller number of shares; 2 Amatil resolving to reduce its share capital in any way; 3 a member of the Amatil Group: – entering into a buy-back agreement; or – resolving to approve the terms of a buy-back agreement under the Corporations Act; 4 a member of the Amatil Group issuing shares, or granting a performance right or an option over its shares, or agreeing to make such an issue or grant such a right or an option, other than: – to a Related Body Corporate of Amatil; – on vesting or exercise of, or in respect of, an Amatil Equity Incentive or Amatil Restricted Share existing as at the date of this deed, including as a result of, in connection with, or pursuant to, clause 4.6; or – under the terms of the ‘CCA Dividend Reinvestment Plan Rules’ as at 13 May 2014; 5 a member of the Amatil Group issuing or agreeing to issue securities convertible into shares other than as a result of, in connection with, or pursuant to, clause 4.6; 6 a member of the Amatil Group disposing, or agreeing to dispose, of the whole, or a substantial part, of its business or property; 7 a member of the Amatil Group granting a Security Interest, or agreeing to grant a Security Interest, in the whole, or a substantial part, of its business or property; or 8 an Insolvency Event occurs in relation to a material member of the Amatil Group. Amatil Registry Link Market Services Limited ABN 54 083 214 537. Amatil Regulated Event the occurrence of any of the following: 1 corporate and capital structure: – an Amatil Group Member reclassifying, combining, splitting or redeeming or repurchasing directly or indirectly any of its shares; or – other than any Amatil Permitted Dividend or pursuant to clause 4.6, Amatil announcing, making, declaring, paying or distributing any dividend, bonus or other share of its profits

Scheme implementation deed page 56 Term Meaning or assets or returning or agreeing to return any capital to its members (whether in cash or in specie); 2 constituent documents: an Amatil Group Member making any change to its constitution or other constituent document; 3 acquisitions and disposals: a member of the Amatil Group acquiring any business, entity or undertaking or disposing of any business, assets, entity or undertaking, whether in one or a number of related transactions, where the amounts of the value involved, or reasonably expected to be involved, in such transaction or transactions exceeds $25 million (individually) or $75 million (in aggregate) provided that in calculating any aggregate for the purpose of this paragraph, individual matters or items in the ordinary course of business or any transaction with an individual value which does not exceed $10 million are excluded; 4 material contracts: a. a member of the Amatil Group entering into, terminating or amending in a material respect any contract or commitment or series of related contracts or commitments (excluding in respect of Financial Indebtedness or a revenue contract or in the ordinary course) requiring payments by the Amatil Group in excess of $25 million per annum or $75 million over the term of the contract (in each case, individually) other than in the ordinary course of business; b. a member of the Amatil Group entering into, terminating or amending in a material respect, any material joint venture, partnership, asset or profit sharing agreement or similar arrangement, in respect of which, individually (i) the EBIT referable to the relevant Amatil Group Member’s share of the arrangement exceeds $25 million or (ii) the net assets referable to the relevant Amatil Group Member’s share of the arrangement exceed $75 million; 5 capex: any member of the Amatil Group incurring, or committing to incur, any individual item or series of related items of capital expenditure which is, or is reasonably expected to be, in excess of $50 million; 6 disputes: any member of the Amatil Group: – waiving any material Third Party default where the financial impact on the Amatil Group of that waiver will be in excess of $25 million (individually) or $75 million (in aggregate); or – accepting as a compromise of a matter less than the full compensation due from a Third Party to a member of the Amatil Group where the financial impact of the compromise on the Amatil Group is more than $25 million (individually) or $75 million (in aggregate); – a member of the Amatil Group commencing, compromising or settling any new material investigation, prosecution, penalty, arbitration or litigation against a member of the

Scheme implementation deed page 57 Term Meaning Amatil Group which could reasonably be expected to give rise to a liability for the Amatil Group in excess of $25 million (individually) or $75 million (in aggregate), provided that in calculating any aggregate for the purpose of this paragraph, individual matters or items in the ordinary course of business or with a value that does not exceed $10 million are excluded; 7 financing: a member of the Amatil Group incurring any additional or increasing any existing Financial Indebtedness for amounts or requiring payments by the Amatil Group in excess of $100 million (individually or in aggregate); 8 financial accommodation: any member of the Amatil Group providing financial accommodation other than to Amatil Group Members in excess of $75 million (individually or in aggregate); 9 accounting: a member of the Amatil Group changing any accounting method, practice or principle used by it, other than as a result of changes in generally accepted accounting standards or principles or the interpretation of any of them; or 10 employees: a. a member of the Amatil Group entering into any new employment agreement or terminating any employment agreement other than for cause in respect of which the aggregate annual compensation is greater than $750,000; b. a member of the Amatil Group paying any bonus to, or increasing the compensation of, any officer or employee of any Amatil Group Member who receives aggregate annual compensation greater than $750,000, except where it is in the ordinary course of business and consistent with past practice, and the aggregate value of all such bonuses or increases does not exceed $5 million; or c. a member of the Amatil Group granting to any officer or employee of any Amatil Group Member who receives aggregate annual compensation greater than $750,000 any severance or termination pay except to the extent required or permitted by Amatil’s redundancy policies or by an employment contract in place at the date of this deed, or required by law or the terms of an award or enterprise bargaining agreement or workplace agreement, in each case, excluding as a result of, in connection with, or pursuant to, clause 4.6; and 11 cease business: any material Amatil Group Member ceasing to carry on a business which accounted for more than $25 million in EBIT of the Amatil Group in the 12 months up to 30 June 2020 or more than $75 million of net assets of the Amatil Group as at 30 June 2020;

Scheme implementation deed page 58 Term Meaning 12 new lines of business: any Amatil Group Member entering into any new lines of business or undertaking any other material activities which it is not engaged in as of the date of this document which would, or would be reasonably likely to, account for more than a $25 million EBIT loss on average over the first three years after which an Amatil Group Member enters into the new line of business, undertaking or material activity; 13 related party transactions: a member of the Amatil Group entering into a material transaction with any related party of Amatil (other than a related party which is a member of the Amatil Group) as defined in section 228 of the Corporations Act (excluding any transaction involving paying amounts or conferring benefits to directors of Amatil in accordance with or in connection with their employment or engagement terms or their statutory or other entitlements or as a result of, in connection with, or pursuant to, clause 4.6); and 14 authorising: any Amatil Group Member authorising, agreeing or announcing to the ASX an intention to do any of the things referred to in the paragraphs above. Amatil Related Party Committee the Related Party Committee of the Amatil Board, comprised of all of the independent non-executive Amatil Directors, and an Amatil Related Party Committee Member means any Amatil Director comprising part of the Amatil Related Party Committee. Amatil Related Party Committee Amatil Share any Amatil Share: 1 held by or on behalf of an Amatil Related Party Committee Member; or 2 listed as an indirect interest in the latest Appendix 3X or Appendix 3Y lodged by Amatil with ASX in respect of each Amatil Related Party Committee Member. Amatil Representations and Warranties the representations and warranties of Amatil set out in Schedule 4, as each is qualified by clause 6.5. Amatil Restricted Shares the Amatil Shares which are subject to any restrictions (including vesting conditions, disposal restriction, holding locks, forfeiting restriction or service conditions), including any Amatil Matching Shares. Amatil Share a fully paid ordinary share in the capital of Amatil. Amatil Share Register the register of members of Amatil maintained in accordance with the Corporations Act.

Scheme implementation deed page 59 Term Meaning Amatil Shareholder each person who is registered as the holder of a Amatil Share in the Amatil Share Register. ASIC the Australian Securities and Investments Commission. Associate has the meaning set out in section 12 of the Corporations Act, as if subsection 12(1) of the Corporations Act included a reference to this deed and Amatil was the designated body. ASX ASX Limited ABN 98 008 624 691 and, where the context requires, the financial market that it operates. Australian Government Agency any Australian government or governmental, semi-governmental, administrative, fiscal or judicial body, department, commission, authority, tribunal, agency or entity (including any stock or other securities exchange), or any minister of the Crown in right of the Commonwealth of Australia or any State, and any other federal, state, provincial, or local government. Business Day a day that is not a Saturday, Sunday or a public holiday or bank holiday in Sydney, Australia. CCEP Group CCEP and each of its Subsidiaries, and a reference to a CCEP Group Member or a member of the CCEP Group is to CCEP or any of its Subsidiaries. CCEP Indemnified Parties CCEP, its Subsidiaries and their respective directors, officers and employees. CCEP Information information regarding the CCEP Group provided by CCEP to Amatil in writing for inclusion in the Scheme Booklet including: 1 information about CCEP and CCEP Sub, other CCEP Group Members, the businesses of the CCEP Group, CCEP’s and CCEP Sub’s interests and dealings in Amatil Shares, CCEP’s and CCEP Sub’s intentions for Amatil and Amatil’s employees, and funding for the Scheme; and 2 any other information required under the Corporations Act, Corporations Regulations or RG 60 to enable the Scheme Booklet to be prepared that the parties agree is ‘CCEP Information’ and that is identified in the Scheme Booklet as such. For the avoidance of doubt, the CCEP Information excludes the Amatil Information, the Independent Expert’s Report and any

Scheme implementation deed page 60 Term Meaning description of the taxation effect of the Transaction on Scheme Shareholders prepared by an external adviser to Amatil. CCEP Representations and Warranties the representations and warranties of CCEP set out in Schedule 3. Claim any claim, demand, legal proceedings or cause of action (including any claim, demand, legal proceedings or cause of action: 1 based in contract, including breach of warranty; 2 based in tort, including misrepresentation or negligence; 3 under common law or equity; or 4 under statute, including the Australian Consumer Law (being Schedule 2 of the Competition and Consumer Act 2010 (Cth) (CCA)) or Part VI of the CCA, or like provision in any state or territory legislation), in any way relating to this deed or the Transaction, and includes a claim, demand, legal proceedings or cause of action arising under an indemnity in this deed. Commitment Letter the letter dated 22 October 2020 from Credit Suisse AG, London Branch to CCEP relating to the financing of the Transaction. Competing Bidder a person (including a TCCC Group Member or an Associate of a TCCC Group Member) other than: 1 CCEP and its Related Bodies Corporate; or 2 an Associate of CCEP or its Related Bodies Corporate (excluding a TCCC Group Member or an Associate of a TCCC Group Member). Competing Proposal any proposal, agreement, arrangement or transaction, which, if entered into or completed, would result in a Competing Bidder (either alone or together with any Associate): 1 directly or indirectly acquiring a Relevant Interest in, or having a right to acquire, a legal, beneficial or economic interest in, or control of, 20% or more of the Amatil Shares; 2 acquiring Control of Amatil; 3 directly or indirectly acquiring or becoming the holder of, or otherwise acquiring or having a right to acquire, a legal, beneficial or economic interest in, or control of, all or a substantially part of Amatil’s business or assets or the business or assets of the Amatil Group; 4 otherwise directly or indirectly acquiring or merging with Amatil; or

Scheme implementation deed page 61 Term Meaning 5 requiring Amatil to abandon, or otherwise fail to proceed with, the Transaction, whether by way of takeover bid, members’ or creditors’ scheme of arrangement, reverse takeover, shareholder approved acquisition, capital reduction, buy back, sale or purchase of shares, other securities or assets, assignment of assets and liabilities, incorporated or unincorporated joint venture, dual-listed company (or other synthetic merger), deed of company arrangement, any debt for equity arrangement, recapitalisation, refinancing or other transaction or arrangement. For the avoidance of doubt, each successive material modification or variation of any proposal, agreement, arrangement or transaction in relation to a Competing Proposal will constitute a new Competing Proposal. Condition Precedent each of the conditions set out in clause 3.1. Confidentiality Deed the confidentiality deed between CCEP and Amatil dated before the date of this deed. Control has the meaning given in section 50AA of the Corporations Act. Co-Operation and Sale Agreement the Co-Operation and Sale Deed between relevant CCEP Group Members and TCCC Group Members dated on the date of this deed. Co-Operation Letter the letter agreement between CCEP and TCCC entitled ‘Potential acquisition of shares in Coca-Cola Amatil Limited’ dated 25 October 2020. Corporations Act the Corporations Act 2001 (Cth), as modified or varied by ASIC. Corporations Regulations the Corporations Regulations 2001 (Cth). Court the Supreme Court of New South Wales or such other court of competent jurisdiction under the Corporations Act agreed to in writing by CCEP and Amatil. Debt Documents the definitive agreements related to the Debt Financing and the Commitment Letter.

Scheme implementation deed page 62 Term Meaning Debt Financier a person who is, or is proposed to be, engaged by a CCEP Group Member or any Associate of a CCEP Group Member to provide, directly or indirectly, from its own funds debt finance financing or other financial assistance to a CCEP Group Member or any Associate of CCEP Group Member in connection with the Transaction or the TCCC Transaction or any other transaction under which a CCEP Group Member may acquire, dispose, acquire and dispose or otherwise enter into any arrangements in relation to, any securities, business, operations or assets (or any interest in any securities, business, operations or assets) of the Amatil Group. Deed Poll a deed poll in the form of Attachment 3 under which CCEP and CCEP Sub covenant in favour of the Scheme Shareholders to perform the obligations attributed to CCEP under the Scheme. Disclosure Letter a letter identified as such provided by Amatil to CCEP and CCEP Sub and countersigned by CCEP and CCEP Sub prior to entry into this deed. Disclosure Materials 1 the documents and information contained in the data room made available by Amatil or its Related Persons to CCEP or its Related Persons prior to execution of this deed, the index of which has been electronically initialled by the parties’ lawyers for the purposes of identification before the execution of this deed; 2 written responses from Amatil and its Related Persons to requests for further information made by CCEP and its Related Persons, the index of which has been electronically initialled by the parties’ lawyers for the purposes of identification before the execution of this deed; 3 the Disclosure Letter; and 4 any other information made available by Amatil or its Related Persons to CCEP or its Related Persons prior to execution of this deed which is agreed between the parties in writing on the date of this deed. EBIT recurring earnings before interest and tax being earnings before interest and tax excluding non-recurring or non-trading items in accordance with Amatil’s accounting policies and the applicable accounting standards including those prescribed by the Australian Accounting Standards Board. EBITDA earnings before interest, tax, depreciation and amortisation (on a post-AASB 16 basis) for continuing operations adjusted to exclude non-trading items.

Scheme implementation deed page 63 Term Meaning Effective when used in relation to the Scheme, the coming into effect, under subsection 411(10) of the Corporations Act, of the order of the Court made under paragraph 411(4)(b) of the Corporations Act in relation to the Scheme. Effective Date the date on which the Scheme becomes Effective. End Date 1 30 September 2021; or 2 such other date as agreed in writing by the parties. Excluded Shareholder any Amatil Shareholder who: 1 is a member of the CCEP Group or any Amatil Shareholder who holds any Amatil Shares on behalf of, or for the benefit of, any member of the CCEP Group and does not hold Amatil Shares on behalf of, or for the benefit of, any other person; or 2 is a member of the TCCC Group, including Coca-Cola Holdings (Overseas) Limited, or any Amatil Shareholder who holds any Amatil Shares on behalf of, or for the benefit of, any member of the TCCC Group, including Coca-Cola Holdings (Overseas) Limited, and does not hold Amatil Shares on behalf of, or for the benefit of, any other person, in each case, at the Scheme Record Date. Fairly Disclosed disclosed in sufficient detail to enable a reasonable and sophisticated person experienced in transactions similar to the Transaction to identify the nature and potential impact of the relevant matter. Financial Adviser any financial adviser retained by a party in relation to the Transaction and the TCCC Transaction from time to time. Financial Indebtedness any debt or other monetary liability (whether actual or contingent) in respect of monies borrowed or raised or any financial accommodation including under or in respect of any: 1 bill, bond, debenture, note or similar instrument; 2 acceptance, endorsement or discounting arrangement; 3 guarantee; 4 finance or capital lease; 5 agreement for the deferral of a purchase price or other payment in relation to the acquisition of any asset or service; or

Scheme implementation deed page 64 Term Meaning 6 obligation to deliver goods or provide services paid for in advance by any financier or debt factoring or receivables financing arrangement. First Court Date the first day on which an application made to the Court for an order under subsection 411(1) of the Corporations Act convening the Scheme Meeting is heard or, if the application is adjourned or subject to appeal for any reason, the day on which the adjourned application is heard. Government Agency any foreign or Australian government or governmental, semi- governmental, administrative, fiscal or judicial body, department, commission, authority, tribunal, agency or entity (including any stock or other securities exchange), or any minister of the Crown in right of the Commonwealth of Australia or any State, and any other federal, state, provincial, or local government, whether foreign or Australian. Implementation Date the fifth Business Day after the Scheme Record Date, or such other date after the Scheme Record Date as the parties agree in writing. Independent Expert the independent expert in respect of the Scheme appointed by Amatil. Independent Expert’s Report the report to be issued by the Independent Expert in connection with the Scheme, setting out the Independent Expert’s opinion whether or not the Scheme is fair and reasonable and in the best interests of Amatil Shareholders (other than Excluded Shareholders) and the reasons for holding that opinion. Insolvency Event in relation to an entity: 1 the entity resolving that it be wound up or a court making an order for the winding up or dissolution of the entity (other than where the order is set aside within 14 days); 2 a liquidator, provisional liquidator, administrator, receiver, receiver and manager or other insolvency official being appointed to the entity or in relation to the whole, or a substantial part, of its assets; 3 the entity executing a deed of company arrangement; 4 the entity ceases, or threatens to cease to, carry on substantially all the business conducted by it as at the date of this deed;

Scheme implementation deed page 65 Term Meaning 5 the entity is or becomes unable to pay its debts when they fall due within the meaning of the Corporations Act (or, if appropriate, legislation of its place of incorporation); or 6 the entity being deregistered as a company or otherwise dissolved, or any other like event, matter or circumstance occurring in relation to an entity in another jurisdiction. Listing Rules the official listing rules of ASX. Loss losses, liabilities, damages, costs, charges and expenses and includes taxes and duties. Material Conduct of Business Provision clauses 5.4, 5.6, 5.10 and 5.15. Non-TCCC Amatil Directors 1 each member of the Amatil Related Party Committee; and 2 the Amatil Group Managing Director. No Talk Period the period from and including the date of this deed to the earlier of: 1 the date of termination of this deed; 2 the End Date; and 3 the Effective Date. Operating Rules the official operating rules of ASX. PPSA the Personal Property Securities Act 2009 (Cth). PPS Register the register established under the PPSA. Protocols the competition law protocols to be agreed in writing between the parties. Registered Address in relation to a Amatil Shareholder, the address shown in the Amatil Share Register as at the Scheme Record Date.

Scheme implementation deed page 66 Term Meaning Regulator’s Draft the draft of the Scheme Booklet in a form which is provided to ASIC for approval pursuant to subsection 411(2) of the Corporations Act. Regulatory Approval an approval or consent set out in clause 3.1(a). Reimbursement Fee $46,400,000. Related Bodies Corporate has the meaning set out in section 50 of the Corporations Act. Related Person 1 in respect of a party or its Related Bodies Corporate, each director, officer, employee, adviser, agent or representative of that party or Related Body Corporate; and 2 in respect of a Financial Adviser, each director, officer or employee of that Financial Adviser. Relevant Exchange 1 the ASX; and 2 the South Pacific Stock Exchange. Relevant Interest has the meaning given in sections 608 and 609 of the Corporations Act. Relevant Jurisdiction Australia, New Zealand, Indonesia, Papua New Guinea, Fiji or Samoa. RG 60 Regulatory Guide 60 issued by ASIC in September 2011. Scheme the scheme of arrangement under Part 5.1 of the Corporations Act between Amatil and the Scheme Shareholders, the form of which is attached as Attachment 2, subject to any alterations or conditions made or required by the Court under subsection 411(6) of the Corporations Act and agreed to in writing by CCEP and Amatil. Scheme Booklet the scheme booklet to be prepared by Amatil in respect of the Transaction in accordance with the terms of this deed (including clause 5.2(a)) to be despatched to the Amatil Shareholders and which must include or be accompanied by: a copy of the Scheme;

Scheme implementation deed page 67 Term Meaning an explanatory statement complying with the requirements of the Corporations Act, the Corporations Regulations and RG 60; the Independent Expert’s Report; a copy or summary of this deed; a copy of the executed Deed Poll; notice(s) of meeting; and proxy form(s). Scheme Consideration the consideration to be provided by CCEP Sub to each Scheme Shareholder for the transfer to CCEP Sub of each Scheme Share, being for each Amatil Share held by a Scheme Shareholder as at the Scheme Record Date, an amount of $12.75, subject to and as adjusted in accordance with, clause 4.3 (if applicable). Scheme Meeting the meeting of Amatil Shareholders (other than Excluded Shareholders) ordered by the Court to be convened under subsection 411(1) of the Corporations Act to consider and vote on the Scheme and includes any meeting convened following any adjournment or postponement of that meeting. Scheme Record Date 7.00pm on the fifth Business Day after the Effective Date or such other time and date as the parties agree in writing. Scheme Shareholder a holder of Amatil Shares recorded in the Amatil Share Register as at the Scheme Record Date (other than an Excluded Shareholder). Scheme Shares all Amatil Shares held by the Scheme Shareholders as at the Scheme Record Date, but for the avoidance of doubt does not include the TCCC Shares. Second Court Date the first day on which an application made to the Court for an order under paragraph 411(4)(b) of the Corporations Act approving the Scheme is heard or, if the application is adjourned or subject to appeal for any reason, the day on which the adjourned application or appeal is heard. Security Interest has the meaning given in section 51A of the Corporations Act. Subsidiary has the meaning given in Division 6 of Part 1.2 of the Corporations Act.

Scheme implementation deed page 68 Term Meaning Superior Proposal a bona fide Competing Proposal that the Amatil Related Party Committee, acting in good faith, and after receiving written legal advice from its external legal advisers, determines would, if completed substantially in accordance with its terms, be reasonably likely to be more favourable to Amatil Shareholders (as a whole) (other than Excluded Shareholders) than the Transaction, in each case taking into account all terms and conditions and other aspects of the Competing Proposal (including, but not limited to, any timing considerations, any conditions precedent, the value and type of consideration, the identity of the proponent and other matters affecting the probability of the Competing Proposal being completed) and of the Transaction and the TCCC Transaction. Tax Act the Income Tax Assessment Act 1997 (Cth). TCCC The Coca-Cola Company (a corporation organised and existing under the laws of the state of Delaware, United States of America). TCCC Group TCCC and each of its Subsidiaries and Related Bodies Corporate, and a reference to a TCCC Group Member or a member of the TCCC Group is to TCCC or any of its Subsidiaries or Related Bodies Corporate. TCCC Shares the 223,049,276 Amatil Shares in respect of which Coca-Cola Holdings (Overseas) Limited is the registered holder. TCCC Transaction the acquisition of the TCCC Shares by a CCEP Group Member pursuant to the Co-Operation and Sale Agreement in accordance with the terms of that agreement. Third Party a person other than CCEP and TCCC, and their respective Related Bodies Corporate and other Associates. Timetable the indicative timetable for the implementation of the Transaction set out in Attachment 1. Transaction the acquisition of the Scheme Shares by CCEP Sub through implementation of the Scheme in accordance with the terms of this deed.

Scheme implementation deed page 69 2 Interpretation 2.1 Interpretation In this deed: (a) headings and bold type are for convenience only and do not affect the interpretation of this deed; (b) the singular includes the plural and the plural includes the singular; (c) words of any gender include all genders; (d) other parts of speech and grammatical forms of a word or phrase defined in this deed have a corresponding meaning; (e) a reference to a person includes any company, partnership, joint venture, association, corporation or other body corporate and any Government Agency, as well as an individual; (f) a reference to a clause, party, schedule, attachment or exhibit is a reference to a clause of, and a party, schedule, attachment or exhibit to this deed; (g) a reference to any legislation includes all delegated legislation made under it and amendments, consolidations, replacements or re-enactments of any of them (whether passed by the same or another Government Agency with legal power to do so); (h) a reference to a document (including this deed) includes all amendments or supplements to, or replacements or novations of, that document; (i) a reference to ‘$’, ‘A$’ or ‘dollar’ is to the lawful currency of Australia; (j) a reference to any time is, unless otherwise indicated, a reference to that time in Sydney, Australia; (k) a term defined in or for the purposes of the Corporations Act, and which is not defined in clause 1.1 of this Schedule 2, has the same meaning when used in this deed; (l) a reference to a party to a document includes that party’s successors and permitted assignees; (m) no provision of this deed will be construed adversely to a party because that party was responsible for the preparation of this deed or that provision; (n) any agreement, representation, warranty or indemnity by two or more parties (including where two or more persons are included in the same defined term) binds them jointly and severally; (o) any agreement, representation, warranty or indemnity in favour of two or more parties (including where two or more persons are included in the same defined term) is for the benefit of them jointly and severally; (p) a reference to a body (including an institute, association or authority), other than a party to this deed, whether statutory or not: (1) which ceases to exist; or (2) whose powers or functions are transferred to another body, is a reference to the body which replaces it or which substantially succeeds to its powers or functions;

Scheme implementation deed page 70 (q) a reference to an agreement other than this deed includes a deed and any legally enforceable undertaking, agreement, arrangement or understanding, whether or not in writing; (r) a reference to liquidation or insolvency includes appointment of an administrator, a reconstruction, winding up, dissolution, deregistration, assignment for the benefit of creditors, bankruptcy, or a scheme, compromise or arrangement with creditors (other than solely with holders of securities or derivatives), or any similar procedure or, where applicable, changes in the constitution of any partnership or Third Party, or death; (s) if a period of time is specified and dates from a given day or the day of an act or event, it is to be calculated exclusive of that day; (t) a reference to a day is to be interpreted as the period of time commencing at midnight and ending 24 hours later; (u) if an act prescribed under this deed to be done by a party on or by a given day is done after 5.00pm on that day, it is taken to be done on the next day; (v) a reference to the Listing Rules and the Operating Rules includes any variation, consolidation or replacement of these rules and is to be taken to be subject to any waiver or exemption granted to the compliance of those rules by a party; and (w) a reference to something being “reasonably likely” (or to a similar expression) is a reference to that thing being more likely than not to occur when assessed objectively. 2.2 Interpretation of inclusive expressions Specifying anything in this deed after the words ‘include’ or ‘for example’ or similar expressions does not limit what else is included. 2.3 Business Day Where the day on or by which any thing is to be done is not a Business Day, that thing must be done on or by the next Business Day.

Scheme implementation deed page 71 Schedule 3 CCEP Representations and Warranties CCEP represents and warrants to Amatil (in its own right and separately as trustee or nominee for each of the other Amatil Indemnified Parties) that: (a) CCEP Information: the CCEP Information provided for inclusion in the Scheme Booklet, as at the date the Scheme Booklet is despatched to Amatil Shareholders, will not contain any statement which is materially misleading or deceptive (with any statement of belief or opinion having being formed on a reasonable basis), including by way of omission from that statement; (b) basis of CCEP Information: the CCEP Information: (1) will be provided to Amatil in good faith and on the understanding that Amatil and each other Amatil Indemnified Party will rely on that information for the purposes of preparing the Scheme Booklet and determining to proceed with the Transaction; and (2) will comply in all material respects with the requirements of the Corporations Act, the Corporations Regulations, RG 60 and the Listing Rules, and all information provided by CCEP to the Independent Expert will, as at the date that information is provided, be provided in good faith and on the understanding that the Independent Expert will rely on that information for the purpose of preparing the Independent Expert’s Report; (c) new information: it will, as a continuing obligation, provide to Amatil all further or new information which arises after the Scheme Booklet has been despatched to Amatil Shareholders until the date of the Scheme Meeting which is necessary to ensure that the CCEP Information is not misleading or deceptive (including by way of omission); (d) validly existing: it is a validly existing corporation registered under the laws of its place of incorporation; (e) authority: the execution and delivery of this deed by CCEP has been properly authorised by all necessary corporate action of CCEP, and CCEP has taken or will take all necessary corporate action to authorise the performance of this deed and to carry out the transactions contemplated by this deed; (f) power: it has full capacity, corporate power and lawful authority to execute, deliver and perform this deed and to carry out the transactions contemplated by this deed; (g) no default: this deed does not conflict with or result in the breach of or a default under: (1) any provision of CCEP’s Constitution or Articles of Association; or (2) so far as CCEP is aware, any writ, order or injunction, judgment, law, rule or regulation to which it is party or subject or by which it or any other CCEP Group Member is bound. (h) deed binding: this deed is, and the Deed Poll will be (once executed), a valid and binding obligation of CCEP, enforceable in accordance with its terms;

Scheme implementation deed page 72 (i) CCEP Sub: CCEP Sub: (1) is a wholly-owned Subsidiary of CCEP; (2) all of the shares or other securities in CCEP Sub are legally and beneficially owned by CCEP or another wholly-owned Subsidiary of CCEP and no other person will have any right to be issued or transferred any share or other security in CCEP Sub; and (3) CCEP also gives the CCEP Representations and Warranties in clauses (d), (e), (f), (g) and (j) of this Schedule 3 in relation to CCEP Sub, and clause (h) in this Schedule 3 in respect of the valid, binding and enforceable nature of the obligations of CCEP Sub under this deed and the Deed Poll; (j) Insolvency Event or regulatory action: no Insolvency Event has occurred in relation to it or another CCEP Group Member, nor has any regulatory action of any nature been taken that would reasonably be likely to prevent or restrict its ability to fulfil its obligations under this deed, under the Deed Poll or under the Scheme; (k) disclosure of TCCC relevant agreements: on or before 26 October 2020 (except in respect of the Co-Operation and Sale Agreement) and at all times between 26 October 2020 and the Implementation Date (inclusive), other than the existence and details of any arm’s length commercial conversations between a CCEP Group Member and a TCCC Group Member in the ordinary course of business unrelated to the terms of the Transaction, CCEP has fully disclosed to Amatil all agreements, arrangements or understandings or proposed agreements, arrangements or understandings (whether written or oral) (including with respect to any time after the Implementation Date) between any CCEP Group Member and any TCCC Group Member in connection with the acquisition or disposal, or acquisition and disposal, by a CCEP Group Member or a TCCC Group Member of any interest in the securities, assets, businesses or operations of Amatil or any other Amatil Group Member or any other commercial or other arrangements related to Amatil or another Amatil Group Member, any Relevant Jurisdiction or the performance or conduct of the business of the Amatil Group (in whole or in part) (including all of the terms of those agreements, arrangements or understandings or proposed agreements, arrangements or understandings, in particular the terms relating to the consideration to be paid in relation to any acquisition or disposal, or acquisition and disposal, of any interest in a share held by a TCCC Group Member, or a relevant TCCC Group Member’s shares, in Amatil or another Amatil Group Member, or any asset, business or operations of an Amatil Group Member); (l) TCCC consideration: the value of the consideration to be paid by the CCEP Group to the TCCC Group in relation to the acquisition by the CCEP Group of any interest in a share held by a TCCC Group Member, or a relevant TCCC Group Member’s shares, in Amatil: (1) based on the value of CCEP shares as at 26 October 2020, will not be greater per Amatil Share than $12.75 and (2) will at all times be as provided for in the Co-operation and Sale Agreement; (m) other dealings: other than the Co-Operation Letter and the Co-operation and Sale Deed or with respect to any arm’s length commercial conversations in the ordinary course of business unrelated to the terms of the Transaction, no CCEP Group Member has entered into any agreement, arrangement or understanding (whether written or oral) in relation to the securities, business, operations or assets of an Amatil Group Member (including in relation to the securities,

Scheme implementation deed page 73 business or operations or assets of an Amatil Group Member at or after the Implementation Date) or any other commercial or other arrangements related to Amatil or another Amatil Group Member, any territory or jurisdiction in which the Amatil Group operates or the performance or conduct of the business of the Amatil Group (in whole or in part), the Transaction, the TCCC Transaction or the Scheme; (n) Scheme Consideration: it will, by the Implementation Date, have available to it sufficient cash amounts to ensure that CCEP Sub can satisfy, its obligation to pay the Scheme Consideration in accordance with CCEP’s and CCEP Sub’s obligations under this deed, the Scheme and the Deed Poll; (o) no regulatory approvals: neither it nor CCEP requires any approval, consent, clearance, waiver, ruling, relief, confirmation, exemption, declaration or notice from any Government Agency in order to execute and perform this deed and the TCCC Transaction, other than the Regulatory Approvals; and (p) no shareholder approval: neither it nor CCEP requires approval from any of its securityholders, or from any securityholders of any other CCEP Group Member, to execute, deliver or perform this deed or the Co-Operation and Sale Agreement; (q) reasonable basis: at all times between the date of this deed and 8.00am on the Second Court Date, CCEP has a reasonable basis to expect that CCEP Sub will have available to it sufficient cash amounts (whether from internal cash reserves or external funding in accordance with the terms of the Commitment Letter) to satisfy CCEP Sub’s obligations to provide the Scheme Consideration in accordance with CCEP’s and CCEP Sub’s obligations under this deed, the Scheme and the Deed Poll and the full required cash consideration to be paid by the CCEP Group to the TCCC Group for the acquisition of the TCCC Shares on the Implementation Date pursuant to the Co-Operation and Sale Agreement; (r) unconditional cash reserves: by 8.00am on the Second Court Date, CCEP Sub will have available to it on an unconditional basis (other than conditions related to the Court approval or other procedural matters which, by their nature, can only be satisfied or performed after the Second Court Date) sufficient cash reserves (whether from internal cash reserves or external funding arrangements in connection with the Commitment Letter) to satisfy CCEP’s and CCEP Sub’s obligations to provide the Scheme Consideration in accordance with their obligations under this deed, the Scheme and the Deed Poll and the full required cash consideration to be paid by the CCEP Group to the TCCC Group for the acquisition of the TCCC Shares on the Implementation Date pursuant to the Co- Operation and Sale Agreement; (s) no other financing arrangements: as at the date of this deed, no CCEP Group Member nor any Associate of a CCEP Group Member is a party to any agreement, arrangement or understanding (whether written or oral) with a Debt Financier in connection with the Transaction or the TCCC Transaction other than in connection with the Commitment Letter, and, at all times up until and including the Implementation Date, CCEP has or will have fully disclosed to Amatil all agreements, arrangements or understandings (whether written or oral), including any Replacement Financing Letters and Debt Documents, with any Debt Financier in connection with the Transaction or the TCCC Transaction; (t) dealings in Amatil securities: as at the date of this deed: (1) CCEP and its Related Bodies Corporate have a Relevant Interest in 223,049,276 Amatil Shares, being the TCCC Shares, and neither CCEP nor any Related Body Corporate of CCEP has a Relevant

Scheme implementation deed page 74 Interest in, or a right to acquire, any other Amatil Shares (whether issued or not or held by CCEP or not); and (2) other than the Co-Operation Letter and Co-Operation and Sale Agreement, CCEP and each of its Related Bodies Corporate have not entered into any agreement or arrangement that confers rights the economic effect of which is equivalent or substantially equivalent to holding, acquiring, or disposing of securities in Amatil or any of its related bodies corporate or of any assets of Amatil or any of its Related Bodies Corporate (including cash-settled derivative contract, contracts for difference or other derivative contracts); and (u) Replacement Financing Letters: any Replacement Financing Letters will not reduce the aggregate amount of the Debt Financing below an amount necessary to fund the aggregate Scheme Consideration payable for all the Scheme Shares and the full required cash consideration to be paid by the CCEP Group to the TCCC Group for the acquisition of the TCCC Shares on the Implementation Date pursuant to the Co-Operation and Sale Agreement or expand upon or amend the conditions precedent to the Debt Financing as set forth in the Commitment Letter and neither the arrangement nor negotiation of any Replacement Financing Letters nor the terms thereof will delay the Implementation Date.

Scheme implementation deed page 75 Schedule 4 Amatil Representations and Warranties Amatil represents and warrants to CCEP that: (a) Amatil Information: the Amatil Information contained in the Scheme Booklet, as at the date the Scheme Booklet is despatched to Amatil Shareholders, will not contain any statement which is materially misleading or deceptive (with any statement of belief or opinion having being formed on a reasonable basis), including by way of omission from that statement; (b) basis of Amatil Information: the Amatil Information: (1) will be prepared and included in the Scheme Booklet in good faith; and (2) will comply in all material respects with the requirements of the Corporations Act, the Corporations Regulations, RG 60 and the Listing Rules, and all information provided by Amatil to the Independent Expert will, as at the date that information is provided, be provided in good faith and on the understanding that, to the extent accepted by the Independent Expert, the Independent Expert will rely on that information for the purpose of preparing the Independent Expert’s Report; (c) new information: it will, as a continuing obligation (but in respect of the CCEP Information, only to the extent that CCEP provides Amatil with updates to the CCEP Information), ensure that the Scheme Booklet is updated or supplemented to include all further or new information which arises after the Scheme Booklet has been despatched to Amatil Shareholders (other than the Excluded Shareholders) until the date of the Scheme Meeting which is necessary to ensure that the Scheme Booklet is not misleading or deceptive (including by way of omission); (d) validly existing: it is a validly existing corporation registered under the laws of its place of incorporation; (e) authority: the execution and delivery of this deed by Amatil has been properly authorised by all necessary corporate action of Amatil, and Amatil has taken or will take all necessary corporate action to authorise the performance by Amatil of this deed and the transactions contemplated by this deed (f) power: it has full capacity, corporate power and lawful authority to execute, deliver and perform this deed; (g) no default: this deed does not conflict with or result in the breach of or a default under: (1) any provision of Amatil’s constitution; or (2) so far as Amatil is aware, any writ, order or injunction, judgment, law, rule or regulation to which it is party or subject or by which it or any other Amatil Group Member is bound; (h) deed binding: this deed is a valid and binding obligation of Amatil, enforceable in accordance with its terms;

Scheme implementation deed page 76 (i) capital structure: its capital structure, comprising all issued equity securities as at the date of this deed, is as set out in Schedule 5 and it has not issued or granted (or agreed to issue or grant) any other securities, options, warrants, performance rights or other instruments which are still outstanding and may convert into Amatil Shares other than as set out in Schedule 5 and it is not under any obligation to issue or grant, and no person has any right to call for the issue or grant of, any Amatil Shares; (j) Insolvency Event or regulatory action: no Insolvency Event has occurred in relation to it or another Amatil Group Member, nor has any regulatory action of any nature of which it is aware been taken that would reasonably be likely to prevent or restrict its ability to fulfil its obligations under this deed or under the Scheme; (k) Disclosure Materials: (1) it has collated and made available all of the Disclosure Materials to CCEP and its Related Persons in good faith for the purposes of a limited due diligence process; (2) as at the date of this deed, as far as Amatil is aware, the information contained in the Disclosure Materials is accurate in all material respects and not misleading in any material respect (recognising that the information contained in the Disclosure Materials (other than the Disclosure Letter) has been limited to the items specified in the requests for information agreed between the parties in writing and according to the materiality thresholds agreed between the parties in writing); (3) as at the date of this deed, Amatil is not aware of any information which falls within the scope of the requests for information agreed between the parties in writing through their respective Related Persons, which is not included in the Disclosure Materials and which is material according to the materiality thresholds agreed between the parties in writing; and (4) as at the date of this deed, as far as Amatil is aware, it has complied in all material respects with its continuous disclosure obligations under Listing Rule 3.1 and as at the date of this deed is not withholding any information (other than as agreed between the parties in writing) from ASX under Listing Rule 3.1 that has not been Fairly Disclosed in the Disclosure Materials. For the purpose of this clause (k), the Disclosure Materials are deemed not to include (i) any information, document, representation, statement, view or opinion to the extent that it contains or expresses a forecast, prediction or projection or is otherwise forward looking at the date of this deed or (ii) any information, document, representation, statement, view or opinion to the extent that the same was not prepared, made or expressed by an Amatil Group Member; and (l) director claims: as at the date of this deed, no Amatil Director has made or threatened to make a claim, excluding any claims for outstanding fees or remuneration (Amatil Director Claims), and between the date of this deed and the Second Court Date no Amatil Director Claims have arisen which have not been promptly disclosed to CCEP.

Scheme implementation deed page 77 Schedule 5 Capital structure Security Total number on issue Amatil Shares 723,999,699 Amatil Equity Incentives 3,948,551 comprised of: 1,342,193 share rights (2018-2020 Long Term Incentive Plan) 1,417,123 share rights (2019-2021 Long Term Incentive Plan) 1,189,235 share rights (2020-2022 Long Term Incentive Plan)

Scheme implementation deed Signing page Executed as a deed Amatil Signed sealed and delivered by Coca-Cola Amatil Limited by sign here ► sign here ► Company Secretary/Director Director print name print name

Signing page Scheme implementation deed CCEP Signed sealed and delivered by Coca-Cola European Partners plc in the presence of sign here ► sign here ► Authorised signatory Witness print name print name Seal

Signing page Scheme implementation deed CCEP Sub Signed sealed and delivered by CCEP Australia Pty Ltd by sign here ► sign here ► Company Secretary/Director Director print name print name

Scheme implementation deed page 1 Attachment 1 Indicative Timetable Event Date Announcement and signing of scheme implementation deed 4 November 2020 Scheme Booklet provided to ASIC in draft mid January 2020 First Court hearing early February 2021 Amatil Full Year Results late February 2021 Scheme Meeting early-mid March 2021 Second Court hearing mid-late March 2021 Effective Date mid-late March 2021 Scheme Record Date late March 2021 Implementation Date late March-early April 2021

Scheme implementation deed page 1 Attachment 2 Scheme of arrangement

ANZ Tower 161 Castlereagh Street Sydney NSW 2000 Australia GPO Box 4227 Sydney NSW 2001 Australia T +61 2 9225 5000 F +61 2 9322 4000 herbertsmithfreehills.com DX 361 Sydney Scheme of arrangement – share scheme Coca-Cola Amatil Limited Scheme Shareholders

Scheme of arrangement page 2 Scheme of arrangement – share scheme This scheme of arrangement is made under section 411 of the Corporations Act 2001 (Cth) Between the parties Amatil Coca-Cola Amatil Limited ACN 004 139 397 of Level 13, 40 Mount Street, North Sydney, NSW 2060 Scheme Shareholders Each holder of Amatil Shares recorded in the Amatil Share Register as at the Scheme Record Date (other than an Excluded Shareholder) 1 Definitions, interpretation and scheme components 1.1 Definitions Schedule 1 contains definitions used in this Scheme. 1.2 Interpretation Schedule 1 contains interpretation rules for this Scheme. 1.3 Scheme components This Scheme includes any schedule to it. 2 Preliminary matters (a) Amatil is a public company limited by shares, registered in New South Wales, Australia, and has been admitted to the official list of the ASX. Amatil Shares are quoted for trading on the ASX. (b) As at the date of the Implementation Deed, 723,999,699 Amatil Shares were on issue. (c) CCEP is a public company limited by shares registered in England and Wales, United Kingdom. (d) CCEP Sub, a wholly-owned Subsidiary of CCEP, is a proprietary company limited by shares registered in New South Wales, Australia. (e) If this Scheme becomes Effective:

3 Conditions Scheme of arrangement page 3 (1) in consideration of the transfer of each Scheme Share to CCEP Sub, CCEP Sub must provide the Scheme Consideration to the Scheme Shareholders in accordance with the terms of this Scheme and the Deed Poll; and (2) all the Scheme Shares, and all the rights and entitlements attaching to them as at the Implementation Date, must be transferred to CCEP Sub and Amatil will enter the name of CCEP Sub in the Amatil Share Register in respect of the Scheme Shares. (f) Amatil, CCEP and CCEP Sub have agreed, by executing the Implementation Deed, to implement this Scheme (among other things). (g) This Scheme attributes actions to CCEP and CCEP Sub but does not itself impose an obligation on them to perform those actions. CCEP and CCEP Sub have agreed, by executing the Deed Poll, to perform the actions attributed to them under this Scheme, including the provision of the Scheme Consideration to the Scheme Shareholders. 3 Conditions 3.1 Conditions precedent This Scheme is conditional on and will have no force or effect until, the satisfaction of each of the following conditions precedent: (a) all the conditions in clause 3.1 of the Implementation Deed (other than the condition in the Implementation Deed relating to Court approval of this Scheme) having been satisfied or waived in accordance with the terms of the Implementation Deed by 8.00am on the Second Court Date; (b) neither the Implementation Deed nor the Deed Poll having been terminated in accordance with their terms before 8.00am on the Second Court Date; (c) approval of this Scheme by the Court under paragraph 411(4)(b) of the Corporations Act, including with any alterations made or required by the Court under subsection 411(6) of the Corporations Act and agreed to by CCEP and Amatil; (d) subject to clause 8.1, such other conditions made or required by the Court under subsection 411(6) of the Corporations Act in relation to this Scheme and agreed to by CCEP and Amatil having been satisfied or waived; and (e) the orders of the Court made under paragraph 411(4)(b) (and, if applicable, subsection 411(6)) of the Corporations Act approving this Scheme coming into effect, pursuant to subsection 411(10) of the Corporations Act, on or before the End Date. 3.2 Certificate (a) Amatil and CCEP will provide to the Court on the Second Court Date a certificate (signed for and behalf of Amatil, CCEP and CCEP Sub respectively), or such other evidence as the Court requests, confirming (in respect of matters within their knowledge) whether or not all of the conditions precedent in clauses 3.1(a) and 3.1(b) have been satisfied or waived. (b) The certificate referred to in clause 3.2(a) constitutes conclusive evidence that such conditions precedent were satisfied, waived or taken to be waived.

4 Implementation of this Scheme Scheme of arrangement page 4 3.3 End Date This Scheme will lapse and be of no further force or effect if: (a) the Effective Date does not occur on or before the End Date; or (b) the Implementation Deed or the Deed Poll is terminated in accordance with its terms, unless Amatil and CCEP otherwise agree in writing. 4 Implementation of this Scheme 4.1 Lodgement of Court orders with ASIC Amatil must lodge with ASIC, in accordance with subsection 411(10) of the Corporations Act, an office copy of the Court order approving this Scheme as soon as possible after the Court approves this Scheme and in any event by 5.00pm on the first Business Day after the day on which the Court approves this Scheme. 4.2 Transfer of Scheme Shares On the Implementation Date: (a) subject to the provision of the Scheme Consideration in the manner contemplated by clause 5.1(c), the Scheme Shares, together with all rights and entitlements attaching to the Scheme Shares as at the Implementation Date, must be transferred to CCEP Sub, without the need for any further act by any Scheme Shareholder (other than acts performed by Amatil as attorney and agent for Scheme Shareholders under clause 8.5), by: (1) Amatil delivering to CCEP Sub a duly completed Scheme Transfer, executed on behalf of the Scheme Shareholders by Amatil as attorney and agent, for registration; and (2) CCEP Sub duly executing the Scheme Transfer, attending to the stamping of the Scheme Transfer (if required) and delivering it to Amatil for registration; and (b) immediately following receipt of the Scheme Transfer in accordance with clause 4.2(a)(2), but subject to the stamping of the Scheme Transfer (if required), Amatil must enter, or procure the entry of, the name of CCEP Sub in the Amatil Share Register in respect of all the Scheme Shares transferred to CCEP Sub in accordance with this Scheme. 5 Scheme Consideration 5.1 Provision of Scheme Consideration (a) CCEP Sub must, and Amatil must use its best endeavours to procure that CCEP Sub does, by no later than the Business Day before the Implementation Date, deposit, or procure the deposit, in cleared funds an amount equal to the aggregate amount of the Scheme Consideration payable to all Scheme

5 Scheme Consideration Scheme of arrangement page 5 Shareholders, into an Australian dollar denominated trust account operated by Amatil as trustee for the Scheme Shareholders, (provided that any interest on the amounts deposited (less bank fees and other charges) will be credited to CCEP Sub’s account). (b) In the event that CCEP Sub will not or does not fulfil its obligations under clause 5.1(a), CCEP must, and Amatil must use its best endeavours to procure that CCEP does, perform those obligations as if the references to CCEP Sub in clause 5.1(a) were references to CCEP. (c) On the Implementation Date, subject to funds having been deposited in accordance with clause 5.1(a) or clause 5.1(b) (as applicable), Amatil must pay or procure the payment of the Scheme Consideration to each Scheme Shareholder from the trust account referred to in clause 5.1(a). (d) The obligations of Amatil under clause 5.1(c) will be satisfied by Amatil (in its absolute discretion, and despite any election referred to in clause 5.1(d)(1) or authority referred to in clause 5.1(d)(2) made or given by the Scheme Shareholder): (1) if a Scheme Shareholder has, before the Scheme Record Date, made a valid election in accordance with the requirements of the Amatil Registry to receive dividend payments from Amatil by electronic funds transfer to a bank account nominated by the Scheme Shareholder, paying, or procuring the payment of, the relevant amount in Australian currency by electronic means in accordance with that election; (2) paying, or procuring the payment of, the relevant amount in Australian currency by electronic means to a bank account nominated by the Scheme Shareholder by an appropriate authority from the Scheme Shareholder to Amatil; or (3) dispatching, or procuring the dispatch of, a cheque for the relevant amount in Australian currency to the Scheme Shareholder by prepaid post to their Registered Address (as at the Scheme Record Date), such cheque being drawn in the name of the Scheme Shareholder (or in the case of joint holders, in accordance with the procedures set out in clause 5.2). (e) To the extent that, following satisfaction of Amatil’s obligations under clause 5.1(c), there is a surplus in the amount held by Amatil as trustee for the Scheme Shareholders in the trust account referred to in that clause, that surplus may be paid by Amatil to CCEP Sub. 5.2 Joint holders In the case of Scheme Shares held in joint names: (a) subject to clause 5.1(d), the Scheme Consideration is payable to the joint holders and any cheque required to be sent under this Scheme will be made payable to the joint holders and sent to either, at the sole discretion of Amatil, the holder whose name appears first in the Amatil Share Register as at the Scheme Record Date or to the joint holders (unless the joint holders have nominated a bank account under clauses 5.1(d)(1) or 5.1(d)(2), in which case the amount must be deposited directly to the nominated bank account of the joint holders); and (b) any other document required to be sent under this Scheme, will be forwarded to either, at the sole discretion of Amatil, the holder whose name appears first in the Amatil Share Register as at the Scheme Record Date or to the joint holders.

6 Dealings in Amatil Shares Scheme of arrangement page 6 5.3 Unclaimed monies (a) Amatil may cancel a cheque issued under this clause 5 if the cheque: (1) is returned to Amatil; or (2) has not been presented for payment within six months after the date on which the cheque was sent. (b) During the period of 12 months commencing on the Implementation Date, on request in writing from a Scheme Shareholder to Amatil (or the Amatil Registry) (which request may not be made until the date which is 30 Business Days after the Implementation Date), Amatil must reissue a cheque that was previously cancelled under this clause 5.3. (c) The Unclaimed Money Act 1995 (NSW) will apply in relation to any Scheme Consideration which becomes ‘unclaimed money’ (as defined in section 7 of the Unclaimed Money Act 1995 (NSW)). 5.4 Fractional entitlements Where the calculation of the Scheme Consideration to be provided to a particular Scheme Shareholder would result in the Scheme Shareholder becoming entitled to a fraction of a cent, that fractional entitlement will be rounded down to the nearest whole cent. 5.5 Orders of a court or Government Agency If written notice is given to Amatil (or the Amatil Registry), CCEP, or CCEP Sub, of an order or direction made by a court of competent jurisdiction or by another Government Agency that: (a) requires consideration to be provided to a third party (either through payment of a sum or the issuance of a security) in respect of Scheme Shares held by a particular Scheme Shareholder, which would otherwise be payable or required to be issued to that Scheme Shareholder by Amatil in accordance with this clause 5, then Amatil shall be entitled to procure that provision of that consideration is made in accordance with that order or direction; or (b) prevents Amatil from providing consideration to any particular Scheme Shareholder in accordance with this clause 5, or the payment or issuance of such consideration is otherwise prohibited by applicable law, Amatil shall be entitled to (as applicable) retain an amount, in Australian dollars, equal to the number of Scheme Shares held by that Scheme Shareholder multiplied by the Scheme Consideration until such time as provision of the Scheme Consideration in accordance with this clause 5 is permitted by that (or another) order or direction or otherwise by law. 6 Dealings in Amatil Shares 6.1 Determination of Scheme Shareholders To establish the identity of the Scheme Shareholders, dealings in Amatil Shares or other alterations to the Amatil Share Register will only be recognised if:

7 Quotation of Amatil Shares Scheme of arrangement page 7 (a) in the case of dealings of the type to be effected using CHESS, the transferee is registered in the Amatil Share Register as the holder of the relevant Amatil Shares before the Scheme Record Date; and (b) in all other cases, registrable transfer or transmission applications in respect of those dealings, or valid requests in respect of other alterations, are received before the Scheme Record Date at the place where the Amatil Share Register is kept, and Amatil must not accept for registration, nor recognise for any purpose (except a transfer to CCEP Sub pursuant to this Scheme and any subsequent transfer by CCEP Sub or its successors in title), any transfer or transmission application or other request received after such times, or received prior to such times but not in registrable or actionable form, as appropriate. 6.2 Register (a) Amatil must register registrable transmission applications or transfers of the Scheme Shares that are received in accordance with clause 6.1(b) before the Scheme Record Date provided that, for the avoidance of doubt, nothing in this clause 6.2(a) requires Amatil to register a transfer that would result in a Amatil Shareholder holding a parcel of Amatil Shares that is less than a ‘marketable parcel’ (for the purposes of this clause 6.2(a) ‘marketable parcel’ has the meaning given in the Operating Rules). (b) If this Scheme becomes Effective, a Scheme Shareholder (and any person claiming through that holder) must not dispose of, or purport or agree to dispose of, any Scheme Shares or any interest in them on or after the Scheme Record Date otherwise than pursuant to this Scheme, and any attempt to do so will have no effect and Amatil shall be entitled to disregard any such disposal, purported disposal or agreement. (c) For the purpose of determining entitlements to the Scheme Consideration, Amatil must maintain the Amatil Share Register in accordance with the provisions of this clause 6.2 until the Scheme Consideration has been paid to the Scheme Shareholders. The Amatil Share Register in this form will solely determine entitlements to the Scheme Consideration. (d) All statements of holding for Amatil Shares (other than statements of holding in favour of CCEP Sub or any Excluded Shareholders) will cease to have effect after the Scheme Record Date as documents of title in respect of those shares and, as from that date, each entry current at that date on the Amatil Share Register (other than entries on the Amatil Share Register in respect of CCEP Sub or any Excluded Shareholder) will cease to have effect except as evidence of entitlement to the Scheme Consideration in respect of the Amatil Shares relating to that entry. (e) As soon as possible on or after the Scheme Record Date, and in any event by 5.00pm on the first Business Day after the Scheme Record Date, Amatil will ensure that details of the names, Registered Addresses and holdings of Amatil Shares for each Scheme Shareholder as shown in the Amatil Share Register are available to CCEP Sub in the form CCEP Sub reasonably requires. 7 Quotation of Amatil Shares (a) Amatil must apply to ASX to suspend trading on the ASX in Amatil Shares with effect from the close of trading on the Effective Date.

8 General Scheme provisions Scheme of arrangement page 8 (b) On a date after the Implementation Date to be determined by CCEP, Amatil must apply: (1) for termination of the official quotation of Amatil Shares on the ASX; and (2) to have itself removed from the official list of the ASX. 8 General Scheme provisions 8.1 Consent to amendments to this Scheme If the Court proposes to approve this Scheme subject to any alterations or conditions: (a) Amatil may, by its counsel, consent on behalf of all persons concerned to those alterations or conditions to which CCEP has consented; and (b) each Scheme Shareholder agrees to any such alterations or conditions which Amatil has consented to. 8.2 Scheme Shareholders’ agreements and warranties (a) Each Scheme Shareholder: (1) agrees to the transfer of their Amatil Shares together with all rights and entitlements attaching to those Amatil Shares in accordance with this Scheme; (2) agrees to the variation, cancellation or modification of the rights attached to their Amatil Shares constituted by or resulting from this Scheme; (3) agrees to, on the direction of CCEP Sub, destroy any holding statements or share certificates relating to their Amatil Shares; (4) who holds their Amatil Shares in a CHESS Holding agrees to the conversion of those Amatil Shares to an Issuer Sponsored Holding and irrevocably authorises Amatil to do anything necessary or expedient (whether required by the Settlement Rules or otherwise) to effect or facilitate such conversion; and (5) acknowledges and agrees that this Scheme binds Amatil and all Scheme Shareholders (including those who do not attend the Scheme Meeting and those who do not vote, or vote against this Scheme, at the Scheme Meeting). (b) Each Scheme Shareholder is taken to have warranted to Amatil and CCEP Sub on the Implementation Date, and appointed and authorised Amatil as its attorney and agent to warrant to CCEP Sub on the Implementation Date, that: (1) all their Amatil Shares (including any rights and entitlements attaching to those shares) which are transferred under this Scheme will, at the date of transfer, be fully paid and free from all mortgages, charges, liens, encumbrances, pledges, security interests (including any ‘security interests’ within the meaning of section 12 of the Personal Property Securities Act 2009 (Cth)) and interests of third parties of any kind, whether legal or otherwise, and restrictions on transfer of any kind, and that they have full power and capacity to transfer their Amatil Shares to CCEP Sub together with any rights and entitlements

8 General Scheme provisions Scheme of arrangement page 9 attaching to those shares. Amatil undertakes that it will provide such warranty to CCEP Sub as agent and attorney of each Scheme Shareholder; and (2) they have no existing right to be issued any Amatil Shares, Amatil Equity Incentives, or any other Amatil equity securities. Amatil undertakes that it will provide such warranty to CCEP Sub as agent and attorney of each Scheme Shareholder. 8.3 Title to and rights in Scheme Shares (a) To the extent permitted by law, the Scheme Shares (including all rights and entitlements attaching to the Scheme Shares) transferred under this Scheme to CCEP Sub will, at the time of transfer of them to CCEP Sub, vest in CCEP Sub free from all mortgages, charges, liens, encumbrances, pledges, security interests (including any ‘security interests’ within the meaning of section 12 of the Personal Property Securities Act 2009 (Cth)) and interests of third parties of any kind, whether legal or otherwise and free from any restrictions on transfer of any kind. (b) Immediately upon the provision of the Scheme Consideration to each Scheme Shareholder in the manner contemplated by clause 5.1, CCEP Sub will be beneficially entitled to the Scheme Shares to be transferred to it under this Scheme pending registration by Amatil of CCEP Sub in the Amatil Share Register as the holder of the Scheme Shares. 8.4 Appointment of sole proxy Immediately upon the provision of the Scheme Consideration to each Scheme Shareholder in the manner contemplated by clause 5.1(c), and until Amatil registers CCEP Sub as the holder of all Scheme Shares in the Amatil Share Register, each Scheme Shareholder: (a) is deemed to have appointed CCEP Sub as attorney and agent (and directed CCEP Sub in each such capacity) to appoint any director, officer, secretary or agent nominated by CCEP Sub as its sole proxy and, where applicable or appropriate, corporate representative to attend shareholders' meetings, exercise the votes attaching to the Scheme Shares registered in their name and sign any shareholders' resolution or document; (b) must not attend or vote at any of those meetings or sign any resolutions, whether in person, by proxy or by corporate representative (other than pursuant to clause 8.4(a)); (c) must take all other actions in the capacity of a registered holder of Scheme Shares as CCEP Sub reasonably directs; and (d) acknowledges and agrees that in exercising the powers referred to in clause 8.4(a), CCEP Sub and any director, officer, secretary or agent nominated by CCEP Sub under clause 8.4(a) may act in the best interests of CCEP Sub as the intended registered holder of the Scheme Shares. 8.5 Authority given to Amatil Each Scheme Shareholder, without the need for any further act: (a) on the Effective Date, irrevocably appoints Amatil and each of its directors, officers and secretaries (jointly and each of them severally) as its attorney and agent for the purpose of enforcing the Deed Poll against CCEP and CCEP Sub,

9 General Scheme of arrangement page 10 and Amatil undertakes in favour of each Scheme Shareholder that it will enforce the Deed Poll against CCEP and CCEP Sub on behalf of and as agent and attorney for each Scheme Shareholder; and (b) on the Implementation Date, irrevocably appoints Amatil and each of its directors, officers and secretaries (jointly and each of them severally) as its attorney and agent for the purpose of executing any document or doing or taking any other act necessary, desirable or expedient to give effect to this Scheme and the transactions contemplated by it, including (without limitation) executing the Scheme Transfer, and Amatil accepts each such appointment. Amatil as attorney and agent of each Scheme Shareholder, may sub-delegate its functions, authorities or powers under this clause 8.5 to all or any of its directors, officers, secretaries or employees (jointly, severally or jointly and severally). 8.6 Binding effect of Scheme This Scheme binds Amatil and all of the Scheme Shareholders (including those who did not attend the Scheme Meeting to vote on this Scheme, did not vote at the Scheme Meeting, or voted against this Scheme at the Scheme Meeting) and, to the extent of any inconsistency, overrides the constitution of Amatil. 9 General 9.1 Stamp duty (a) CCEP Sub will: (1) pay all stamp duty and any related fines and penalties payable on or in connection with the transfer by the Scheme Shareholders of the Scheme Shares to CCEP Sub pursuant to this Scheme or the Deed Poll; and (2) indemnify each Scheme Shareholder against any liability arising from failure to comply with clause 9.1(a)(1), (b) In the event that CCEP Sub will not or does not fulfil its obligations under clause 9.1(a), CCEP will: (1) perform those obligations; and (2) indemnify each Scheme Shareholder against any liability arising from failure to comply with clause 9.1(b)(1). 9.2 Consent Each of the Scheme Shareholders consents to Amatil doing all things necessary or incidental to, or to give effect to, the implementation of this Scheme, whether on behalf of the Scheme Shareholders, Amatil or otherwise. 9.3 Notices (a) If a notice, transfer, transmission application, direction or other communication referred to in this Scheme is sent by post to Amatil, it will not be taken to be received in the ordinary course of post or on a date and time other than the date

9 General Scheme of arrangement page 11 and time (if any) on which it is actually received at Amatil’s registered office or at the office of the Amatil Registry. (b) The accidental omission to give notice of the Scheme Meeting or the non- receipt of such notice by an Amatil Shareholder will not, unless so ordered by the Court, invalidate the Scheme Meeting or the proceedings of the Scheme Meeting. 9.4 Governing law (a) This Scheme is governed by the laws in force in New South Wales, Australia. (b) The parties irrevocably submit to the non-exclusive jurisdiction of courts exercising jurisdiction in New South Wales, Australia and courts of appeal from them in respect of any proceedings arising out of or in connection with this Scheme. The parties irrevocably waive any objection to the venue of any legal process in these courts on the basis that the process has been brought in an inconvenient forum. 9.5 Further action Amatil must do all things and execute all documents necessary to give full effect to this Scheme and the transactions contemplated by it. 9.6 No liability when acting in good faith Each Scheme Shareholder agrees that neither Amatil, CCEP nor CCEP Sub nor any director, officer, secretary or employee of Amatil, CCEP, or CCEP Sub, shall be liable for anything done or omitted to be done in the performance of this Scheme or the Deed Poll in good faith.

Scheme of arrangement page 12 Schedule 1 Definitions and interpretation 1 Definitions The meanings of the terms used in this Scheme are set out below. Term Meaning Amatil Coca-Cola Amatil Limited ACN 004 139 397. Amatil Group Amatil and each of its Subsidiaries, and a reference to an Amatil Group Member or a member of the Amatil Group is to Amatil or any of its Subsidiaries. Amatil Equity Incentive any rights to Amatil Shares issued under employee incentive arrangements of the Amatil Group. Amatil Registry Link Market Services Limited ABN 54 083 214 537. Amatil Share a fully paid ordinary share in the capital of Amatil. Amatil Shareholder each person who is registered as the holder of a Amatil Share in the Amatil Share Register. Amatil Share Register the register of members of Amatil maintained in accordance with the Corporations Act. ASIC the Australian Securities and Investments Commission. ASX ASX Limited ABN 98 008 624 691 and, where the context requires, the financial market that it operates. Business Day a day that is not a Saturday, Sunday or a public holiday or bank holiday in Sydney, Australia.

Schedule 1 Definitions and interpretation Scheme of arrangement page 13 Term Meaning CCEP Coca-Cola European Partners plc registered in England and Wales under number 09717350 of Pemberton House, Bakers Road, Uxbridge, UB8 1EZ, United Kingdom. CCEP Group CCEP and each of its Subsidiaries and a reference to a CCEP Group Member or a member of the CCEP Group is to CCEP or any of its Subsidiaries. CCEP Sub CCEP Australia Pty Ltd registered in New South Wales, Australia under ACN 645 548 634 of c/- Level 17, 8 Chifley, 8-12 Chifley Square, Sydney NSW 2000, being a wholly owned Subsidiary of CCEP. CHESS the Clearing House Electronic Subregister System operated by ASX Settlement Pty Ltd and ASX Clear Pty Limited. CHESS Holding has the meaning given in the Settlement Rules. Corporations Act the Corporations Act 2001 (Cth), as modified or varied by ASIC. Court the Supreme Court of New South Wales, or such other court of competent jurisdiction under the Corporations Act agreed to in writing by CCEP and Amatil. Deed Poll the deed poll substantially in the form of Attachment 1 under which CCEP and CCEP Sub each covenant in favour of the Scheme Shareholders to perform the obligations attributed to CCEP and CCEP Sub under this Scheme. Effective when used in relation to this Scheme, the coming into effect, under subsection 411(10) of the Corporations Act, of the Court order made under paragraph 411(4)(b) of the Corporations Act in relation to this Scheme. Effective Date the date on which this Scheme becomes Effective. End Date 1 30 September 2021; or 2 such other date as agreed in writing by the parties. Excluded Shareholder any Amatil Shareholder who:

Schedule 1 Definitions and interpretation Scheme of arrangement page 14 Term Meaning 1 is a member of the CCEP Group or any Amatil Shareholder who holds any Amatil Shares on behalf of, or for the benefit of, any member of the CCEP Group and does not hold Amatil Shares on behalf of, or for the benefit of, any other person; or 2 is a member of the TCCC Group, including Coca-Cola Holdings (Overseas) Limited, or any Amatil Shareholder who holds any Amatil Shares on behalf of, or for the benefit of, any member of the TCCC Group, including Coca-Cola Holdings (Overseas) Limited, and does not hold Amatil Shares on behalf of, or for the benefit of, any other person, in each case, at the Scheme Record Date. Government Agency any foreign or Australian government or governmental, semi- governmental, administrative, fiscal or judicial body, department, commission, authority, tribunal, agency or entity (including any stock or other securities exchange), or any minister of the Crown in right of the Commonwealth of Australia or any state, or any other federal, state, provincial, local or other government, whether foreign or Australian. Implementation Date the fifth Business Day after the Scheme Record Date, or such other date after the Scheme Record Date as the parties agree in writing. Implementation Deed the scheme implementation deed dated 4 November 2020 between Amatil, CCEP and CCEP Sub relating to the implementation of this Scheme. Issuer Sponsored Holding has the meaning given in the Settlement Rules. Listing Rules the official listing rules of ASX. Operating Rules the official operating rules of ASX. Registered Address in relation to a Amatil Shareholder, the address shown in the Amatil Share Register as at the Scheme Record Date. Scheme this scheme of arrangement under Part 5.1 of the Corporations Act between Amatil and the Scheme Shareholders subject to any alterations or conditions made or required by the Court under subsection 411(6) of the Corporations Act and agreed to in writing by Amatil and CCEP.

Schedule 1 Definitions and interpretation Scheme of arrangement page 15 Term Meaning Scheme Consideration the consideration to be provided by CCEP Sub to each Scheme Shareholder for the transfer to CCEP Sub of each Scheme Share, being for each Amatil Share held by a Scheme Shareholder as at the Scheme Record Date, an amount of $12.75, subject to the terms of this Scheme and subject to and as adjusted in accordance with clause 4.3 of the Implementation Deed (if applicable). Scheme Meeting the meeting of the Amatil Shareholders (other than Excluded Shareholders) ordered by the Court to be convened under subsection 411(1) of the Corporations Act to consider and vote on this Scheme and includes any meeting convened following any adjournment or postponement of that meeting. Scheme Record Date 7.00pm on the fifth Business Day after the Effective Date or such other date as agreed in writing by Amatil and CCEP. Scheme Shareholder a holder of Amatil Shares recorded in the Amatil Share Register as at the Scheme Record Date (other than an Excluded Shareholder). Scheme Shares all Amatil Shares held by the Scheme Shareholders as at the Scheme Record Date, but for the avoidance of doubt does not include the TCCC Shares. Scheme Transfer a duly completed and executed proper instrument of transfer in respect of the Scheme Shares for the purposes of section 1071B of the Corporations Act, in favour of CCEP Sub as transferee, which may be a master transfer of all or part of the Scheme Shares. Second Court Date the first day on which an application made to the Court for an order under paragraph 411(4)(b) of the Corporations Act approving this Scheme is heard or, if the application is adjourned or subject to appeal for any reason, the day on which the adjourned application or appeal is heard. Settlement Rules the ASX Settlement Operating Rules, being the official operating rules of the settlement facility provided by ASX Settlement Pty Ltd. Subsidiary has the meaning given in Division 6 of Part 1.2 of the Corporations Act. TCCC Shares the 223,049,276 Amatil Shares in respect of which Coca-Cola Holdings (Overseas) Limited is the registered holder.

Schedule 1 Definitions and interpretation Scheme of arrangement page 16 Term Meaning TCCC Group The Coca-Cola Company (a corporation organised and existing under the laws of the state of Delaware, United States of America) and each of its Subsidiaries and Related Bodies Corporate, and a reference to a TCCC Group Member or a member of the TCCC Group is to TCCC or any of its Subsidiaries or Related Bodies Corporate. 2 Interpretation In this Scheme: (a) headings and bold type are for convenience only and do not affect the interpretation of this Scheme; (b) the singular includes the plural and the plural includes the singular; (c) words of any gender include all genders; (d) other parts of speech and grammatical forms of a word or phrase defined in this Scheme have a corresponding meaning; (e) a reference to a person includes any company, partnership, joint venture, association, corporation or other body corporate and any Government Agency as well as an individual; (f) a reference to a clause, party, schedule, attachment or exhibit is a reference to a clause of, and a party, schedule, attachment or exhibit to, this Scheme; (g) a reference to any legislation includes all delegated legislation made under it and amendments, consolidations, replacements or reenactments of any of them (whether passed by the same or another Government Agency with legal power to do so); (h) a reference to a document (including this Scheme) includes all amendments or supplements to, or replacements or novations of, that document; (i) a reference to ‘$’, ‘A$’ or ‘dollar’ is to Australian currency; (j) a reference to any time is, unless otherwise indicated, a reference to that time in Sydney, Australia; (k) a term defined in or for the purposes of the Corporations Act, and which is not defined in clause 1 of this Schedule 1, has the same meaning when used in this Scheme; (l) a reference to a party to a document includes that party’s successors and permitted assignees; (m) no provision of this Scheme will be construed adversely to a party because that party was responsible for the preparation of this Scheme or that provision; (n) any agreement, representation, warranty or indemnity in favour of two or more parties (including where two or more persons are included in the same defined term) is for the benefit of them jointly and severally; (o) a reference to a body, other than a party to this Scheme (including an institute, association or authority), whether statutory or not:

Schedule 1 Definitions and interpretation Scheme of arrangement page 17 (1) which ceases to exist; or (2) whose powers or functions are transferred to another body, is a reference to the body which replaces it or which substantially succeeds to its powers or functions; (p) if a period of time is specified and dates from a given day or the day of an act or event, it is to be calculated exclusive of that day; (q) a reference to a day is to be interpreted as the period of time commencing at midnight and ending 24 hours later; (r) if an act prescribed under this Scheme to be done by a party on or by a given day is done after 5.00pm on that day, it is taken to be done on the next day; and (s) a reference to the Listing Rules, Settlement Rules, and the Operating Rules includes any variation, consolidation or replacement of these rules and is to be taken to be subject to any waiver or exemption granted to the compliance of those rules by a party. 3 Interpretation of inclusive expressions Specifying anything in this Scheme after the words ’include’ or ‘for example’ or similar expressions does not limit what else is included. 4 Business Day Where the day on or by which any thing is to be done is not a Business Day, that thing must be done on or by the next Business Day.

Scheme of arrangement page 1 Attachment 1 Deed Poll [Attached]

Scheme implementation deed page 1 Attachment 3 Deed poll

3452-1558-0689v7 ANZ Tower 161 Castlereagh Street Sydney NSW 2000 Australia GPO Box 4227 Sydney NSW 2001 Australia T +61 2 9225 5000 F +61 2 9322 4000 herbertsmithfreehills.com DX 361 Sydney Deed Share scheme deed poll Coca-Cola European Partners plc CCEP Australia Pty Ltd

Share scheme deed poll page 2 Share scheme deed poll Date This deed poll is made By Coca-Cola European Partners plc Registered in England and Wales under number 09717350 of Pemberton House, Bakers Road, Uxbridge, UB8 1EZ, United Kingdom (CCEP) and CCEP Australia Pty Ltd ACN 645 548 634 of c/- Level 17, 8 Chifley, 8-12 Chifley Square, Sydney NSW 2000 (CCEP Sub) in favour of each person registered as a holder of fully paid ordinary shares in Coca-Cola Amatil Limited (Amatil) in the Amatil Share Register as at the Scheme Record Date (other than the Excluded Shareholders). Recitals 1 Amatil, CCEP and CCEP Sub have entered into the Implementation Deed. 2 In the Implementation Deed, CCEP and CCEP Sub agreed to make this deed poll. 3 CCEP and CCEP Sub are making this deed poll for the purpose of covenanting in favour of the Scheme Shareholders to perform their obligations under the Implementation Deed and the Scheme. This deed poll provides as follows:

1 Definitions and interpretation Share scheme deed poll page 3 1 Definitions and interpretation 1.1 Definitions (a) The meanings of the terms used in this deed poll are set out below. Term Meaning Amatil Coca-Cola Amatil Limited ACN 004 139 397. First Court Date the first day on which an application made to the Court for an order under subsection 411(1) of the Corporations Act convening the Scheme Meeting is heard or, if the application is adjourned or subject to appeal for any reason, the day on which the adjourned application is heard. Implementation Deed the scheme implementation deed entered into Amatil, CCEP and CCEP Sub dated 4 November 2020. Scheme the scheme of arrangement under Part 5.1 of the Corporations Act between Amatil and the Scheme Shareholders, substantially in the form set out in Attachment 1, subject to any alterations or conditions made or required by the Court under subsection 411(6) of the Corporations Act and agreed to in writing by CCEP and Amatil. (b) Unless the context otherwise requires, terms defined in the Scheme have the same meaning when used in this deed poll. 1.2 Interpretation Sections 2, 3 and 4 of Schedule 1 of the Scheme apply to the interpretation of this deed poll, except that references to ‘this Scheme’ are to be read as references to ‘this deed poll’. 1.3 Nature of deed poll CCEP and CCEP Sub acknowledge that: (a) this deed poll may be relied on and enforced by any Scheme Shareholder in accordance with its terms even though the Scheme Shareholders are not party to it; and (b) under the Scheme, each Scheme Shareholder irrevocably appoints Amatil and each of its directors, officers and secretaries (jointly and each of them severally) as its agent and attorney to enforce this deed poll against CCEP and CCEP Sub.

2 Conditions to obligations Share scheme deed poll page 4 2 Conditions to obligations 2.1 Conditions This deed poll and the obligations of CCEP and CCEP Sub under this deed poll are subject to the Scheme becoming Effective. 2.2 Termination The obligations of CCEP and CCEP Sub under this deed poll to the Scheme Shareholders will automatically terminate and the terms of this deed poll will be of no force or effect if: (a) the Implementation Deed is terminated in accordance with its terms; or (b) the Scheme is not Effective on or before the End Date, unless CCEP, CCEP Sub and Amatil otherwise agree in writing. 2.3 Consequences of termination If this deed poll terminates under clause 2.2, in addition and without prejudice to any other rights, powers or remedies available to it: (a) CCEP and CCEP Sub are released from their obligations to further perform this deed poll; and (b) each Scheme Shareholder retains the rights they have against CCEP and CCEP Sub in respect of any breach of this deed poll which occurred before it was terminated. 3 Scheme obligations 3.1 Undertaking to be bound by the Scheme Subject to clause 2, each of CCEP and CCEP Sub covenants in favour of each Scheme Shareholder that it will be bound by the terms of the Scheme as if it were a party to the Scheme and undertakes to perform all obligations and actions attributed to it under the Scheme, subject to and in accordance with the Scheme. 3.2 Undertaking to be bound by the Implementation Deed Each of CCEP and CCEP Sub covenants in favour of each Scheme Shareholder to observe and perform all obligations and actions attributed to each of them under the Implementation Deed, subject to and in accordance with the terms of the Implementation Deed. 3.3 Undertaking to pay Scheme Consideration Subject to clause 2: (a) CCEP Sub undertakes in favour of each Scheme Shareholder to deposit, or procure the deposit of, in cleared funds, by no later than the Business Day

4 Warranties Share scheme deed poll page 5 before the Implementation Date, an amount equal to the aggregate amount of the Scheme Consideration payable to all Scheme Shareholders under the Scheme into an Australian dollar denominated trust account operated by Amatil as trustee for the Scheme Shareholders, except that any interest on the amounts deposited (less bank fees and other charges) will be credited to CCEP Sub’s account; (b) CCEP undertakes in favour of each Scheme Shareholder that, in the event CCEP Sub will not or does not fulfil its obligations under clause 3.3(a), CCEP will perform those obligations as if the references to CCEP Sub in clause 3.3(a) were references to CCEP; and (c) each of CCEP and CCEP Sub undertakes in favour of each Scheme Shareholder to undertake all other actions, and give each acknowledgement, representation and warranty (if any), attributed to each of them under the Scheme, subject to and in accordance with the terms of the Scheme. 4 Warranties Each of CCEP and CCEP Sub represents and warrants in favour of each Scheme Shareholder, in respect of itself, that: (a) it is a validly existing corporation registered under the laws of its place of incorporation; (b) it has full capacity, corporate power and lawful authority to execute, deliver and perform its obligations under this deed poll and to carry out the transactions contemplated by this deed poll; (c) it has taken all necessary corporate action to authorise its entry into this deed poll and has taken or will take all necessary corporate action to authorise the performance of this deed poll and to carry out the transactions contemplated by this deed poll; (d) this deed poll is valid and binding on it and enforceable against it in accordance with its terms; and (e) this deed poll does not conflict with, or result in the breach of or default under, any provision of its constitution or articles of association, or any writ, order or injunction, judgment, law, rule or regulation to which it is a party or subject or by which it is bound. 5 Continuing obligations This deed poll is irrevocable and, subject to clause 2, remains in full force and effect until: (a) CCEP and CCEP Sub have fully performed their obligations under this deed poll; or (b) the earlier termination of this deed poll under clause 2.

6 Notices Share scheme deed poll page 6 6 Notices 6.1 Form of Notice A notice or other communication in respect of this deed poll (Notice) must be: (a) in writing and in English and signed by or on behalf of the sending party; and (b) addressed to CCEP and CCEP Sub in accordance with the details set out below (or any alternative details nominated by CCEP or CCEP Sub by Notice). Attention Clare Wardle, General Counsel and Company Secretary Address Pemberton House, Bakers Road, Uxbridge, UB8 1EZ, United Kingdom Email address clare.wardle@ccep.com copy to: Sandy Mak, Partner sandy.mak@corrs.com.au Adam Foreman, Partner adam.foreman@corrs.com.au 6.2 How Notice must be given and when Notice is received (a) A Notice must be given by one of the methods set out in the table below. (b) A Notice is regarded as given and received at the time set out in the table below. However, if this means the Notice would be regarded as given and received outside the period between 9.00am and 5.00pm (addressee’s time) on a Business Day (business hours period), in the place nominated by the addressee as its address in clause 6.1(b), then the Notice will instead be regarded as given and received at the start of the following business hours period in that place. Method of giving Notice When Notice is regarded as given and received By hand to the nominated address When delivered to the nominated address By express post to the nominated address At 9.00am (addressee’s time) on the fourth Business Day after the date of posting

7 General Share scheme deed poll page 7 By email to the nominated email address The earlier of: 1 when the recipient's email server generates a message to the sender confirming that the email has been delivered to that server ("delivery receipt"), or at the time that the recipient "read" the email as stated in an automated message received by the sender ("read receipt"); 2 the time that the recipient confirms receipt of the email by reply email to the sender; and 3 four hours after the time the email is sent (as recorded on the device from which the sender sent the email) unless the sender receives, within that four hour period, an automated message that the email has not been delivered. 6.3 Notice must not be given by electronic communication A Notice must not be given by electronic means of communication (other than email as permitted in clause 6.2). 7 General 7.1 Stamp duty (a) CCEP Sub will: (1) pay all stamp duty and any related fines and penalties payable on or in connection with the transfer by the Scheme Shareholders of the Scheme Shares to CCEP Sub pursuant to the Scheme; and (2) indemnify each Scheme Shareholder against any liability arising from failure to comply with clause 7.1(a)(1). (b) In the event that CCEP Sub will not or does not fulfil its obligations under clause 7.1(a), CCEP will: (1) perform those obligations; and (2) indemnify each Scheme Shareholder against liability arising from failure to comply with clause 7.1(b)(1) 7.2 Governing law and jurisdiction (a) This deed poll is governed by the law in force in New South Wales, Australia. (b) CCEP and CCEP Sub irrevocably submit to the non-exclusive jurisdiction of courts exercising jurisdiction in New South Wales, Australia and courts of appeal from them in respect of any proceedings arising out of or in connection with this deed poll. CCEP and CCEP Sub irrevocably waive any objection to the venue of any legal process in these courts on the basis that the process has been brought in an inconvenient forum.

7 General Share scheme deed poll page 8 7.3 Waiver (a) CCEP and CCEP Sub may not rely on the words or conduct of any Scheme Shareholder as a waiver of any right unless the waiver is in writing and signed by the Scheme Shareholder granting the waiver. A waiver is limited to the specific instance to which it relates and to the specific purpose for which it is given. (b) No Scheme Shareholder may rely on words or conduct of CCEP or CCEP Sub as a waiver of any right unless the waiver is in writing and signed by CCEP or CCEP Sub, as appropriate. A waiver is limited to the specific instance to which it relates and to the specific purpose for which it is given. (c) The meanings of the terms used in this clause 7.3 are set out below. Term Meaning conduct includes delay in the exercise of a right. right any right arising under or in connection with this deed poll and includes the right to rely on this clause. waiver includes an election between rights and remedies, and conduct which might otherwise give rise to an estoppel. 7.4 Variation A provision of this deed poll may not be varied unless: (a) if before the First Court Date, the variation is agreed to by Amatil in writing; or (b) if on or after the First Court Date, the variation is agreed to by Amatil in writing and the Court indicates that the variation would not of itself preclude approval of the Scheme, in which event CCEP and CCEP Sub will enter into a further deed poll in favour of the Scheme Shareholders giving effect to the variation. 7.5 Cumulative rights The rights, powers and remedies of CCEP, CCEP Sub and the Scheme Shareholders under this deed poll are cumulative and do not exclude any other rights, powers or remedies provided by law independently of this deed poll. 7.6 Assignment (a) The rights created by this deed poll are personal to CCEP, CCEP Sub and each Scheme Shareholder and must not be dealt with at law or in equity without the prior written consent of CCEP or CCEP Sub. (b) Any purported dealing in contravention of clause 7.6(a) is invalid.

7 General Share scheme deed poll page 2 7.7 Joint and several obligations CCEP and CCEP Sub are jointly and severally liable for each obligation imposed on both of them by the terms of this deed poll. 7.8 Further action CCEP and CCEP Sub must, at their own expense, do all things and execute all documents necessary to give full effect to this deed poll and the transactions contemplated by it.

Share scheme deed poll Attachment 1 Scheme [Attached]

Share scheme deed poll Signing page Executed as a deed poll Signed sealed and delivered by Coca-Cola European Partners plc in the presence of sign here sign here Authorised signatory Witness print name print name Signed sealed and delivered by CCEP Australia Pty Ltd by sign here sign here Company Secretary/Director Director print name print name Seal

Scheme implementation deed page 1 Attachment 4 Conditions Precedent certificate

Certificate Scheme of arrangement page 1 Conditions precedent certificate Coca-Cola Amatil Limited (Amatil), Coca-Cola European Partners plc (CCEP) and CCEP Australia Pty Ltd (CCEP Sub) certify and confirm, in respect of matters within each respective party’s knowledge, and agree, that each of the conditions precedent: 1 in clause 3.1 (other than the condition in clause 3.1(d) relating to Court approval) of the scheme implementation deed dated 4 November 2020 between Amatil, CCEP, and CCEP Sub (SID) has been satisfied, waived, or is hereby waived by the relevant party (or parties) to the SID in accordance with the terms of the SID; and 2 in clauses 3.1(a) and (b) of the scheme of arrangement between Amatil and the relevant Amatil shareholders which appears in Annexure [*] of Amatil’s scheme booklet dated [insert] has been satisfied. This deed is governed by the laws of New South Wales. This deed may be executed in any number of counterparts. All counterparts together will be taken to constitute one instrument. Dated: Executed as a deed Signed sealed and delivered by Coca-Cola Amatil Limited by sign here Company Secretary/Director print name sign here Director print name

Scheme of arrangement page 2 Signed sealed and delivered by Coca-Cola European Partners plc in the presence of sign here sign here Authorised signatory Witness print name print name Seal

Scheme of arrangement page 3 Signed sealed and delivered by CCEP Australia Pty Ltd by sign here Company Secretary/Director print name sign here Director print name